                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY



                                 US$125,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of April 6, 2000

                                      Among

                       SOVEREIGN SPECIALTY CHEMICALS, INC.

                              as Domestic Borrower

                                       and

               THE SUBSIDIARIES OF THE DOMESTIC BORROWER NAMED AS
                            OFFSHORE BORROWERS HEREIN

                              as Offshore Borrowers

                                       and

                    THE INITIAL LENDERS, INITIAL ISSUING BANK
                       AND SWING LINE LENDERS NAMED HEREIN

         as Initial Lenders, Initial Issuing Bank and Swing Line Lenders

                                       and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

    as Joint Lead Arranger, Joint Book-Running Manager and Syndication Agent

                                       and

                           J.P. MORGAN SECURITIES INC.

   as Joint Lead Arranger, Joint Book-Running Manager and Documentation Agent

                                       and

                            THE CHASE MANHATTAN BANK

               as Administrative Agent and Offshore Currency Agent

                                Credit Agreement

                          T A B L E  O F  C O N T E N T S



SECTION                                                                                                        PAGE


                                               ARTICLE I DEFINITIONS, ACCOUNTING TERMS
       1.01.  Certain Defined Terms.............................................................................3
       1.02.  Computation of Time Periods; Other Definitional Provisions........................................3
       1.03.  Accounting Terms..................................................................................3

                                ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT
       2.01.  Advances and Letters of Credit....................................................................4
       2.02.  Making the Advances...............................................................................7
       2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit...............................10
       2.04.  Repayment of Advances............................................................................12
       2.05.  Termination, Reduction, Conversion and Restoration of the Commitments............................15
       2.06.  Prepayments......................................................................................18
       2.07.  Interest.........................................................................................23
       2.08.  Fees.............................................................................................24
       2.09.  Conversion of Advances...........................................................................25
       2.10.  Increased Costs, Etc.............................................................................26
       2.11.  Payments and Computations........................................................................28
       2.12.  Taxes............................................................................................31
       2.13.  Sharing of Payments, Etc.........................................................................35
       2.14.  Use of Proceeds..................................................................................35
       2.15.  Defaulting Lenders...............................................................................35
       2.16.  Evidence of Debt.................................................................................38

                                     ARTICLE III CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF
                                                               CREDIT
       3.01.  Conditions Precedent to Initial Extension of Credit to Domestic Borrower.........................39
       3.02.  Conditions Precedent to Swing Line Advances to any Offshore Borrower.............................41
       3.03.  Conditions Precedent to each Offshore Acquisition Advances.......................................43
       3.04.  Conditions Precedent to Each Borrowing and Issuance and Renewal..................................45
       3.05.  Determinations Under Section 3.01, 3.02 or 3.03..................................................46

                                              ARTICLE IV REPRESENTATIONS AND WARRANTIES
       4.01.  Representations and Warranties of the Domestic Borrower..........................................47

                                             ARTICLE V COVENANTS OF THE DOMESTIC BORROWER
       5.01.  Affirmative Covenants............................................................................56
       5.02.  Negative Covenants...............................................................................63


                                Credit Agreement

       5.03.  Reporting Requirements...........................................................................76
       5.04.  Financial Covenants..............................................................................80

                                                     ARTICLE VI EVENTS OF DEFAULT
       6.01.  Events of Default................................................................................82
       6.02.  Actions in Respect of the Letters of Credit upon Default.........................................86

                                                        ARTICLE VII THE AGENTS
       7.01.  Authorization and Action.........................................................................86
       7.02.  Agents' Reliance, Etc............................................................................87
       7.03.  Chase, J.P. Morgan, ML&Co. and Affiliates........................................................87
       7.04.  Lender Party Credit Decision.....................................................................88
       7.05.  Indemnification..................................................................................88
       7.06.  Successor Agents.................................................................................89

                                                      ARTICLE VIII MISCELLANEOUS
       8.01.  Amendments, Etc..................................................................................90
       8.02.  Notices, Etc.....................................................................................93
       8.03.  No Waiver; Remedies..............................................................................94
       8.04.  Costs and Expenses...............................................................................94
       8.05.  Right of Set-off.................................................................................96
       8.06.  Binding Effect...................................................................................96
       8.07.  Assignments and Participations...................................................................96
       8.08.  Execution in Counterparts.......................................................................100
       8.09.  No Liability of the Issuing Bank................................................................100
       8.10.  Confidentiality.................................................................................101
       8.11.  Release of Collateral; Release of Subsidiary Guarantor..........................................101
       8.12.  Jurisdiction, Etc...............................................................................101
       8.13.  Judgment........................................................................................102
       8.14.  Substitution of Currency........................................................................102
       8.15.  Governing Law...................................................................................103
       8.16.  Waiver of Jury Trial............................................................................103





                                Credit Agreement

SECTION                                                                     PAGE

SCHEDULES

Schedule I        -    Commitments and Applicable Lending Offices
Schedule II       -    Certain Defined Terms
Schedule III      -    Other Approved Countries
Schedule 4.01(a)  -    Holders of Domestic Borrower Equity Interests
Schedule 4.01(b)  -    Subsidiaries
Schedule 4.01(c)  -    Consents
Schedule 4.01(d)  -    Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)  -    Disclosed Litigation
Schedule 4.01(p)  -    Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(q)  -    Environmental Compliance
Schedule 4.01(r)  -    Open Years; Unpaid Tax Liabilities; Adjusted Tax Bases
Schedule 4.01(t)  -    Existing Debt
Schedule 4.01(u)  -    Surviving Debt
Schedule 4.01(v)  -    Liens
Schedule 4.01(w)  -    Owned Real Property
Schedule 4.01(x)  -    Leased Real Property
Schedule 4.01(y)  -    Investments
Schedule 4.01(z)  -    Intellectual Property
Schedule 4.01(aa) -    Material Contracts


EXHIBITS

Exhibit A-1       -    Form of Amended and Restated Revolving Credit Note
Exhibit A-2       -    Form of Amended and Restated Term A Note
Exhibit A-3       -    Form of Offshore Acquisition Note
Exhibit A-4       -    Form of Offshore Swing Line Note
Exhibit B-1       -    Form of Notice of Borrowing
Exhibit B-2       -    Form of Notice of Swing Line Borrowing
Exhibit C         -    Form of Assignment and Acceptance
Exhibit D         -    Form of Offshore Swing Line Lender Joinder Agreement
Exhibit E         -    Form of Credit Agreement Supplement
Exhibit F         -    Form of Amended and Restated Security Agreement
Exhibit G         -    Form of Amended and Restated Domestic Subsidiary Guaranty
Exhibit H         -    Form of Offshore Guaranty

                            Credit Agreement

Exhibit I         -    Form of Opinion of Counsel to the Loan Parties
Exhibit J         -    Form of Certificate of Non-Bank Status
Exhibit K         -    Form of Intercompany Note
Exhibit L         -    Form of Collateral Sharing Agreement



                                Credit Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT


                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 6, 2000, among SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "DOMESTIC BORROWER"), the Offshore Borrowers (as hereinafter defined), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the Swing Line Lenders (as hereinafter defined), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("ML&CO.") and J.P. MORGAN SECURITIES INC. ("J.P. MORGAN"), each as a joint lead arranger and a joint book-running manager (each a "JOINT LEAD ARRANGER" and a "JOINT BOOK MANAGER", as the case may be) for the Facilities (as hereinafter defined), ML&Co., as syndication agent for the Facilities (the "SYNDICATION AGENT"), J.P. Morgan, as documentation agent for the Facilities (the "DOCUMENTATION AGENT"), and THE CHASE MANHATTAN BANK ("CHASE"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined), as offshore currency agent (the "OFFSHORE CURRENCY AGENT") for the Revolving Credit Lenders (as hereinafter defined), as the Initial Issuing Bank (the "INITIAL ISSUING BANK" and, together with the Initial Lenders, the "INITIAL LENDER PARTIES") and as the Domestic Swing Line Lender (as hereinafter defined).


                             PRELIMINARY STATEMENTS:

                  (1) SSCI Investors LLC, a Delaware limited liability company ("SSCI INVESTORS"), was organized by AEA Investors Inc., a Delaware corporation (the "SPONSOR"), to acquire control of the Domestic Borrower.

                  (2) Pursuant to that certain Stock Purchase Agreement dated as of November 24, 1999 (as such agreement may be amended from time to time in accordance with the provisions thereof and of this Agreement, the "ACQUISITION AGREEMENT"), between SSCI Investors and Sovereign Specialty Chemicals, L.P., a Delaware limited partnership (the "SELLER"), SSCI Investors purchased seventy-five percent of the outstanding capital stock of the Domestic Borrower from the Seller (the "ACQUISITION") on December 30, 1999 (the "INITIAL CLOSING DATE").

                  (3) Pursuant to that certain Indenture dated as of August 1, 1997 (as such indenture may be amended from time to time in accordance with the provisions thereof and of this Agreement, the "EXISTING SENIOR SUBORDINATED NOTE INDENTURE"), among the Domestic Borrower, the Domestic Subsidiary Guarantors (as hereinafter defined) and The Bank of New York, a New York banking corporation, as trustee (the "EXISTING SENIOR SUBORDINATED NOTE TRUSTEE"), and that certain Change of Control Notice and Offer to Purchase dated January 18, 2000, and delivered to the Existing Senior Subordinated Note Trustee, the Domestic Borrower made an offer to purchase its 9 1/2% Existing Senior Subordinated Notes due 2007 issued under

                                Credit Agreement
the Existing Senior Subordinated Note Indenture (the "EXISTING SENIOR SUBORDINATED NOTES"), in accordance with the Existing Senior Subordinated Note Indenture (the "OFFER TO PURCHASE").

                  (4) Pursuant to that certain Credit Agreement dated as of December 29, 1999, as amended by that certain letter amendment dated as of February 16, 2000, and that certain amendment and waiver letter dated as of February 29, 2000 (as so amended, the "EXISTING CREDIT AGREEMENT"), each among the Domestic Borrower, the Lender Parties and the Agents (as hereinafter defined), (a) on the Initial Closing Date the Lender Parties made advances to the Domestic Borrower to pay fees and expenses incurred in connection with the Acquisition and to refinance certain Existing Debt (as hereinafter defined) of the Domestic Borrower and its Subsidiaries, (b) the Lender Parties agreed to lend to the Domestic Borrower funds to finance the Domestic Borrower's purchase of the Existing Senior Subordinated Notes tendered pursuant to the Offer to Purchase, (c) the Lender Parties agreed to lend the Domestic Borrower funds to finance Domestic Permitted Acquisitions (as hereinafter defined), and (d) the Lender Parties agreed to lend to the Domestic Borrower and issue Letters of Credit for the account of the Domestic Borrower to provide working capital for the Domestic Borrower and its Subsidiaries.

                  (5) On March 7, 2000 (the "NOTE PURCHASE DATE"), the Domestic Borrower borrowed additional advances under the Existing Credit Agreement and used the proceeds of such advances to purchase all the outstanding Existing Senior Subordinated Notes.

                  (6) The Domestic Borrower issued US$150,000,000 of its Senior Subordinated Notes due 2010 (the "SENIOR SUBORDINATED NOTES") pursuant to an Indenture dated as of March 29, 2000, with respect to such Senior Subordinated Notes (as such Indenture may be amended from time to time in accordance with the provisions thereof and of this Agreement, the "SENIOR SUBORDINATED NOTE INDENTURE"), among the Domestic Borrower, the Domestic Subsidiary Guarantors and the trustee thereunder (the "SENIOR SUBORDINATED NOTE TRUSTEE"). The net proceeds from such issuance of Senior Subordinated Notes was applied by the Domestic Borrower to prepay all Term Advances outstanding under the Existing Credit Agreement. Upon such prepayment (a) all the Term B Commitments under the Existing Credit Agreement were terminated and (b) all the Term A Commitments (as hereinafter defined) thereunder were restored to their full US$75,000,000 level, in the aggregate.

                  (7) The Domestic Borrower has requested that the Lender Parties amend and restate the Existing Credit Agreement in order to also make Offshore Acquisition Advances (as hereinafter defined) and Offshore Swing Line Advances (as hereinafter defined) available to the Offshore Borrowers. The Lender Parties have indicated their willingness to amend and restate the Existing Credit Agreement on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree to amend and restate


                                Credit Agreement
the Existing Credit Agreement in its entirety on the Effective Date (as hereinafter defined), as follows:


                                    ARTICLE I

                          DEFINITIONS, ACCOUNTING TERMS
                            AND CURRENCY CONVERSIONS

                  SECTION 1.01. Certain Defined Terms. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified therefor in Schedule II to this Agreement.

                  SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                  SECTION 1.04. Currency Conversions. (a) For all purposes of any Swing Line Advance denominated in any Offshore Currency (including pursuant to Section 8.13), the equivalent in such Offshore Currency of an amount in US Dollars, and the equivalent in US Dollars of an amount in such Offshore Currency, shall be determined by the Offshore Currency Agent by reference to the Equivalent in such Offshore Currency or US Dollars as the case may be. On the first Business Day of each calendar month (or at such greater frequency as the Offshore Currency Agent may, in its discretion, elect), the Offshore Currency Agent shall calculate the US Dollar Equivalent of each Offshore Swing Line Advance which is outstanding on such date and the corresponding undrawn Offshore Currency availability under each Applicable Swing Line Sub-Limit and shall promptly deliver notice of such calculations to the Swing Line Lenders, the Domestic Borrower and each Revolving Credit Lender. Upon receipt, the Domestic Borrower shall promptly make such calculations available to each Offshore Borrower.

                                Credit Agreement

                  (b) For all other purposes pursuant to this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto or as provided under Section 1.04(a)), (i) the equivalent in Canadian Dollars of an amount in US Dollars, and the equivalent in US Dollars of an amount in Canadian Dollars shall also be determined by reference to the Equivalent in Canadian Dollars or US Dollars, as the case may be, and (ii) the equivalent in any other Offshore Currency or any other currency of an amount in US Dollars, and the equivalent in US Dollars of an amount in any other Offshore Currency or any other currency, shall be determined on any date of determination by reference to the spot rate of exchange for such date in London that appears on the display page applicable to such currency on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying such spot rate of exchange in London) or by reference to another similar rate publishing service designated in writing by the Domestic Borrower and agreed to by the Administrative Agent (the "SPOT RATE"). For purposes of determining compliance on any date with any restriction expressed as a maximum (or a minimum) US Dollar amount in this Agreement (other than to the extent relating to any Borrowing under this Agreement), the US Dollar amount of any transactions denominated in another currency which occurred prior to such date shall be calculated based on such Spot Rate determined as of such date of determination; provided, however, that if any such maximum US Dollar amount shall be exceeded (or any such minimum US Dollar amount shall not be exceeded), then such restriction shall nonetheless be deemed not to be violated if the US Dollar amount of each such transaction calculated based on the relevant Spot Rate as in effect on the date of such transaction does not exceed such maximum amount (or does exceed such minimum amount).


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01.  Advances and Letters of Credit.

                  (a)      Term A Advances; Offshore Acquisition Advances.

                           (i) Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "TERM A ADVANCE") to the Domestic Borrower in US Dollars on any Business Day during the period from the Effective Date until the date that occurs eighteen (18) month after the Initial Closing Date, in an amount not to exceed such Lender's Term A Commitment at such time. Each Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Except as otherwise provided in Section 2.05

                                Credit Agreement

         (b)(i)(A)(3), amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be reborrowed.

                           (ii) Each Offshore Acquisition Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "OFFSHORE ACQUISITION ADVANCE") to any Offshore Borrower in US Dollars on any Business Day during the period from the Effective Date until the date that occurs eighteen (18) month after the Initial Closing Date, in an amount not to exceed such Lender's Offshore Acquisition Commitment at such time. Each Offshore Acquisition Borrowing shall consist of Offshore Acquisition Advances made simultaneously by the Offshore Acquisition Lenders ratably according to their Offshore Acquisition Commitments. Amounts borrowed under this
         Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed.

                  (b) Term B Advances. Each Lender's Term B Commitments terminated upon the repayment of the Term B Advances pursuant to the Existing Credit Agreement. No further Term B Advances may be reborrowed under this Agreement.

                  (c) Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Domestic Borrower in US Dollars from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Domestic Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

                  (d) Swing Line Advances. The Domestic Swing Line Lender agrees to make, or to cause an Appropriate Swing Line Lender to make, on the terms and conditions hereinafter set forth, Swing Line Advances in US Dollars or any Offshore Currency to the Domestic Borrower or any Offshore Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date (i) in an aggregate amount (calculated on any date of determination for purposes of each Offshore Swing Line Advance, as the US Dollar Equivalent of such Offshore Swing Line Advance on such date) not to exceed at any time outstanding US$20,000,000 (the "SWING LINE SUB-FACILITY"), (ii) in an amount for each such Swing Line Borrowing (calculated on any date of determination for purposes of each Swing Line Borrowing in an Offshore Currency, as the US Dollar Equivalent of such Swing Line Borrowing


                                Credit Agreement
on such date) not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time and (iii) in an aggregate amount for all Swing Line Advances in each Applicable Currency, not to exceed the Applicable Swing Line Sub-Limit for such Applicable Currency. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing in US Dollars shall be in an amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall be made as a Base Rate Advance. Each Swing Line Borrowing in an Offshore Currency shall be in an amount of the US Dollar Equivalent of $250,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Sub-Facility and within the limits referred to in clauses (ii) and (iii) above, so long as the Domestic Swing Line Lender, in its sole discretion, elects to make Swing Line Advances, or to cause another Appropriate Swing Line Lender to make Swing Line Advances, the Domestic Borrower or any Offshore Borrower may borrow under this Section 2.01(d), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d).

                  (e) Letters of Credit. The Domestic Borrower, the Issuing Bank and each of the Revolving Credit Lenders hereby agree that each of the Existing Letters of Credit shall, on and after the Effective Date, continue as and be deemed for all purposes of this Agreement to be a Letter of Credit issued and outstanding under the terms of this Agreement. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "LETTERS OF CREDIT") denominated in US Dollars for the account of the Domestic Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Sub-Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Domestic Borrower or the beneficiary to require renewal) later than the earlier of 20 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Domestic Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 10 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require


                                Credit Agreement
the Issuing Bank to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 20 days before the Termination Date. If either a Notice of Renewal is not given by the Domestic Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Domestic Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Each Standby Letter of Credit shall contain a provision authorizing the Issuing Bank to deliver to the beneficiary of such Letter of Credit, upon the occurrence and during the continuance of an Event of Default, a notice (a "DEFAULT TERMINATION NOTICE") terminating such Letter of Credit and giving such beneficiary 15 days to draw such Letter of Credit. Within the limits of the Letter of Credit Sub-Facility, and subject to the limits referred to above, the Domestic Borrower may request the issuance of Letters of Credit under this
Section 2.01(e), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(e).

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Domestic Borrower or, in the case of an Offshore Acquisition Borrowing, the applicable Offshore Borrower, to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance, (vi) if any portion of such Borrowing is proposed to be used to pay the purchase price of any Permitted Acquisition, the portion of such Borrowing, and the cash and Cash Equivalent of the Domestic Borrower and its Subsidiaries on the date of such Notice of Borrowing, proposed to be used to pay such purchase price of such Permitted Acquisition and (vii) in the case of a requested Offshore Acquisition Borrowing, the Applicable Borrower's Account to which the proceeds of such Borrowing should be sent. Each Appropriate Lender shall, before 11:00 A.M.

                                Credit Agreement

(New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Domestic Borrower by crediting the Domestic Borrower's Account or, in the case of an Offshore Acquisition Borrowing, the Administrative Agent will make such funds available to the Applicable Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Lenders or the Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

                  (b) (i) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (Local Time) on the date of the proposed Swing Line Borrowing, by the Domestic Borrower or the Offshore Borrower requesting such Swing Line Borrowing to the Appropriate Swing Line Lender and the Offshore Currency Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) date of such Borrowing, (B) amount of such Borrowing,
(C) maturity of such Borrowing (in the case of any Swing Line Borrowing in US Dollars, which maturity shall be no later than the seventh day after the requested date of such Borrowing), (D) the Applicable Borrower's Account to which the proceeds of such Borrowing should be credited and (E) the Applicable Currency of such Borrowing. The Domestic Swing Line Lender will make, or will cause another Applicable Swing Line Lender to make, the amount thereof available to the Offshore Currency Agent, in same day funds. After the Offshore Currency Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Offshore Currency Agent will make such funds available to the Domestic Borrower or the Offshore Borrower requesting such Borrowing by crediting the Applicable Borrower's Account.

                  (ii) Upon written demand by any Swing Line Lender, with a copy of such demand to the Administrative Agent and the Offshore Currency Agent, each Revolving Credit Lender shall purchase from such Swing Line Lender, and such Swing Line Lender shall sell and assign to each Revolving Credit Lender, such Revolving Credit Lender's Pro Rata Share of each outstanding Swing Line Advance made by such Swing Line Lender as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Line Lender, by deposit to the





                                Credit Agreement

Administrative Agent's Account, in same day funds, an amount equal to, if such Swing Line Advance is in US Dollars, the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Revolving Credit Lender, or if such Swing Line Advance is in an Offshore Currency, the US Dollar Equivalent of the portion of the outstanding principal amount of such Swing Line Advance to be so purchased; provided, however, that the Swing Line Lenders shall not deliver any such demand hereunder with respect to any Offshore Swing Line Advance unless a Default or an Event of Default shall have occurred and be continuing. The Domestic Borrower and each Offshore Borrower hereby agree to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of any outstanding Swing Line Advance on (A) the Business Day on which demand therefor is made by the Appropriate Swing Line Lender, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Swing Line Lender to any Revolving Credit Lender of a portion of a Swing Line Advance, such Swing Line Lender represents and warrants to such Revolving Credit Lender that such Swing Line Lender is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made an amount equal to its Pro Rata Share of such Swing Line Advance (or the US Dollar Equivalent of its Pro Rata Share of any such Swing Line Advance denominated in an Offshore Currency) available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Appropriate Swing Line Lender until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Appropriate Swing Line Lender on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Appropriate Swing Line Lender shall be reduced by such amount on such Business Day.

                  (c) Anything in subsection (a) above to the contrary notwithstanding, (i) neither the Domestic Borrower nor any Offshore Borrower which has borrowed any Offshore Acquisition Advances may select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or
2.10 and (ii) the Advances (other than any Offshore Swing Line Advance) may not be outstanding as part of more than 10 separate Borrowings.

                  (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Domestic Borrower or the applicable Offshore Borrower which


                                Credit Agreement
has delivered such Notice of Borrowing. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Domestic Borrower or the applicable Offshore Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and each Applicable Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Applicable Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Applicable Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Domestic Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount




                                Credit Agreement
of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Domestic Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Domestic Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Domestic Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. The Issuing Bank shall furnish
(A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Domestic Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the


                                Credit Agreement

Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.04.  Repayment of Advances.

                  (a) Term A Advances; Offshore Acquisition Advances.

                  (i) The Domestic Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances in an amount on each of the following dates equal to the percentage indicated for such date of the aggregate principal amount of Term A Advances which are outstanding on the eighteen (18) month anniversary of the Initial Closing Date (which installment amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06):


                                   Date                         Percentage
                                   ----                         ----------
                           March 31, 2001                           0%

                           June 30, 2001                            0%

                           September 30, 2001                       5%

                           December 31, 2001                        5%

                           March 31, 2002                           5%

                           June 30, 2002                            5%

                           September 30, 2002                       5%


                                Credit Agreement


                                   Date                         Percentage
                                   ----                         ----------
                           December 31, 2002                        5%

                           March 31, 2003                           5%

                           June 30, 2003                            5%

                           September 30, 2003                       5%

                           December 31, 2003                        5%

                           March 31, 2004                          6.25%

                           June 30, 2004                           6.25%

                           September 30, 2004                      6.25%

                           December 31, 2004                       6.25%

                           March 31, 2005                          6.25%

                           June 30, 2005                           6.25%

                           September 30, 2005                      6.25%

                           Termination Date                        6.25%

         provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

                  (ii) Each Offshore Borrower which has received any Offshore Acquisition Advance shall repay to the Administrative Agent for the ratable account of the Offshore Acquisition Lenders the aggregate outstanding principal amount of the Offshore Acquisition Advances made to such Offshore Borrower in an amount on each of the following dates equal to the percentage indicated for such date of the aggregate Amortization Amount (which installment amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06):


                                   Date                        Percentage
                                  -----                        ----------
                           March 31, 2001                           0%

                           June 30, 2001                            0%

                           September 30, 2001                       5%

                           December 31, 2001                        5%

                           March 31, 2002                           5%

                           June 30, 2002                            5%

                           September 30, 2002                       5%

                           December 31, 2002                        5%

                           March 31, 2003                           5%

                           June 30, 2003                            5%



                                Credit Agreement


                                   Date                         Percentage
                                   ----                         ----------
                           September 30, 2003                       5%

                           December 31, 2003                        5%

                           March 31, 2004                          6.25%

                           June 30, 2004                           6.25%

                           September 30, 2004                      6.25%

                           December 31, 2004                       6.25%

                           March 31, 2005                          6.25%

                           June 30, 2005                           6.25%

                           September 30, 2005                      6.25%

                           Termination Date                        6.25%

         On the Termination Date, each Offshore Borrower which has received any Offshore Acquisition Advances shall also repay to the Administrative Agent for the ratable account of the Offshore Acquisition Lenders the aggregate principal amount of such Offshore Acquisition Advances outstanding on such date.

                  (b) Term B Advances. As of the date hereof, the Domestic Borrower has repaid all Term B Advances pursuant to the Existing Credit Agreement.

                  (c) Revolving Credit Advances. The Domestic Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

                  (d) Swing Line Advances. The Domestic Borrower shall repay to the Administrative Agent for the account of the Appropriate Swing Line Lender and each other Revolving Credit Lender that has made a Swing Line Advance to the Domestic Borrower the outstanding principal amount of each Swing Line Advance made by each of them to the Domestic Borrower, and each Offshore Borrower shall repay to the Offshore Currency Agent for the account of the Appropriate Swing Line Lender and each other Revolving Credit Lender that has made a Swing Line Advance to such Offshore Borrower, in each case, the outstanding principal amount of each Swing Line Advance made by each of them to such Offshore Borrower, as the case may be, on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (in the case of any Swing Line Borrowing in US Dollars, which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

                  (e) Letter of Credit Advances. (i) The Domestic Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit


                                Credit Agreement

Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Domestic Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances(it being understood that any such payment by the Domestic Borrower is without prejudice to, and does not constitute a waiver of, any rights the Domestic Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Domestic Borrower thereof):

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Domestic Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Domestic Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Domestic Borrower in respect of the L/C Related Documents; or


                                Credit Agreement

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Domestic Borrower or a guarantor.

                  SECTION 2.05. Termination, Reduction, Conversion and Restoration of the Commitments. (a) Optional. The Domestic Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments, the Offshore Acquisition Commitments and the Letter of Credit Sub-Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility. (As of the date of this Agreement, all the Term B Commitments have been terminated.)

                  (b) Mandatory.

                  (i) Term A Commitment; Offshore Acquisition Commitments.

                           (A) (1) On each of the following dates the aggregate
                  Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by the following amounts: (x) on the date that occurs eighteen months after the Initial Closing Date, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding, after giving effect to any Term A Borrowing on such date and (y) from time to time on the date of each repayment or prepayment of the Term A Advances, by an amount equal to the amount of such repayment or prepayment.

                               (2) On each date prior to the date that occurs
                  eighteen months after the Initial Closing Date that an Offshore Borrower delivers a Notice of Borrowing requesting a Borrowing consisting of Offshore Acquisition Advances, the aggregate Term A Commitments of the Term A Lenders shall also be automatically and permanently reduced, on a pro rata basis, by an amount equal to the lesser of (x) the aggregate amount of such requested Borrowing, or (y) the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding. The aggregate amount by which the Term A Commitments of the Term A Lenders are reduced and converted to Offshore Acquisition Commitments pursuant to this Section 2.05(b)(i)(A)(2) during the period prior to the date that occurs eighteen months after the Initial Closing Date is referred to herein as the "AMORTIZATION AMOUNT".


                                Credit Agreement

                                    (3) On each date prior to eighteen months
                  after the Initial Closing Date on which outstanding Term A Advances are prepaid pursuant to Section 2.06(a), by written notice from the Domestic Borrower delivered to the Administrative Agent together with the prepayment notice for such prepayment, the aggregate Term A Commitments of the Term A Lenders shall be restored and increased, on a pro rata basis, by an aggregate amount equal to the aggregate amount of the Term A Advances so prepaid on such date; provided however, that (x) each written notice requesting such a restoration shall specify that an Offshore Borrower contemplates requesting an Offshore Acquisition Advance in an amount equal to or greater than the amount of the aggregate Term A Commitments requested to be restored thereby, (y) if such contemplated Offshore Acquisition Advance has not been advanced within 30 days following the date of such written notice, then the aggregate Term A Commitments so restored pursuant to such notice shall nonetheless terminate on such thirtieth day, and (z) not more than an aggregate of $25,000,000 of Term A Commitments of the Term A Lenders may be restored pursuant to this clause (3). Notwithstanding the foregoing, at no time shall the Term A Facility as so restored and increased exceed $75,000,000.

                           (B) (1) On each date that an Offshore Borrower delivers a Notice of Borrowing requesting a Borrowing consisting of Offshore Acquisition Advances, the aggregate Offshore Acquisition Commitments of the Offshore Acquisition Lenders shall be automatically increased, on a pro rata basis, by an amount equal to the aggregate amount by which the aggregate Term A Commitments and the aggregate Revolving Credit Commitments are reduced on such date pursuant to clause
                  (i)(A)(2) above and clause (iii)(A) below as a result of such Notice of Borrowing; provided, however, the aggregate amount of Term A Commitments and Revolving Credit Commitments which may be so reduced and converted to Offshore Acquisition Commitments during the term of this Agreement shall not exceed US$50,000,000.

                                    (2) From time to time upon each repayment or
                  prepayment of the Offshore Acquisition Advances, the aggregate Offshore Acquisition Commitments of the Offshore Acquisition Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount of such repayment or prepayment.

                  (ii) Term B Commitments. All the Term B Commitments of the Term B Lenders have been terminated pursuant to the Existing Credit Agreement.


                                Credit Agreement

                  (iii) Revolving Credit Commitments.

                           (A) On each date that an Offshore Borrower delivers a
                  Notice of Borrowing requesting a Borrowing consisting of Offshore Acquisition Advances, the aggregate Revolving Credit Commitments of the Revolving Credit Lenders shall be automatically and (except as provided in clause (iii)(B) below) permanently reduced, on a pro rata basis, by an amount equal to the difference between (x) the aggregate amount of such requested Borrowing, and (y) the amount, if any, by which the aggregate Term A Commitments are reduced on such date pursuant to Section 2.05(b)(i)(A)(2) as a result of such Notice of Borrowing; provided, however, that, during the term of this Agreement, the aggregate amount of Revolving Credit Commitments that may be so terminated and converted to Offshore Acquisition Commitments shall not exceed the difference between (x) US$25,000,000 and (y) the aggregate amount of Revolving Credit Advances drawn at any time to fund Domestic Permitted Acquisitions.
                           (B) From time to time on each date on which the
                  Offshore Acquisition Advances are repaid pursuant to Section 2.04(a)(ii) or 2.06(b) in an aggregate amount in excess of the Amortization Amount, or prepaid pursuant to Section 2.06(a) in any amount, the aggregate Revolving Credit Commitments of the Revolving Credit Lenders shall be automatically restored and increased, on a pro rata basis, by an amount equal to the amount by which such Offshore Acquisition Advances are so repaid or prepaid on such date; provided, however, that the aggregate amount of Revolving Credit Commitments that may be restored from time to time pursuant to this clause (iii)(B) shall not exceed the aggregate amount by which the Revolving Credit Commitments have previously been reduced pursuant to clause (iii)(A) above.

                  (iv) Letter of Credit Sub-Facility. The Letter of Credit Sub-Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Sub-Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  (v) Swing Line Sub-Facility. The Swing Line Sub-Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Sub-Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  SECTION 2.06. Prepayments. (a) Optional. The Domestic Borrower, or in the case of any Offshore Acquisition Advance, the applicable Offshore Borrower, may, upon at least


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
three Business Day's notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Domestic Borrower or such Offshore Borrower, as the case may be, shall, prepay the outstanding aggregate principal amount of the Advances made to it comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment of any Offshore Swing Line Advance shall be in an aggregate principal amount of the US Dollar Equivalent of $250,000 or an integral multiple of $100,000 in excess thereof, (y) each partial prepayment of Revolving Credit Advances shall be in an aggregate principal amount of $2,000,000, each partial prepayment of Term Advances shall be in an aggregate principal amount of $5,000,000, or, in each case, an integral multiple of $1,000,000 in excess thereof and (z) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Domestic Borrower or such Offshore Borrower, as the case may be, shall also pay any amounts owing pursuant to Section 8.04(c); and provided further that a notice of prepayment may state that it is conditioned upon the effectiveness of the closing of a credit facility, debt financing or disposition of assets, in which case such notice may be revoked by the Applicable Borrower by notice to the Administrative Agent prior to the date of the proposed prepayment if such condition is not satisfied. Each such optional prepayment of Term Advances shall be applied in the same manner as is provided for mandatory prepayments of Term Advances in Section 2.06(b)(v).

                  (b) Mandatory. (i) Excess Cash Flow. The Domestic Borrower shall, on the 100th day following the end of each Fiscal Year (commencing following the Domestic Borrower's Fiscal Year ending on December 31, 2000), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings (or cause the applicable Offshore Borrowers to prepay Offshore Acquisition Advances) in an aggregate amount equal to fifty percent (50%) of the amount of Excess Cash Flow for such Fiscal Year; provided, however, the aggregate amount of any prepayment of Advances otherwise required under this subsection (i) shall not exceed the amount which is $1 greater than the smallest aggregate prepayment of Advances that would be required in order to reduce the Total Debt/EBITDA Ratio to 3.0:1 (after giving effect to such prepayment); and provided further that if the Total Debt/EBITDA Ratio as of such day is less than 3.0:1, then no such prepayment shall be required.

                  (ii) Net Cash Proceeds. The Domestic Borrower shall, on the date which is three Business Days following the date of receipt of the Net Cash Proceeds by the Domestic Borrower or any of its Subsidiaries from the following sources (or at any time that a Default has occurred and is continuing, on such date of receipt), prepay (or cause the applicable Offshore Borrowers to prepay Offshore Acquisition Advances) an aggregate principal amount of the Advances as follows:


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

                  (A) Asset Dispositions. On the date which is three Business Days following the date of receipt of the Net Cash Proceeds by the Domestic Borrower or any of its Subsidiaries from any Asset Sale, unless a Reinvestment Notice shall have been delivered in respect of such Asset Sale on or prior to the date which is three Business Days following the date of receipt of such Net Cash Proceeds, the Domestic Borrower shall prepay (or cause the applicable Offshore Borrowers to prepay Offshore Acquisition Advances) an aggregate principal amount of the Advances comprising part of the same Borrowings in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, however, that, notwithstanding the foregoing (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any Fiscal Year of the Domestic Borrower, or $10,000,000 in the aggregate during the term of this Agreement and (ii) on each Reinvestment Prepayment Date the Advances shall be prepaid, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.06(b)(v);

                  (B) Debt. On the date which is three Business Days following the date of receipt of the Net Cash Proceeds by the Domestic Borrower or any of its Subsidiaries from the incurrence or issuance by the Domestic Borrower or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clauses (i ) to (ix) and clause
         (xi) of Section 5.02(b)), the Domestic Borrower shall prepay (or cause the applicable Offshore Borrowers to prepay Offshore Acquisition Advances) an aggregate principal amount of the Advances comprising part of the same Borrowings in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, however, that the amount of any prepayment of Advances otherwise required under this clause (B) shall not exceed the amount which is $1 greater than the smallest aggregate prepayment of Advances that would be required on the date of such prepayment to reduce the Senior Debt/EBITDA to 2.5:1 (after giving effect to such prepayment); and provided further that, if the Senior Debt/EBITDA Ratio as of such date is less than 2.5:1, then no amount of such Net Cash Proceeds need be prepaid;

                  (C) Equity Interests. On the date which is three Business Days following the date of receipt of the Net Cash Proceeds by the Domestic Borrower or any of its Subsidiaries from the sale or issuance by the Domestic Borrower or any of its Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution but excluding sales and issuances to employees of the Domestic Borrower and its Subsidiaries (x) pursuant to the granting or exercise of stock options or (y) to the extent of the Net Cash Proceeds from such issuance or sale to employees is applied by the Domestic Borrower to purchase the Equity Interests so issued as contemplated by Section 5.02(h)(i)(D)), the Domestic Borrower shall prepay (or cause the applicable Offshore Borrowers to prepay Offshore Acquisition Advances) an aggregate principal amount of


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
         the Advances comprising part of the same Borrowings in an aggregate amount equal to 50% of such Net Cash Proceeds; provided, however, that if the Total Debt/EBITDA Ratio as of such date is less than 3.0:1, then the Domestic Borrower shall repay such Advances in an amount equal to 25% of such Net Cash Proceeds; and

                  (D) Extraordinary Receipts. On the date which is three Business Days following the date of receipt of the Net Cash Proceeds by the Domestic Borrower or any of its Subsidiaries from any Extraordinary Receipt (x) at any time that any Existing Senior Subordinated Notes are outstanding, in any amount and (y) thereafter, in excess of $250,000, in each case, received by or paid to or for the account of the Domestic Borrower or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, the Domestic Borrower shall prepay (or cause the applicable Offshore Borrowers to prepay Offshore Acquisition Advances) an aggregate principal amount of the Advances comprising part of the same Borrowings in an aggregate amount equal to 100% of such Net Cash Proceeds.

                  (iii) Revolving Credit Facility; Swing Line Sub-Facility.

                           (A) The Domestic Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances in an amount equal to the amount by which (1) the sum of (x) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances in US Dollars then outstanding, plus (y) the aggregate US Dollar Equivalent of any Swing Line Advances in an Offshore Currency then outstanding plus (z) the aggregate Available Amount of all Letters of Credit then outstanding exceeds (2) the Revolving Credit Facility on such Business Day.

                           (B) The Applicable Borrower shall on each Business Day that the Offshore Currency Agent calculates the US Dollar Equivalent of outstanding Swing Line Advances in an Offshore Currency pursuant to Section 1.04, prepay an aggregate principal amount of the outstanding Swing Line Advances in any Applicable Currency in an amount equal to the amount by which the aggregate principal amount of such Swing Line Advances outstanding exceeds 105% of the Applicable Swing Line Sub-Limit.

                  (iv) Letter of Credit Sub-Facility. The Domestic Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Sub-Facility on such Business Day.

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

                  (v) Application of Prepayments; Application of Prepayments of Term Advances. (A) Each prepayment of Advances pursuant to subsections (i) and
(ii) of this Section 2.06(b) (and optional prepayments of Term Advances pursuant to Section 2.06(a)) shall be applied (1) first, pro rata between the scheduled amortization installments of the Term Facilities until all the Term A Advances and the Amortization Amount of the Offshore Acquisition Advances are prepaid in full, (2) second, to any other outstanding Offshore Acquisition Advances until such Advances are prepaid in full, and (3) third, to the Revolving Credit Facility as set forth in clause (vi) below.

                  (B) Amounts applied to each Term Facility pursuant to subsection (A) above, shall be applied (1) first, to any scheduled amortization installments of such Term Facility which are due within twelve (12) months after the date of such prepayment in the order of their maturity until such installments are prepaid in full, and (2) second, pro rata to the remaining scheduled amortization installments of such Term Facility until such installments are prepaid in full.

                  (vi) Revolving Credit Facility. Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii) or (iii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding may be retained by the Domestic Borrower. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable.

                  (vii) Deferred Prepayments. Notwithstanding anything to the contrary contained in subsection (b)(ii) of this Section 2.06 or in Section 5.02(f), so long as no Default shall have occurred and be continuing, if, on any date on which a prepayment of Advances would otherwise be required pursuant to subsection (b)(ii) of this Section 2.06 and the applicable subsections of
Section 5.02(f), the aggregate amount of Net Cash Proceeds or other amounts otherwise required by such subsections to be applied to prepay Advances on such date are less than or equal to $5,000,000, the Applicable Borrowers may defer such prepayment until (A) the date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required by such subsections to be applied to prepay Advances exceeds $5,000,000 or (B) any earlier date which is one Business Day before the day on which the Domestic Borrower would be required to make an offer to purchase Senior Subordinated Notes in an amount calculated by reference to any such Net Cash Proceeds. During such deferral period the Domestic Borrower may apply all


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
or any part of such aggregate amount to prepay Revolving Credit Advances and may, subject to the fulfillment of the conditions set forth in Section 3.02, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed for application as required by this Section 2.06). Upon the occurrence of a Default, the Applicable Borrowers shall immediately prepay Advances in the amount of all Net Cash Proceeds received by the Domestic Borrower and its Subsidiaries and other amounts, as applicable, that are required to be applied to prepay Advances by this Section 2.06 (without giving effect to the first and second sentences of this subsection (b)(vii)) and
Section 5.02(f) but which have not previously been so applied.

                  (viii) Repatriation of Net Cash Proceeds. To the extent any or all of the Net Cash Proceeds subject to Section 2.06(b)(i) or (ii) attributable to Offshore Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States (after giving effect to any required prepayment of outstanding Offshore Acquisition Advances), the portion of such Net Cash Proceeds so affected shall not be required to be applied at the time provided above, and may be (but shall not be required), at the election of the Applicable Borrower, deposited in an escrow account maintained with a Lender and under the sole dominion and control of the Administrative Agent pursuant to the terms of an escrow agreement satisfactory in form and substance to the Administrative Agent, until such time as the applicable local law will permit repatriation to the United States (and the Domestic Borrower hereby agrees that it will, and will cause the applicable Subsidiary to, promptly take all action required by the applicable local law to permit such repatriation). If and when repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this Agreement.

                  (ix) Accrued Interest, Etc. All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. If any payment of Eurodollar Rate Advances otherwise required to be made under this Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Applicable Borrower may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor.

                  SECTION 2.07. Interest. (a) Scheduled Interest. Each Applicable Borrower shall pay interest on the unpaid principal amount of each Advance owing by such Applicable Borrower to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:


                                Credit Agreement

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of a Default, each Applicable Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing by such Applicable Borrower to each Lender, payable in arrears on the dates referred to in clause (a)(i) or
(a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable by such Applicable Borrower under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

                  (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "INTEREST PERIOD", the Administrative Agent shall give notice to the Domestic Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
(a)(ii) above.

                  SECTION 2.08. Fees. (a) Commitment Fee. The Domestic Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date of this Agreement in the case of each Initial Lender and from the effective date specified in the

                                Credit Agreement

Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last Business Day of each June, September, December and March, commencing June 30, 2000, and on the Termination Date, at the rate per annum equal to the Applicable Percentage then in effect on the average daily unused portion of each Appropriate Lender's Term A Commitment and Offshore Acquisition Commitment and on the sum of the average daily Unused Revolving Credit Commitment of such Lender plus its Pro Rata Share of the average daily outstanding Swing Line Advances in US Dollars during such quarter; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) Letter of Credit Fees, Etc. (i) The Domestic Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each June, September, December and March, commencing June 30, 2000, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of (A) all Standby Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Rate Advances under the Revolving Credit Facility and (B) all Trade Letters of Credit then outstanding at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Rate Advances under the Revolving Credit Facility; provided, however, that if the aggregate such commission for all Revolving Credit Lenders for any Standby Letter of Credit or Trade Letter of Credit is less than $500, then such commission shall instead be calculated for such Letter of Credit as such Revolving Credit Lender's Pro Rata Share of $500.

                  (ii) The Domestic Borrower shall pay to the Issuing Bank, for its own account, (A) an issuance fee, payable in arrears quarterly on the last Business Day of each June, September, December and March, commencing June 30, 2000, and on the Termination Date, on the average daily amount of its Letter of Credit Commitment during such quarter, from the date hereof until the Termination Date, at the rate of 0.25% per annum; provided, however, that if such commission for any Letter of Credit is less than $100, then such issuance fee for such Letter of Credit shall be $100 and (B) such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Domestic Borrower and the Issuing Bank shall agree.

                  (c) Agents' Fees. The Domestic Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Domestic Borrower and such Agent.

                  SECTION 2.09. Conversion of Advances. (a) Optional. The Domestic Borrower (or in respect of any Offshore Acquisition Advance, the applicable Offshore Borrower) may on any Business Day, upon notice given to the Administrative Agent not later than


                                Credit Agreement

11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c), each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility and Swing Line Advances may not be so converted and may only be outstanding as Base Rate Advances. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Applicable Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If an Applicable Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "INTEREST PERIOD" in Section 1.01, the Administrative Agent will forthwith so notify the Applicable Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances or of agreeing to make or maintaining or of agreeing to purchase or participate in any Swing Line Advances (excluding, for purposes of this


                                Credit Agreement

Section 2.10, any such increased costs resulting from Taxes, Other Taxes or Excluded Taxes, as to which Section 2.12 shall govern), then the Applicable Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party; provided further that each Offshore Borrower shall only be liable for those additional amounts as are specifically related to Advances made to such Offshore Borrower (and any additional amounts attributable to maintaining any Facility generally shall be solely the responsibility of the Domestic Borrower). A certificate as to the amount of such increased cost, submitted to the Applicable Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit or to purchase or participate in Swing Line Advances hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit or the purchase or participation in Swing Line Advances (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Applicable Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit or to purchase or participate in Swing Line Advances hereunder or to the issuance or maintenance of or participation in any Letters of Credit or the purchase or participation in any Swing Line Advance; provided further that each Offshore Borrower shall only be liable for those additional amounts as are specifically related to Advances made to such Offshore Borrower or any of its Subsidiaries (and any additional amounts attributable to maintaining any Facility generally shall be solely the responsibility of the Domestic Borrower). A certificate as to such amounts submitted to the Domestic Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.


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

                  (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 50.1% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Domestic Borrower, the other Applicable Borrowers and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Domestic Borrower and the other Applicable Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Domestic Borrower and each other Applicable Borrower through the Administrative Agent,
(i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Domestic Borrower and each other Applicable Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.11.  Payments and Computations.

                  (a) (i) US Dollar Payments. Each Applicable Borrower shall make each payment denominated in US Dollars due from it hereunder and under its Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in US Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be


                                Credit Agreement
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                                       29


distributed as follows: (A) if such payment by the Applicable Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes of the Applicable Borrower to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (B) if such payment by the Applicable Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                           (ii) Offshore Currency Payments. Each Applicable Borrower shall make each payment denominated in an Offshore Currency due from it hereunder and under its Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (Local Time) on the day when due in such Offshore Currency to the Offshore Currency Agent at the account designated by the Offshore Currency Agent from time to time to the Applicable Borrower for payments in such currency, in same day funds, with payments being received by the Offshore Currency Agent after such time being deemed to have been received on the next succeeding Business Day. The Offshore Currency Agent will promptly thereafter cause the following actions to be taken and the following distributions to be made:

                                (A) if such payment by the Applicable Borrower
                  is in respect of principal of any Offshore Swing Line Advance, the Offshore Currency Agent shall either (1) distribute like funds to the Appropriate Swing Line Lender, or (2) if the Revolving Credit Lenders have purchased their respective Pro Rata Shares of such Swing Line Advance from such Swing Line Lender, the Offshore Currency Agent shall (x) apply such payment to the purchase of US Dollars in an Equivalent amount and (y) distribute the US Dollars so purchased to the Revolving Credit Lenders for the account of their respective Applicable Lending Offices ratably in accordance with their respective Pro Rata Shares of such Swing Line Advance; and

                                (B) if such payment by the Applicable Borrower
                  is in respect of interest accrued on any Offshore Swing Line Advance for any period, (1) the Offshore Currency Agent shall
                  (x) apply a portion of such payment to the purchase of US Dollars in the amount of the US Dollar Equivalent of the product of the Applicable Margin and the then outstanding principal amount of such Swing Line Advance calculated for such period and (y) distribute the US Dollars so purchased to the Revolving Credit Lenders for the account of their respective Applicable Lending Offices ratably in accordance with their respective Pro Rata Shares of the Revolving Credit Facility and (2) distribute the remainder of such interest payment in like funds to the Appropriate Swing Line Lender, or if the


                                Credit Agreement

                  Revolving Credit Lenders have purchased their respective Pro Rata Shares of such Swing Line Advance, the Offshore Currency Agent shall (x) apply the remainder of such payment to the purchase of US Dollars in an Equivalent amount and (y) distribute the US Dollars so purchased to the Revolving Credit Lenders for the account of their respective Applicable Lending Offices ratably in accordance with their respective Pro Rata Shares of the Revolving Credit Facility.

                           (iii) Payments on Assigned Obligations. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) Each Applicable Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of such Applicable Borrower's accounts with such Lender Party or such Affiliate any amount so due.

                  (c) Except as otherwise provided in any Joinder Agreement with respect to the calculation of interest on any Offshore Swing Line Advances, all computations of interest based on the Base Rate shall be made by the Administrative Agent or the Offshore Currency Agent, as the case may be, on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent or the Offshore Currency Agent of an interest rate, fee, commission or exchange rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.


                                Credit Agreement

                  (e) Unless the Administrative Agent shall have received notice from an Applicable Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Applicable Borrower will not make such payment in full, the Administrative Agent may assume that the Applicable Borrower has made such payment in full to the Administrative Agent or the Offshore Currency Agent, as the case may be, on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Applicable Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

                  (g) All payments of principal of, interest on, and any other amount owing with respect to, any Offshore Swing Line Advances shall be made to the Offshore Currency Agent as directed by it for the account of the Appropriate Swing Line Lender and the Revolving Credit Lenders as provided pursuant to
Section 2.11(a)(ii). Except as otherwise provided herein, all payments by each Applicable Borrower with respect to principal of, interest on, and any other amount owing with respect to, any Offshore Swing Line Advance shall be made in the Offshore Currency in which such Advance is denominated or payable. Such payments shall be made in same day or other funds as may be determined by the Offshore Currency Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Offshore Currency and no later than such time on the dates specified herein as may be determined by the Offshore Currency Agent to be necessary for such payment to be credited on such date, in each case, as specified in the applicable Joinder Agreement for the Appropriate Swing Line Lender which has agreed to make Swing Line Advances in such Offshore Currency available hereunder. Any payment received by a Swing Line Lender later than the time specified above shall be deemed to have been received on the following Business Day, and any applicable interest or fee shall continue to accrue.


                                Credit Agreement

                  SECTION 2.12. Taxes. (a) Except as set forth in this Section 2.12, any and all payments by each Applicable Borrower hereunder or under its Notes shall be made, in accordance with Section 2.11, and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on overall net income, net profits or capital (and franchise or similar taxes imposed as a result of doing business in lieu thereof, whether measured by income, profits, receipts or capital) by the country, state or any political subdivision thereof (x) under the laws of which such Lender Party or such Agent, as the case may be, is organized or is a citizen or resident, or (y) in which such Lender Party or such Agent, as the case may be, is doing business or has a permanent establishment (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES" and all such excluded taxes being referred to herein as "EXCLUDED TAXES"). If the Applicable Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any of its Notes to any Lender Party or any Agent, (i) subject to Section 2.12(h), the sum payable by the Applicable Borrower shall be increased as may be necessary so that after the Applicable Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Applicable Borrower shall make all such deductions and (iii) the Applicable Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Applicable Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by it hereunder or under its Notes or from its execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or its Notes (hereinafter referred to as "OTHER TAXES").

                  (c) Subject to Section 2.12(h), each Applicable Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, each Applicable Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt (or other evidence of payment reasonably satisfactory to the Administrative Agent) evidencing such payment. In the case of any payment hereunder or under its Notes by or on behalf of the Domestic Borrower through an account or branch outside


                                Credit Agreement
the United States or by or on behalf of the Domestic Borrower by a payor that is not a United States person, if the Domestic Borrower determines that no Taxes are payable in respect thereof, the Domestic Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

                  (e) Each Domestic Borrower Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Domestic Borrower Lender Party in the case of each other Lender Party, provide each of the Administrative Agent and the Domestic Borrower with
(i) two original Internal Revenue Service forms W-8BEN or W-8ECI, as applicable (or any successor or other applicable form prescribed by the Internal Revenue Service), or (ii) in the case of a Lender Party claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit J and two copies of Internal Revenue Service Form W-8BEN (or any successor or other applicable form prescribed by the Internal Revenue Service), certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. Upon request in writing by the Domestic Borrower, each such Domestic Borrower Lender Party shall deliver to the Domestic Borrower and Administrative Agent (provided that such Lender Party remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or as otherwise reasonably requested in writing by the Domestic Borrower. Each such Domestic Borrower Lender Party shall promptly notify the Domestic Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Domestic Borrower (or any other form or certification adopted by the U.S. taxing authorities for such purpose). If the forms provided by a Domestic Borrower Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Domestic Borrower Lender Party becomes a party to this Agreement, the Domestic Borrower Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Domestic Borrower


                                Credit Agreement

Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service forms W-8BEN or W-8ECI (or the related certificate described above), that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Domestic Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) Each Domestic Borrower Lender Party which is a United States person shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Domestic Borrower Lender Party in the case of each other Domestic Borrower Lender Party, deliver to the Domestic Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-9 (or any successor or other applicable form prescribed by the Internal Revenue Service) unless it establishes to the reasonable satisfaction of the Domestic Borrower that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax. Upon request in writing by the Domestic Borrower, each such Domestic Borrower Lender Party shall deliver to the Domestic Borrower and Administrative Agent (provided that such Lender Party remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or otherwise as reasonably requested by the Domestic Borrower. Each such Lender Party shall promptly notify the Domestic Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Domestic Borrower (or any other form or certification adopted by the U.S. taxing authorities for such purpose).

                (g) Each Lender Party which has made an Advance to an Offshore Borrower, or executed an Assignment and Acceptance with respect to such an Advance shall, on or prior to the date it makes such an Advance or executes such an Assignment and Acceptance, provide each of the Administrative Agent and applicable Offshore Borrower with any forms, certifications or other information as may reasonably be requested by such Offshore Borrower in writing prior to requesting such Advance, for the purpose of minimizing or eliminating any Taxes required to be paid with respect to any Offshore Acquisition Advance or Offshore Swing Line Advance under the laws of the jurisdiction in which such Offshore Borrower is organized, or is a resident, is doing business or has a fixed base or permanent establishment and shall also deliver such forms at such other times as an Offshore Borrower may reasonably request in writing. Each such Lender Party shall promptly notify the applicable Offshore Borrower at any time it determines it is no longer in a position to provide any previously delivered form, certification or other applicable information.


                                Credit Agreement

                  (h) For any period with respect to which a Lender Party has failed to provide any Applicable Borrower with the appropriate form described in subsection (e), (f) or (g) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or, in the case of a form requested pursuant to clause (g) above, if such Lender Party has notified the Applicable Borrower of a reasonable basis for such failure), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Applicable Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (i) Each Lender Party which is not a United States person, agrees to indemnify and hold harmless the Domestic Borrower from and against any and all taxes, related penalties and interest, and reasonable out-of-pocket costs incurred by the Domestic Borrower as a result of a failure by the Domestic Borrower to comply with its obligations to deduct or withhold any Taxes from any payment made pursuant to this Agreement, which failure resulted solely from the Domestic Borrower's reasonable reliance on information provided by such Lender Party on a form referred to in Section 2.12(e) or (f).

                  (j) If any Lender Party determines, in its sole discretion, that it has finally and irrevocably received a refund of any Taxes that have been paid or reimbursed by any Applicable Borrower pursuant to Section 2.12(a) or (c) in respect of payments hereunder or under the Notes that it would otherwise not have obtained and that would result in total payments made under this Section 2.12 exceeding that amount needed to make such Lender Party whole, such Lender Party shall, to the extent that it determines in its sole discretion that it can do so without prejudice to the retention of the amount of such refund, pay to the Applicable Borrower following actual receipt of such refund and without any interest thereon, the amount of such refund after deducting therefrom all out-of-pocket expenses incurred by or on behalf of such Lender Party in securing such refund; provided that the Applicable Borrower agrees, upon request of such Lender Party, to return the amount of such refund to such Lender Party, together with the amount of all additional out-of-pocket expenses, penalties, interest or other charges in respect thereof, if such Lender Party is required to repay or otherwise loses the benefit of such refund. Nothing in this
Section 2.12 shall be construed to interfere with the right of a Lender Party to arrange its tax affairs in whatever manner it thinks fit or require any Lender Party to claim any refund, or to require any Lender Party to make available to any Applicable Borrower or Administrative Agent any of its tax returns or any other information relating to Taxes that it deems to be confidential.

                  SECTION 2.13. Sharing of Payments, Etc. Each Initial Lender hereby acknowledges and agrees to, and by its execution and delivery of its Assignment and Acceptance, each other Lender acknowledges and agrees to, all the terms and provisions of the Collateral Sharing Agreement. The Domestic Borrower and each Offshore Borrower agrees that


                                Credit Agreement
any Lender Party purchasing an interest or participating interest from another Lender Party pursuant to the Collateral Sharing Agreement may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Applicable Borrower in the amount of such interest or participating interest, as the case may be.

                  SECTION 2.14. Use of Proceeds. The proceeds of the Advances (other than Term B Advances made pursuant to the Existing Credit Agreement) and issuances of Letters of Credit shall be available (and the Domestic Borrower and each Offshore Borrower each agrees that it shall use such proceeds and Letters of Credit) solely to finance Domestic Permitted Acquisitions by the Domestic Borrower and its Domestic Subsidiaries, to finance Offshore Permitted Acquisitions by the Offshore Borrowers and for general corporate purposes of the Domestic Borrower and its Subsidiaries (including the Offshore Borrowers).

                  SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to an Applicable Borrower and
(iii) the Applicable Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Applicable Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Applicable Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Applicable Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Applicable Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Applicable Borrower shall notify the Administrative Agent at any time the Applicable Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Applicable Borrower to or for the account of such Defaulting Lender which is paid by the Applicable Borrower, after giving effect to the amount


                                Credit Agreement
set off and otherwise applied by the Applicable Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                  (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) an Applicable Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Applicable Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Applicable Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

                  (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

                  (ii) second, to the Issuing Bank and the Swing Line Lenders for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Lenders; and

                  (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Applicable Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.


                                Credit Agreement

                  (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) an Applicable Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Applicable Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with an institution designated by the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be such designated institution's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection
(c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

                  (ii) second, to the Issuing Bank and the Swing Line Lenders for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank and the Swing Line Lender;

                  (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iv) fourth, to the Applicable Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.


                                Credit Agreement

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that any Applicable Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                  SECTION 2.16. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Domestic Borrower and each Offshore Borrower to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. The Domestic Borrower and each Offshore Borrower agrees that upon notice by any Lender Party to the Domestic Borrower or the applicable Offshore Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Domestic Borrower or the applicable Offshore Borrower, as the case may be, shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, a Term A Note, an Offshore Acquisition Note and/or an Offshore Swing Line Note, as applicable, in substantially the form of Exhibits A-1, A-2, A-3 and A-4 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment, the Term A Commitment or the Offshore Acquisition Commitment, respectively, of such Lender Party or the Applicable Swing Line Sub-Limit, as the case may be. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

                  (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Domestic Borrower and each Offshore Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent or the Offshore


                                Credit Agreement

Currency Agent from the Domestic Borrower and each Offshore Borrower hereunder and each Lender Party's share thereof.

                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Domestic Borrower and each Offshore Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Domestic Borrower or the applicable Offshore Borrower under this Agreement.


                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit to Domestic Borrower. The obligation of each Lender to make a Revolving Credit Advance, a Term A Advance or a Swing Line Advance in US Dollars to the Domestic Borrower or of the Issuing Bank to issue a Letter of Credit for the account of the Domestic Borrower on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) the Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated on or prior to such day (unless otherwise specified), in form and substance satisfactory to the Joint Lead Arrangers (unless otherwise specified) and in sufficient copies for each Lender Party:

                      (i) this Agreement, duly executed by the Domestic Borrower, the Agents, the Domestic Swing Line Lender, the Initial Issuing Bank and the Initial Lenders;

                      (ii) the Domestic Security Agreement, duly executed by the
                  Domestic Borrower and each Domestic Subsidiary Guarantor, together with evidence satisfactory to the Administrative Agent that all actions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first


                                Credit Agreement
                  priority liens and security interests created under the Domestic Security Agreement have been taken;

                           (iii) the Domestic Subsidiary Guaranty, duly executed
                  by each Domestic Subsidiary Guarantor;

                           (iv) a certificate of the Domestic Borrower and each
                  Domestic Subsidiary Guarantor, signed on behalf of each such Loan Party by a Responsible Officer, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to

                                    (A) the absence of any amendments to the
                           charter of such Loan Party since the date of the Secretary of State's certificate referred to in
                           Section 3.01(a)(vi) of the Existing Credit Agreement,

                                    (B) the absence of any amendments to the
                           bylaws of such Loan Party delivered to the Administrative Agent on the Initial Closing Date pursuant to Section 3.01(a) of the Existing Credit Agreement,

                                    (C) an attached, true, correct and complete
                           copy of the resolutions of the Board of Directors of such Loan Party authorizing the execution, delivery and performance by such Loan Party of each of the foregoing Loan Documents to which it is a party and of the Offshore Guaranty,

                                    (D) the due incorporation and good standing
                           or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party,

                                    (E) the names and true signatures of the
                           officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party,

                                    (F) the truth in all material respects of
                           the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit, and

                                    (G) the absence of any event occurring and
                           continuing, or resulting from the Initial Extension of Credit, that constitutes a Default;

                           (v) a Notice of Borrowing or Notice of Issuance, as
                  applicable, relating to the Initial Extension of Credit; and



                                Credit Agreement

                           (vi) a favorable opinion of Fried, Frank, Harris,
                  Shriver & Jacobson, counsel for the Loan Parties, in substantially the form of Exhibit I hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request;

                  (b) there shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby; and

                  (c) the Domestic Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Syndication Agent).

                  SECTION 3.02. Conditions Precedent to Swing Line Advances to any Offshore Borrower. The obligation of each Swing Line Lender to make a Swing Line Advance to any Offshore Borrower on the occasion of the initial extension of credit hereunder to such Offshore Borrower is subject to the satisfaction of the following conditions precedent before or concurrently with such initial extension of credit:

                  (a) the Administrative Agent shall have received on or before the day of such initial extension of credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender Party:

                           (i) the Offshore Guaranty, duly executed by the
                  Domestic Borrower and each Domestic Subsidiary Guarantor (if not previously executed and delivered by such Loan Parties) and, to the extent permissible under applicable local law and requested by the Administrative Agent, each Offshore Subsidiary of such Offshore Borrower;

                           (ii) a Credit Agreement Supplement, duly executed by
                  such Offshore Borrower;

                           (iii) to the extent permitted under applicable local
                  law, such Offshore Collateral Documents as the Administrative Agent may reasonably request, duly executed by such Offshore Borrower and each of its Offshore Subsidiaries, if any, together with evidence satisfactory to the Administrative Agent that all actions that the Administrative Agent may deem necessary or desireable in order to


                                Credit Agreement
                  perfect and protect the first priority liens and security interests created under such Offshore Collateral Documents have been taken (or that arrangements for the taking of such actions satisfactory to the Administrative Agent have been made);

                           (iv) a certificate of such Offshore Borrower and each
                  of its Offshore Subsidiaries, if any, signed on behalf of each such Loan Party by a Responsible Officer, dated the date of such initial extension of credit (the statements made in which certificate shall be true on and as of the date of such initial extension of credit), certifying as to

                                    (A) attached, true, complete and correct
                           copies of the charter and bylaws (or any similar organizational document) of such Loan Party,

                                    (B) an attached, true, complete and correct
                           copy of the resolutions of the Board of Directors (or similar managerial body) of such Loan Party authorizing the execution, delivery and performance by such Loan Party of each of the foregoing Loan Documents to which it is a party,

                                    (C) the due organization and good standing
                           or valid existence of such Loan Party as a company organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party,

                                    (D) the names and true signatures of the
                           officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party,

                                    (E) the truth in all material respects of
                           the representations and warranties contained in the Loan Documents as though made on and as of the date of such initial extension of credit, and

                                    (F) the absence of any event occurring and
                           continuing, or resulting from such initial extension of credit, that constitutes a Default;

                           (v) a Notice of Borrowing relating to such initial extension of credit;

                           (vi) evidence that the process agent appointed by
                  such Offshore Borrower and any such Offshore Subsidiary Guarantor as its agent for service of process pursuant to the applicable Loan Document has accepted such appointment; and


                                Credit Agreement

                           (vii) at the request of the Administrative Agent, a
                  favorable opinion of counsel for such Loan Parties as to such matters as the Administrative Agent may reasonably request;

                  (b) if the requested Swing Line Advance is to be denominated in an Offshore Currency, the Offshore Currency Agent and the Domestic Borrower shall have entered into a Joinder Agreement with an Appropriate Swing Line Lender setting forth the additional terms on which Swing Line Advances in such Offshore Currency will be made available hereunder; and

                  (c) the Domestic Borrower shall have paid, or caused such Offshore Borrower to pay, all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent).

                  SECTION 3.03. Conditions Precedent to each Offshore Acquisition Advances. The obligation of each Offshore Acquisition Lender to make an Offshore Acquisition Advance to an Offshore Borrower on the occasion of each such extension of credit hereunder to such Offshore Borrower is subject to the satisfaction of the following conditions precedent before or concurrently with such extension of credit:

                  (a) the Administrative Agent shall have received on or before the day of such extension of credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Joint Lead Arrangers (unless otherwise specified) and in sufficient copies for each Lender Party:

                           (i) the Offshore Guaranty, duly executed by the
                  Domestic Borrower and each Domestic Subsidiary Guarantor (if not previously executed and delivered by such Loan Parties) and, to the extent permitted under applicable local law and requested by the Administrative Agent, each Offshore Subsidiary of the Domestic Borrower;

                           (ii) a Credit Agreement Supplement, duly executed by
                  such Offshore Borrower (if not previously executed and delivered by such Loan Party);

                           (iii) to the extent permitted under applicable local
                  law such Offshore Collateral Documents as the Administrative Agent may reasonably request, duly executed by such Offshore Borrower and each of its Offshore Subsidiaries, if any (or if such Offshore Borrower proposes to acquire any Offshore Subsidiaries in a proposed Offshore Permitted Acquisition, arrangements satisfactory to the Administrative Agent shall have been made for the prompt execution and delivery


                                Credit Agreement
                  of such Offshore Collateral Documents by such Offshore Subsidiaries) and by each such Offshore Subsidiary Guarantor, together with evidence satisfactory to the Administrative Agent that all actions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such Offshore Collateral Documents have been taken (or that arrangements for the taking of such actions satisfactory to the Administrative Agent have been made);

                           (iv) a certificate of each such Loan Party, if any,
                  signed on behalf of such Loan Party by a Responsible Officer, dated the date of such initial extension of credit (the statements made in which certificate shall be true on and as of the date of such initial extension of credit), certifying as to

                                    (A) attached, true, complete and correct
                           copies of the charter and bylaws (or any similar organizational document) of such Loan Party,

                                    (B) an attached, a true, complete and
                           correct copy of the resolutions of the Board of Directors (or similar managerial body) of such Loan Party authorizing the execution, delivery and performance by such Loan Party of each of the foregoing Loan Documents to which it is a party,

                                    (C) the due organization and good standing
                           or valid existence of such Loan Party as a company organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party,

                                    (D) the names and true signatures of the
                           officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party,

                                    (E) the truth in all material respects of
                           the representations and warranties contained in the Loan Documents as though made on and as of the date of such extension of credit, and

                                    (G) the absence of any event occurring and
                           continuing, or resulting from such extension of credit, that constitutes a Default;

                           (v) a Notice of Borrowing relating to such extension of credit;


                                Credit Agreement

                           (vi) evidence that the process agent appointed by
                  such Offshore Borrower and any such Offshore Subsidiary Guarantor as its agent for service of process pursuant to the applicable Loan Document has accepted such appointment; and

                           (vii) a favorable opinion or opinions of counsel for
                  such Loan Parties as to such matters as the Administrative Agent may reasonably request;

                  (b) the Domestic Borrower shall have prepared an Acquisition Diligence Report in respect of the business to be acquired in the Offshore Permitted Acquisition to be funded by the requested Offshore Acquisition Advances;

                  (c) the Applicable Borrower shall have entered into Hedge Agreements (or made arrangements satisfactory to the Administrative Agent to enter into Hedge Agreements) with respect to the foreign currency risks related to such Offshore Permitted Acquisition, in such amounts and for such terms as shall be agreed to by the Administrative Agent and such Applicable Borrower; and

                  (d) the Domestic Borrower shall have paid, or caused such Offshore Borrower to pay, all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent).

                  SECTION 3.04. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of any Applicable Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Applicable Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Applicable Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on

                                Credit Agreement
         and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

                  (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom;

                  (b) the obligations of each Revolving Credit Lender to make Revolving Credit Advances shall be subject to the further condition precedent that on any date on which any Revolving Credit Borrowing has been requested to fund any portion of the purchase price to be paid by the Domestic Borrower or any of its Subsidiaries in connection with a Domestic Permitted Acquisition, (i) no amount of the Term A Commitments shall remain undrawn (after giving effect to any Term A Advances made on such date); and (ii) after giving effect to such Revolving Credit Borrowing, the sum of the aggregate amount of all Revolving Credit Borrowings utilized to fund Domestic Permitted Acquisitions since the Initial Closing Date plus the aggregate amount of Revolving Credit Commitments which have been converted to Offshore Acquisition Commitments made since the Effective Date shall not exceed $25,000,000; and

                  (c) the Administrative Agent shall have received such other approvals, opinions or documents as are otherwise required to be delivered under this Agreement and any Appropriate Lender Party through the Administrative Agent may reasonably request.

                  SECTION 3.05. Determinations Under Section 3.01, 3.02 or 3.03. For purposes of determining compliance with the conditions specified in Section 3.01, 3.02 or 3.03, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents (or, in the case of the Acquisition Diligence Report, a responsible officer of a Joint Lead Arranger) shall have received notice from such Lender Party prior to the applicable extension of credit specifying its objection thereto and, if such extension of credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing. Each Lender Party acknowledges and agrees that absent direction to the contrary by the Required Lenders, the Administrative Agent, in its sole discretion, (a) may elect not to require any Offshore Subsidiary (other than any Offshore Borrower) to execute and deliver the Offshore Guaranty (or to modify the terms and conditions of the Offshore Guaranty as it relates to such Offshore Subsidiary) if the Administrative Agent shall be satisfied that such execution and delivery would result in material adverse legal or tax consequences to such Offshore Subsidiary, any Loan Party or any of its affiliates, and (b) may exclude from the Lien of the Collateral Documents those properties and assets of a Loan Party either (i) as to which the Administrative Agent has determined that the costs of obtaining or maintaining such Lien are

                                Credit Agreement
excessive in relation to the value of the security to be afforded thereby, or
(ii) with respect to which the Administrative Agent shall be satisfied that the creation or maintenance of such Lien would result in material adverse legal or tax consequences to any Loan Party or its affiliates.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Domestic Borrower. The Domestic Borrower represents and warrants as follows:

                  (a) Each Loan Party and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign Person in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (corporate or otherwise, including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Domestic Borrower have been validly issued, and, as of the Initial Closing Date, are fully paid and non-assessable are owned by the Equity Investors and the other Persons identified on Schedule 4.01(a) in the amounts specified on Schedule 4.01(a) hereto free and clear of all Liens.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all direct and indirect Subsidiaries of each Loan Party as of the Initial Closing Date, showing (as to each such Subsidiary) the jurisdiction of its organization as of the Initial Closing Date, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the Initial Closing Date and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party (or Subsidiary of such Loan Party, as applicable) and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

                  (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the


                                Credit Agreement

         Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) except as set forth on Schedule 4.01(c), conflict with or result in the breach of, or constitute a default or, other than the Offer to Purchase, require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (A) those which have been duly obtained, taken, given or made and are in full force and (B) those authorizations or approvals or other actions by, or notices to or filings with, any governmental authority or regulatory body which may be necessary or desireable in order to perfect the Lien of the Offshore Collateral Documents or the Lien of the Domestic Security Agreement in the Collateral specifically described in Section 4.01(n)(ii) or (iii). All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Acquisition has been consummated in accordance with the Acquisition Agreement and applicable law.

                  (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party

                                Credit Agreement
         party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be (assuming this Agreement has been duly authorized, executed and delivered by the Lenders), the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (f) Except as set forth on Schedule 4.01(f) (the "DISCLOSED LITIGATION"), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to any Loan Party's knowledge, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there has been no change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto except for such changes as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                  (g) The audited Consolidated balance sheets of the Domestic Borrower and its Subsidiaries as at December 31, 1998, and the related audited Consolidated statements of income and Consolidated statement of cash flows of the Domestic Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, and the unaudited Consolidated balance sheets of the Domestic Borrower and its Subsidiaries as at September 30, 1999, and the related unaudited Consolidated statements of income and Consolidated statement of cash flows of the Domestic Borrower and its Subsidiaries for the nine months then ended, duly certified by the Chief Financial Officer of the Domestic Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at September 30, 1999, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Domestic Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Domestic Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1998, there has been no Material Adverse Change.

                  (h) The Consolidated pro forma balance sheets of the Domestic Borrower and its Subsidiaries as at September 30, 1999, certified by the Chief Financial Officer of the Domestic Borrower, copies of which have been furnished to each Lender Party, fairly

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                                       51


         present the Consolidated pro forma financial condition of the Domestic Borrower and its Subsidiaries as at such date giving effect to the Acquisition and the Initial Extension of Credit hereunder. The financial statements on which such pro forma financial statements were based and the adjustments made thereto are in accordance with GAAP.

                  (i) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Domestic Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xi) of the Existing Credit Agreement or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Domestic Borrower's best estimate of its future financial performance.

                  (j) Neither the Information Memorandum nor any other information, exhibit or report prepared by or on behalf of any Loan Party and furnished to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained, as of the date such Information Memorandum, exhibit or report was prepared or furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Domestic Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

                  (k) The Domestic Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of

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                                       52


         the proceeds or repayment thereof by the Domestic Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

                  (n) Except for the filings and the other necessary actions (i) as may be necessary or desireable in order to perfect or maintain the Lien of the Offshore Collateral Documents, (ii) required in connection with perfecting the Lien of the Domestic Security Agreement in (A) any Intellectual Property which is registered in any jurisdiction outside the United States of America, (B) Off-site Goods or (C) any motor vehicles, or (iii) related to perfecting the Lien of the Collateral Documents in Collateral described in Section 5.01(j)(iv)(B), from and after the Effective Date all filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents will have been duly made or taken and be in full force and effect, and from and after such date the Collateral Documents will create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral subject only to the prior Liens and security interests permitted hereunder and under the other Loan Documents, securing the payment of the Secured Obligations. The Domestic Borrower will cause each other Loan Party to carry out the obligations specifically undertaken by such Loan Party under the Offshore Collateral Documents related to perfecting and protecting the Lien of such Offshore Collateral Documents. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

                  (p) (i) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans of the Domestic Borrower as of the Initial Closing Date.

                  (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a Material Adverse Effect.


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                                       53

                  (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could have a Material Adverse Effect.

                  (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA in either case, that has resulted, or is reasonably likely to result in a Material Adverse Effect.

                  (vi) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"), except for instances where the failure do so would not be reasonably likely to result in a Material Adverse Effect, either individually or in the aggregate:

                           (A) Any employer and employee contributions required
                  by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

                           (B) The fair market value of the assets of each
                  funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

                           (C) Each Foreign Plan required to be registered has
                  been registered and has been maintained in good standing with applicable regulatory authorities.


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                                       54


                  (q) Except as set forth in Schedule 4.01(q) or as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect:

                  (i) the operations and properties of each Loan Party and each of its Subsidiaries comply in all respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved, and, to the knowledge of Domestic Borrower, no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (ii) None of the properties currently or, to the knowledge of the Domestic Borrower, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of Domestic Borrower, proposed for listing, on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of Domestic Borrower, is adjacent to any such property; there is no asbestos or asbestos-containing material requiring abatement or any other action under applicable Environmental Law on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Domestic Borrower, formerly owned or operated by any Loan Party or any of its Subsidiaries.

                  (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and, to the knowledge of Domestic Borrower, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

There has been no change in the status or financial effect on any Loan Party of the matters disclosed on Schedule 4.01(q), including, without limitation, the estimates referred to therein of amounts for which the Domestic Borrower and its Subsidiaries are expected to receive indemnification payments, except for such changes as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                                Credit Agreement

                  (r) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement, except for tax sharing agreements among only the Domestic Borrower and its Subsidiaries, or only among Subsidiaries of the Domestic Borrower.

                  (ii) The Domestic Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all Federal and all material state, local and foreign tax returns required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                  (iii) Set forth on Schedule 4.01(r) hereto is a complete and accurate list, as of the Initial Closing Date, of each taxable year of the Domestic Borrower and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection of Federal income taxes has not occurred by reason of extension or otherwise (an "OPEN YEAR").

                  (iv) The aggregate unpaid amount, as of the Initial Closing Date, of adjustments to the Federal income tax liability of the Domestic Borrower and its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years does not exceed $5,000,000. No claims have been asserted by the Internal Revenue Service in respect of Open Years that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                  (v) The aggregate unpaid amount, as of the Initial Closing Date, of adjustments to the state, local and foreign tax liability of the Domestic Borrower and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $5,000,000. No claims have been asserted by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                  (vi) The Acquisition will not be taxable to the Domestic Borrower or any of its Subsidiaries.

                  (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries have been and continue to be affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.



                                Credit Agreement

                  (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt) as of the Initial Closing Date, showing the obligor and the principal amount outstanding thereunder.

                  (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Surviving Debt as of the Initial Closing Date, showing the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor. As of the date of this Agreement all Obligations of the Loan Parties under the Existing Senior Subordinated Note Indenture have been paid in full. Upon issuance by the Domestic Borrower of any Senior Subordinated Notes, the Obligations of each Loan Party under the Loan Documents will constitute Senior Indebtedness and Designated Senior Indebtedness as such terms are used and defined in the Senior Subordinated Note Indenture. The Obligations of each Loan Party under the Loan Documents also constitute Senior Indebtedness as such term is used in each other note set forth on Schedule 4.01(u).

                  (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries as of the Initial Closing Date, showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                  (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries as of the Initial Closing Date, showing the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

                  (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee as of the Initial Closing Date, showing the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                  (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the Initial Closing Date, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                  (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all registered patents, trademarks, trade names, service marks and copyrights, and all


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                                       57

         applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries on the Initial Closing Date, showing as of the Initial Closing Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                  (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries as of the Initial Closing Date, showing the parties, subject matter and term thereof. As of the Initial Closing Date, each such Material Contract has been duly authorized, executed and delivered by all parties thereto is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

                  (bb) The Domestic Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by the Domestic Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "YEAR 2000 PROBLEM"), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, the Domestic Borrower believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 ("YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE V

                       COVENANTS OF THE DOMESTIC BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Domestic Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control



                                Credit Agreement

         Act of 1970, unless any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Domestic Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries to comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing (collectively referred to as "INVESTIGATION"), and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials (collectively referred to as "REMEDIAL ACTION") from any of its properties, to the extent required by Environmental Laws unless the failure to conduct such Investigation or undertake such Remedial Action would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect ; provided, however, that neither the Domestic Borrower nor any of its Subsidiaries shall be required to undertake any such Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Domestic Borrower or such Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except to the extent any failure to preserve and maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect; provided, however,



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                                       59

         that the Domestic Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(e); and provided, further, that neither the Domestic Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Domestic Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Domestic Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Domestic Borrower, such Subsidiary or the Lender Parties.

                  (f) Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit the Administrative Agent or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Domestic Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Domestic Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Domestic Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Domestic Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate. The following transactions shall in any event be deemed to comply with this Section 5.01(i): (i) the Domestic Borrower's execution and delivery of the Management Agreement and the payment of management fees to the Sponsor in an aggregate amount of up to $1.6 million per year pursuant to the Management Agreement, (ii) reimbursements of Sponsor for reasonable out-of-pocket expenses incurred by it in connection with performing management services for the Domestic Borrower and payments to Sponsor in respect of indemnification obligations under the Management Agreement; (iii) any transaction between the Domestic Borrower or any Subsidiary and an officer or member of the board of directors of, the Domestic






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


                                       60


         Borrower or any Subsidiary in the ordinary course involving compensation, indemnity or employee benefit arrangements; (iv) the Transactions and (v) the Domestic Borrower's execution, delivery and performance of the Shareholder Agreements and a registration rights agreement with SSCI Investors containing customary terms and provisions for such agreements.

                  (j) Covenant to Guarantee Obligations and Give Security. Upon
         (x) the request of the Administrative Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by the Domestic Borrower or any of its Subsidiaries, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Domestic Borrower shall, in each case at the Domestic Borrower's expense:

                           (i) in connection with the formation or acquisition
                  of a Subsidiary, within 20 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents, in the case of each Domestic Subsidiary, in form and substance similar to the Domestic Subsidiary Guaranty and the Offshore Guaranty, and in the case of each Offshore Subsidiary, in form and substance similar to the Offshore Guaranty,

                           (ii) within 20 days after such request, formation or
                  acquisition, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent,

                           (iii) within 45 days after such request, formation or
                  acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, similar to the Mortgages and the Domestic Security Agreement and otherwise in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,




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                                       61

                           (iv) within 30 days after such request, formation or
                  acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, assignments, security agreement supplements and security agreements delivered pursuant to this
                  Section 5.01(j), enforceable against all third parties in accordance with their terms; provided, however, that the Domestic Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.01(j)(iv) with respect to (A) any actions relating to Intellectual Property under the Domestic Security Agreement that would otherwise be required to be taken outside of the United States, (B) Collateral for which the Administrative Agent, in its reasonable discretion determines that the cost of perfecting the lien of the Security Agreement therein is excessive in relation to the security afforded thereby or (C) except as otherwise provided under any Offshore Collateral Documents, any actions in respect of any Equity Interests in any Foreign Corporation (as defined in the Domestic Security Agreement) other than as provided in Sections 1(d)(iv) and 18(8) of the Domestic Security Agreement,

                           (v) within 60 days after the request of the
                  Administrative Agent, deliver to the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such personal property, and as to such other matters as the Administrative Agent may reasonably request,

                           (vi) as promptly as reasonably practicable and in any
                  case not later than 60 days after the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and Phase I environmental assessment reports, each in scope, form and substance satisfactory



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                                       62

                  to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent, and take whatsoever action, including the recording of mortgages, may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent valid and subsisting Liens on such real estate, enforceable against all third parties in accordance with their terms,

                           (vii) upon the occurrence and during the continuance
                  of a Default, at the request of the Administrative Agent, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Administrative Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and
                           (viii) at any time and from time to time, promptly
                  execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

                  (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent



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         permitted by applicable law, subject any Loan Party's or any of its
         Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents,
         (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  (l) [Intentionally Omitted.]

                  (m) Preparation of Environmental Reports. At the reasonable request of the Required Lenders from time to time upon a violation by any Loan Party or any of its Subsidiaries of Environmental Law, or the occurrence or discovery (including, without limitation, from a report delivered pursuant to Section 5.01(j)(vi)) of any other fact, circumstance, event, act or condition that could result in the liability of any Loan Party or any of its Subsidiaries under Environmental Law, that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, provide to the Lender Parties within 90 days after such request, at the expense of the Domestic Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Required Lenders, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if any such report is not be provided within the time referred to above, the Required Lenders may retain an environmental consulting firm reasonably acceptable to Domestic Borrower to prepare such report at the expense of the Domestic Borrower, and the Domestic Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment during reasonable business hours (after giving reasonable prior notice to Domestic Borrower).

                  (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of each leases of real property to which the Domestic Borrower or any of its Subsidiaries is a party which provides for annual base lease rent thereunder of $250,000 or more, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or




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                                       64


         cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  (o) Interest Rate Hedging. After the completion of the Offer to Purchase and prior to the 6 month anniversary of the Initial Borrowing, enter into interest rate hedge agreements to the extent necessary to ensure that, after giving effect to such Hedge Agreements, at least 45% of the Domestic Borrower's Funded Debt (including any outstanding Senior Subordinated Notes) either by its terms accrues interest at a fixed rate until maturity or is subject to an interest rate Hedge Agreement. While the Domestic Borrower will have no obligation to exceed such 45% level, Domestic Borrower agrees to a target level of 50% of its Funded Debt being subject to interest rate Hedge Agreements.

                  (p) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Domestic Borrower will not, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Domestic Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:



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                                       65


                           (i)      Liens created under the Loan Documents;

                           (ii)     Permitted Liens;

                           (iii) Liens existing on the Initial Closing Date and described on Schedule 4.01(v) hereto;

                           (iv) purchase money Liens upon or in real property or
                  equipment acquired or held by the Domestic Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(ii) at any time outstanding;

                           (v) Liens arising in connection with Capitalized
                  Leases permitted under Section 5.02(b)(ii); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                           (vi) Liens on property of a Person existing at the
                  time such Person is merged into or consolidated with the Domestic Borrower or any Subsidiary of the Domestic Borrower or becomes a Subsidiary of the Domestic Borrower after the Effective Date securing Debt permitted by Section 5.02(b)(v); provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Domestic Borrower or such Subsidiary or acquired by the Domestic Borrower or such Subsidiary;

                           (vii) other Liens securing Debt and Contingent
                  Obligations outstanding in an aggregate principal amount not to exceed $10,000,000, provided that no such Lien shall extend to or cover any Collateral;


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                                       66


                           (viii) Liens arising solely by virtue of any
                  statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit amounts or other funds maintained with a credit or depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Domestic Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (B) such deposit account is not intended by Domestic Borrower or any Subsidiary to provide collateral to the depository institution;

                           (ix) Liens evidenced by UCC financing statements
                  regarding operating leases permitted by this Agreement or in respect of consigned goods;

                           (x) Liens consisting of judgment or judicial
                  attachment liens (including prejudgment attachment); provided that the enforcement of such Liens is effectively stayed or payment of which is covered in full (subject to customary deductibles) by insurance or which do not otherwise result in an Event of Default;

                           (xi) Liens securing debt of Offshore and non-wholly
                  owned Subsidiaries to the extent such Debt is permitted pursuant to Section 5.02(b);

                           (xii) Liens on documents of title and the property
                  covered thereby securing Debt in respect of letters of credit which are commercial letters of credit;

                           (xiii) Liens solely in favor of the Domestic Borrower
                  or a Subsidiary of the Domestic Borrower; provided that such Liens shall have been assigned as collateral under the Security Agreement;

                           (xiv) any encumbrances or restriction (including any
                  put and call arrangements) with respect to the Equity Interests of any joint venture agreement to which the Domestic Borrower or any of its Subsidiaries is a party; and

                           (xv) the replacement, extension or renewal of any
                  Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                           (i)      Debt under the Loan Documents,



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                                       67


                           (ii) Capitalized Leases (including any Capitalized
                                Leases included as Surviving Debt) and Debt secured by Liens permitted by Section 5.02(a)
                                (iv) and 5.02(a)(vi) not to exceed in the aggregate $15,000,000 at any time outstanding,

                          (iii) the Surviving Debt,

                           (iv) unsecured Debt of the Domestic Borrower and its
                  Subsidiaries incurred in the ordinary course of business for the deferred purchase price of property or services and aggregating, on a Consolidated basis, not more than $20,000,000 at any one time outstanding,

                            (v) Debt of any Person that becomes a Subsidiary of
                  the Domestic Borrower after the date hereof in accordance with the terms of Section 5.02(g) which Debt is existing at the time such Person becomes a Subsidiary of the Domestic Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of the Domestic Borrower),

                           (vi) Debt in respect of (A) Hedge Agreements as may
                  be required from time to time pursuant to Section 3.03(c), and
                  (B) other Hedge Agreements (including those required pursuant to Section 5.01(o)) designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice with the aggregate Agreement Value thereof not to exceed $5,000,000 at any time outstanding,

                          (vii) Debt owed to the Domestic Borrower by a
                  Subsidiary of the Domestic Borrower and Debt owed by the Domestic Borrower to a wholly-owned Subsidiary of the Domestic Borrower, which Debt (x) shall constitute Pledged Debt, and
                  (y) shall be evidenced by promissory notes in substantially the form attached as Exhibit I or such other form satisfactory to the Administrative Agent;

                         (viii) Debt arising from honoring a check, draft or
                  similar instrument against insufficient funds; provided that such Debt is extinguished within five Business days of its incurrence;

                           (ix) unsecured Debt incurred by Domestic Borrower to
                  former employees in connection with the purchase or redemption of stock of Domestic Borrower not to exceed in the aggregate $2,000,000;

                            (x) the Senior Subordinated Notes; provided that,
                  after giving effect to the issuance of such Debt (A) no Default shall have occurred and be continuing



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                                       68



                  and (B) the Domestic Borrower shall be in pro forma compliance with the covenants contained in Section 5.04; and

                           (xi) any renewals, extensions, substitutions,
                  refinancings or replacements (each a "refinancing") of any Debt permitted by this Section 5.02(b), including any successive refinancings, so long as any such refinancing Debt shall (A) not be on financial or other terms, in the reasonable judgment of Domestic Borrower, that are more onerous that the Debt being refinanced, (B) not have a stated maturity or average life that is shorter than the Debt being refinanced, (C) be at least as subordinate to the Obligations under the Loan Documents as the Debt being refinanced (and unsecured if the refinanced Debt is unsecured) and (D) be in a principal amount that does not exceed the principal amount so refinanced, plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Debt being refinanced and (2) the amount of premium or other payment actually paid at such time to refinance the Debt, plus, in either case, the amount of reasonable expenses of Domestic Borrower or any Subsidiary incurred in connection with such refinancing. If any Debt permitted hereunder is incurred to refinance Debt denominated in a currency other than US Dollars and such refinancing would cause a US Dollar Equivalent restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such US Dollar Equivalent restriction shall not be deemed to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced, but the ability to make subsequent incurrences of Debt subject to the applicable US Dollar Equivalent restriction shall be determined as if the relevant currency exchange rate applied to any such previous refinancing was the rate in effect on the date of such refinancing.

                  (c) Contingent Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist any Contingent Obligations, except (i) Contingent Obligations under guaranties of Debt permitted under Section 5.02(b) (other than, with respect to Debt of any Person that becomes a Subsidiary of the Domestic Borrower on any date after the date hereof permitted pursuant to Section 5.02(b)(v), any guaranty of such Debt by the Domestic Borrower or any other Person which was a Subsidiary of the Domestic Borrower prior to such date) and (ii) other Contingent Obligations (including any guaranty by the Domestic Borrower or any of its existing Subsidiaries of any Debt of any Person that becomes a Subsidiary of the Domestic Borrower which is permitted pursuant to Section 5.02(b)(v)) not to exceed $15,000,000 at any time outstanding.

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                                       69


                  (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

                  (e) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                      (i) any Subsidiary of the Domestic Borrower may merge into or consolidate with any other Subsidiary of the Domestic Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly-owned Domestic Subsidiary of the Domestic Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

                      (ii) in connection with any Permitted Acquisition under
                  Section 5.02(g)(xiii), any Subsidiary of the Domestic Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly-owned Subsidiary of the Domestic Borrower; and

                      (iii) in connection with any sale or other disposition
                  permitted under Section 5.02(f) (other than clause (ii) thereof), any Subsidiary of the Domestic Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

         provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

                  (f) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                      (i) sales of Inventory in the ordinary course of its
                  business;

                      (ii) in a transaction authorized by Section 5.02(e)
                  (other than subsection (iii) thereof);

                      (iii) the sale of equipment to the extent that such
                  equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of similar replacement equipment;



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                                       70


                           (iv) the limited recourse sale of Receivables in
                  connection with the securitization thereof, which sale is non-recourse to the extent customary in securitizations and consistent with past practice;

                           (v) in the ordinary course of business, the license
                  of patents, trademarks, copyrights and know-how to third Persons, so long as each such license of a Domestic Subsidiary is subject to the Lien of the Domestic Security Agreement and does not otherwise prohibit the granting of a Lien therein by Domestic Borrower or any Subsidiary pursuant to the Domestic Security Agreement;

                           (vi) the sale of worn out or obsolete equipment not
                  utilized in the business of Domestic Borrower or any Subsidiary;

                           (vii) the abandonment or other disposition for no
                  consideration of patents, trademarks or other intellectual property that is, in the reasonable judgment of Domestic Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Domestic Borrower and its Subsidiaries taken as a whole;

                           (viii) the sale of any asset by the Domestic Borrower
                  or any Subsidiary (other than a bulk sale of Inventory and a sale of Receivables other than delinquent accounts for collection purposes only) so long as (A) the purchase price paid to the Domestic Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale; (B) the purchase price for such asset shall be paid to the Domestic Borrower or such Subsidiary solely in cash; (C) the aggregate purchase price paid to the Domestic Borrower and all of its Subsidiaries for such asset and all other assets sold by the Domestic Borrower and its Subsidiaries during the same Fiscal Year pursuant to this clause (viii) shall not exceed $25,000,000 ; provided, however, that the Domestic Borrower and it Subsidiaries may sell Equity Interests in, or the properties and assets of, any Person, for an aggregate amount in any Fiscal Year of the Domestic Borrower which is greater than $25,000,000 on the condition that the Domestic Borrower shall have delivered to the Administrative Agent not later than five days prior to such sale a report prepared in good faith and certified by the Chief Financial Officer of the Domestic Borrower and approved by the Joint Lead Arrangers, which report shall include an analysis demonstrating in reasonable detail that the pro forma EBITDA of such Person (or such properties and assets) for the most recently completed four consecutive fiscal quarters, together with the pro forma EBITDA of each other Person, the Equity Interests in,




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                                       71


                 or the properties or assets of which, were previously sold by the Domestic Borrower and its Subsidiaries pursuant to this subsection (viii) during such Fiscal Year, for the most recently completed four fiscal quarters as of the date such Person (or such properties or assets) were sold, and does not, in the aggregate, exceed 7.5% of the EBITDA of the Domestic Borrower and its Subsidiaries for the most recently completed four fiscal quarters of the Domestic Borrower; and (D) the aggregate purchase price paid to the Domestic Borrower and its Subsidiaries for all assets sold pursuant to this clause (viii) during the term of this Agreement shall not exceed $50,000,000; and

                           (ix) so long as no Default shall occur and be
                  continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of clause (viii) above.

                  (g) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

                            (i)     (A)   equity Investments by the Domestic
                 Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof; or

                                    (B)   additional equity Investments in
                           wholly-owned Domestic Subsidiaries of the Domestic Borrower existing on the date hereof or the Equity Interest of which are acquired by the Domestic Borrower or one of its Domestic Subsidiaries pursuant to clause (xiii) below, including, without limitation, Investments in newly formed, wholly-owned Domestic Subsidiaries of the Domestic Borrower or one of its Domestic Subsidiaries which are to fund the purchase by such newly formed Domestic Subsidiary of the assets comprising a division or business unit or a substantial part of the business of any other Person if such Investment by such new Subsidiary is made in accordance with clause (xiii) below; or

                                    (C)   additional Investments by the Domestic
                           Borrower and its Domestic Subsidiaries in wholly-owned (other than with respect to any de minimis director's qualifying shares) Offshore Subsidiaries of the Domestic Borrower or any of its wholly-owned Subsidiaries (other than with respect to any de minimis director's qualifying shares) in an aggregate amount for the Domestic Borrower and all its Domestic Subsidiaries not to exceed $10,000,000 in any Fiscal Year (in addition to any Investments in such Offshore Subsidiaries in the form of the Offshore Guaranty); or



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                                       72



                                    (D)   additional Investments by Offshore
                           Subsidiaries of the Domestic Borrower and its Subsidiaries in other Offshore Subsidiaries which are wholly-owned by the Domestic Borrower or any of its wholly-owned Subsidiaries; or

                                    (E)   additional Investments by the Domestic
                           Borrower and any of its wholly-owned Subsidiaries in Subsidiaries and other Persons (including joint-ventures) which are not wholly-owned by the Domestic Borrower or its wholly-owned Subsidiaries, but are controlled by the Domestic Borrower or one of its wholly-owned Subsidiaries, (including, without limitation, Contingent Obligations incurred by the Domestic Borrower or any of its wholly-owned Subsidiaries in respect of the Debt of any such Subsidiary or other Person which are not wholly-owned) not at any time exceeding in the aggregate $5,000,000; or additional Investments by such Subsidiaries of the Domestic Borrower (which are not wholly-owned Subsidiaries of the Domestic Borrower or any of its wholly-owned Subsidiaries) in other such non-wholly-owned Subsidiaries or other Persons which are controlled by the Domestic Borrower or one of its wholly-owned Subsidiaries; or

                                    (F)   Investments in the form of the
                           Offshore Guaranty;

                           (ii) loans and advances to employees in the ordinary course of the business of the Domestic Borrower and its Subsidiaries as presently conducted (A) to the extent such loans and advances are used to purchase capital stock, or options or warrants to purchase capital stock of the Domestic Borrower, in an aggregate amount not to exceed $5,000,000 and
                  (B) other such loans and advances in an aggregate principal amount not to exceed $3,000,000 at any time outstanding;

                           (iii) Investments by the Domestic Borrower and its Subsidiaries in Cash Equivalents;

                           (iv) Investments existing on the Initial Closing Date and described on Schedule 4.01(y) hereto;

                           (v) Investments in Hedge Agreements permitted under Section 5.02(b);

                           (vi) Investments consisting of intercompany Debt permitted under Section 5.02(b);



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                           (vii)    Investments consisting of non-cash
                  consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to Section 5.02(e)(vi) not at any time exceeding, in the case of all such notes and similar obligations, the amount of $5,000,000;

                           (viii) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security or similar legislation;

                           (ix) pledges or deposits in connection with (A) non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (B) contingent obligations on surety or appeal bonds and (C) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

                           (x) advances, loans or extensions of credit to suppliers in the ordinary course of business by Domestic Borrower or any Subsidiary consistent with past practice as of the Effective Date not at any time exceeding in the aggregate $2,000,000;

                           (xi) other advances, loans or extensions of credit in the ordinary course of business by Domestic Borrower or any Subsidiary not at any time exceeding in the aggregate $3,000,000;

                           (xii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

                           (xiii) other Investments in the equity interests or assets of a newly acquired business or in the equity interests of a new Subsidiary of the Domestic Borrower or any of its Subsidiaries which new Subsidiary is organized to purchase any such equity interests or assets; provided that with respect to Investments made under this clause (xiii): (1) any such newly acquired or organized Subsidiary of the Domestic Borrower or any of its Subsidiaries shall be a wholly-owned Subsidiary of the Domestic Borrower or one of its wholly-owned Subsidiaries (other than in respect of any de minimis director's qualifying shares) and shall be organized under the laws of an Approved Country; (2) immediately before and after giving effect thereto, no Default shall have occurred and be


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                  continuing or would result therefrom; (3) any company or
                  business acquired or invested in pursuant to this clause
                  (xiii) shall be in the specialty chemicals business or in a substantially similar line of business, and the material assets of such company or business shall be principally located in one or more Approved Countries (and a material portion of the assets of such company or business, taken as a whole, shall not be located in a country which is not an Approved Country); (4) immediately after giving effect to the acquisition of a company or business pursuant to this clause
                  (xiii), the Domestic Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of the Domestic Borrower delivered to the Lender Parties demonstrating such compliance; (5) the Domestic Borrower shall have delivered to the Administrative Agent and the Lender Parties an Acquisition Diligence Report for such company or business; and (6) any such newly formed Subsidiary shall be in compliance with Section 5.01(j).

                  (h) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Domestic Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

                           (i) the Domestic Borrower may (A) declare and pay dividends and distributions payable only in common stock of the Domestic Borrower, (B) issue and sell shares of its capital stock in a transaction which will not result in a Change of Control, (C) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Advances pursuant to Section 2.06(b), purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights,
                  (D) redeem or purchase Equity Interests from the Sponsor or other shareholders of the Domestic Borrower who are not officers, directors or employees of the Domestic Borrower, substantially concurrently with the issuance


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                  and sale of such Equity Interests to employees of the Domestic
                  Borrower and its Subsidiaries; provided, however, that the redemption or purchase price paid to the Sponsor for such Equity Interests shall not exceed either (1) the Net Cash Proceeds received by the Domestic Borrower from the issuance of such Equity Interests to such employees, or (2) $5,000,000 in the aggregate for all such redemptions and purchases during the term of this agreement, (E) accept capital contributions from the Equity Investors, (F) make payments in accordance with the Management Agreement and pay fees and indemnification payments to directors and officers of the Domestic Borrower in the ordinary course of business; provided, however, that the aggregate amount of all such payments shall not exceed the sum of $1,600,000 plus the actual out-of-pocket expenses of the Sponsor in connection with providing management services to Domestic Borrower plus such actual fees, expenses and indemnity payments incurred by such officers and directors in any Fiscal Year of the Domestic Borrower (beginning with the Fiscal Year ending December 31, 2000), (G) the Domestic Borrower may repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Domestic Borrower held by current or former employees of the Domestic Borrower or any of its Subsidiaries pursuant to any employee equity subscription agreement, stock option agreement or stock ownership arrangement; provided, however, that the aggregate price paid (including the principal amount of Debt issued pursuant to Section 5.02(b)(ix)) for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed an aggregate of $2,000,000 over the term of this Agreement, and (H) issue new shares of its capital stock to the seller (or its affiliates) of any Equity Interests or assets purchased by the Domestic Borrower or any of its Subsidiaries, as all or a portion of the purchase price for such Equity Interests or assets issue in connection with a Permitted Acquisition; and

                           (ii)     any Subsidiary of the Domestic Borrower may
                  (A) declare and pay cash dividends to the Domestic Borrower,
                  (B) declare and pay cash dividends to any other wholly-owned Subsidiary of the Domestic Borrower of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under Section 5.02(g)(i).

                  (i) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee under any operating leases
         (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of the Domestic Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $4,000,000 payable in the period of 12 consecutive months






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         ending on December 31, 2000 and increasing by $250,000 for each 12 month period thereafter.

                  (j) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in any manner which would have a material adverse effect on any rights of the Secured Parties under the Loan Documents.

                  (k) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in any material respect in accounting policies or reporting practices, except as required by generally accepted accounting principles, or any change in Fiscal Year.

                  (l) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) the prepayment of Debt permitted pursuant to Section 5.02(b)(vii), (iii) the prepayment of Debt permitted pursuant to 5.02(b)(ix) to the extent also permitted pursuant to Section 5.02(h)(i)(G), (iv) regularly scheduled or required repayments or redemptions of Debt permitted pursuant to Section 5.02(b), and refinancings of such Debt permitted pursuant to Section 5.02(b)(xi), or amend, modify or change in any manner any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Domestic Borrower or any of its wholly-owned Subsidiaries.

                  (m) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any material manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any material term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

                  (n) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt, (B) any purchase





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         money Debt permitted by Section 5.02(b) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 5.02(b) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto or
         (D) any Debt outstanding on the date any Subsidiary of the Domestic Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Domestic Borrower).

                  (o) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than a Domestic, wholly-owned Subsidiary of the Domestic Borrower the sole assets of which consist of such Subsidiary's interest in one or more of such partnerships or joint ventures.

                  (p) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions other than Hedge Agreements entered into in the ordinary course of business and permitted by Section 5.02(b).

                  (q) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Domestic Borrower and its Subsidiaries in any Fiscal Year of the Domestic Borrower to exceed an amount equal to the greatest of (i) $13,000,000,
         (ii) 5% of the Consolidated net sales of the Domestic Borrower and its Subsidiaries for the immediately preceding Fiscal Year of the Domestic Borrower, calculated in accordance with GAAP or (iii) at any time after the Chief Financial Officer of the Domestic Borrower shall have delivered a certificate to the Lender Parties identifying the Permitted Acquisitions and permitted sales of assets of the Domestic Borrower and its Subsidiaries for any Fiscal Year of the Domestic Borrower, together with a calculation of the pro forma Consolidated net sales of the Domestic Borrower and its Subsidiaries for the preceding Fiscal Year and as though all such Permitted Acquisitions and dispositions had occurred at the beginning of such preceding Fiscal Year, 5% of such pro forma Consolidated net sales.

                  (r) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary, except as permitted under Section 5.02(g)(i) or (xiii).

                  (s) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any




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         Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Domestic Borrower or any Subsidiary of the Domestic Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents , (ii) any agreement or instrument evidencing Surviving Debt and (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Domestic Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Domestic Borrower.

                  (t) Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract except for any such action as would not be reasonably likely to result in a Material Adverse Effect. The Domestic Borrower will use all reasonable efforts, and will cause its Subsidiaries to use all reasonable efforts to cause any Material Contract of the type referred to in clauses (iv) of the definition of such term entered into by the Domestic Borrower or such Subsidiary after the Effective Date not to contain a provision which would, by its terms, prohibit the assignment by the Domestic Borrower or such Subsidiary of its rights thereunder as security pursuant to the Security Agreement.

                  SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Domestic Borrower will furnish to the Agents and the Lender Parties:

                  (a) Default Notice. As soon as possible and in any event within two days after the Domestic Borrower or any of its Subsidiaries becomes aware of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Domestic Borrower setting forth details of such Default and the action that the Domestic Borrower has taken and proposes to take with respect thereto.

                  (b) Annual Financials. As soon as available and in any event within 100 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Domestic Borrower and its Subsidiaries, including therein Consolidated balance sheets of the Domestic Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Domestic Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion without a "going concern" or similar qualification or exception or a




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         qualification arising out of the scope of the audit and otherwise acceptable to the Administrative Agent of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Domestic Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Domestic Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP as in effect on the date hereof and (iii) a certificate of the Chief Financial Officer of the Domestic Borrower stating either that such Chief Financial Officer has, after due inquiry, no knowledge that any Default has occurred and is continuing or, if the Chief Financial Officer has knowledge that a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Domestic Borrower has taken and proposes to take with respect thereto.

                  (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the Domestic Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Domestic Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Domestic Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Financial Officer of the Domestic Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating either that such Chief Financial Officer has, after due inquiry, no knowledge that any Default has occurred and is continuing or, if the Chief Financial Officer has knowledge that a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Domestic Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Domestic Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of




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         any change in GAAP used in the preparation of such financial statements, the Domestic Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP in effect on the date hereof.

                  (d) Annual Forecasts. As soon as available and in any event no later than 45 days after the end of each Fiscal Year, an annual budget prepared by management of the Domestic Borrower, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year.

                  (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f) (except proceedings that, if adversely determined, would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect), and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on
         Schedule 4.01(f) hereto.

                  (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                  (h) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could have a Material Adverse Effect, copies of each proposed Subordinated Debt Document, and copies of any proposed amendment, modification or waiver of any provision of any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon




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         request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

                  (i) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Domestic Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (iii) Plan Annual Reports. Promptly and in any event within 30 days after a request from the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (iv) Multiemployer Plan Notices. Promptly and in any event within ten Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                  (j) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.
                  (k) Real Property. As soon as available and in any event within 100 days after the end of each Fiscal Year beginning with the Fiscal Year ended December 31, 2000, a report supplementing Schedules 4.01(w) and 4.01(x) hereto, including an identification of all owned and leased real property disposed of by the Domestic Borrower or any of its






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         Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal
         Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

                  (l) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Domestic Borrower and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

                  (m) Year 2000 Compliance. Promptly after the Domestic Borrower's discovery or determination thereof, notice (in reasonable detail) that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant (as defined in Section 4.01(bb)), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                  (n) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

                  SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Domestic Borrower will:

                  (a) Total Debt/EBITDA Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower a Total Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:


                   ==============================================

                     DURING FISCAL YEAR ENDING            RATIO
                                                 ================

                      December 31, 2000           5.50:1
                      December 31, 2001           5.50:1
                      December 31, 2002           5.25:1
                      December 31, 2003           5.00:1
                   ==============================================

                                Credit Agreement


                      December 31, 2004           5.00:1
                      December 31, 2005           4.75:1
                       and thereafter
                     ============================================

                  (b) Senior Debt/EBITDA Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower a Senior Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:


                   ==============================================

                     DURING FISCAL YEAR ENDING            RATIO
                                                 ================

                      December 31, 2000           4.25:1
                      December 31, 2001           4.25:1
                      December 31, 2002           4.00:1
                      December 31, 2003           3.75:1
                      December 31, 2004           3.50:1
                         and thereafter
                   ==============================================

                  (c) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:



                   ==============================================

                     DURING FISCAL YEAR ENDING            RATIO
                                                 ================
                      December 31, 2000           1.10:1
                      December 31, 2001           1.10:1
                      December 31, 2002           1.10:1
                      December 31, 2003           1.15:1
                      December 31, 2004           1.20:1
                         and thereafter
                   ==============================================

                  (d) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:


                   ==============================================

                     DURING FISCAL YEAR ENDING            RATIO
                                                 ================



                                Credit Agreement



                      December 31, 2000           1.75:1
                      December 31, 2001           2.00:1
                      December 31, 2002           2.00:1
                      December 31, 2003           2.25:1
                      December 31, 2004           2.50:1
                         and thereafter
                   ==============================================



                                   ARTICLE VI

                                EVENTS OF DEFAULT

                 SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                 (a) (i) the Domestic Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Domestic Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five Business Days after the same becomes due and payable; or

                 (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                 (c) the Domestic Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e),
         (f), or (m), 5.02, 5.03 or 5.04; or

                 (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Domestic Borrower by the Administrative Agent or any Lender Party; or

                 (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $5,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when



                                Credit Agreement
         the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that this subsection (e) shall not apply to any secured Debt, that becomes due as a result of a voluntary sale or transfer of the assets securing such Debt; or

                 (f) any Loan Party or any of its Subsidiaries or SSCI Investors shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                 (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $5,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) or indemnification and as to which the insurer or the indemnifying party, as the case may be, has acknowledged its obligation to cover such judgment or order) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 25 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or





                                Credit Agreement

                  (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 25 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01, 3.02, 3.03, 3.04 or 5.01(j) of this Agreement or Section 5.01(q) of the Existing Credit Agreement shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document after delivery thereof pursuant to
         Section 3.01, 3.02, 3.03, 3.04 or 5.01(j) of this Agreement or Section or 5.01(q) of the Existing Credit Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

                  (k) a Change of Control shall occur; or

                  (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

                  (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $1,000,000 per annum; or

                  (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately



                                Credit Agreement
          preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

                  (o) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Domestic Borrower and each Offshore Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Domestic Borrower and each Offshore Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Domestic Borrower and each Offshore Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable and (C) by notice to the Issuing Bank, direct the Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Standby Letter of Credit issued by it, and the Issuing Bank shall deliver such Default Termination Notices; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Domestic Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Domestic Borrower and each Offshore Borrower.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Domestic Borrower to, and forthwith upon such demand the Domestic Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate



                                Credit Agreement

Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Domestic Borrower will, forthwith upon demand by the Administrative Agent or the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Administrative Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.


                                   ARTICLE VII

                                   THE AGENTS


                  SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, Swing Line Lender (if applicable), Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Domestic Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and



                                Credit Agreement

Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Chase, J.P. Morgan, ML&Co. and Affiliates. With respect to its Commitments or the Commitments of its Affiliates, the Advances made by it or the Advances made by its Affiliates and the Notes issued to it or to its Affiliates, Chase, J.P. Morgan and ML&Co. and their Affiliates shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it or its Affiliate were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Chase, Morgan Guaranty Trust Company of New York and Merrill Lynch Capital Corporation in their respective individual capacities. Chase, Morgan Guaranty Trust Company of New York and Merrill Lynch Capital Corporation and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Chase, J.P. Morgan and ML&Co. were not Agents and without any duty to account therefor to the Lender Parties.

                  SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and



                                Credit Agreement
information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Domestic Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Domestic Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Domestic Borrower.

                  (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Domestic Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Domestic Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Domestic Borrower.

                  (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at

                                Credit Agreement
such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Domestic Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent which, so long as no Default has occurred and is continuing, shall be approved by the Domestic Borrower (such approval not to be unreasonably withheld or delayed), and, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Administrative Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Administrative Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion,

                                Credit Agreement
privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Sub-Facility) and payments by the Domestic Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

                (a) no amendment, waiver or consent shall, unless in writing and signed by the Domestic Borrower, the Offshore Borrowers and all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time:

                    (i) waive any of the conditions specified in Section 3.01,
               3.02, 3.03 or, in the case of the Initial Extension of Credit,
               Section 3.04,

                    (ii) change the number of Lenders or the percentage of (x)
               the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder,




                                Credit Agreement

                    (iii) reduce or limit the obligations of any Guarantor under
               Section 1 of the Guaranty issued by it or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties (other than, (x) to the extent permitted under the Guaranty, (y) pursuant to a merger permitted pursuant to Section 5.02(e) or (z) in connection with a sale of such Guarantor permitted pursuant to
               Section 5.02(f) or a waiver of such Section effected with the consent of the Required Lenders),

                    (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, or

                    (v) amend Section 2.13, the Collateral Sharing Agreement or this Section 8.01;

               (b) no amendment, waiver or consent shall, unless in writing and signed by the Domestic Borrower, each Offshore Borrower and the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Term A Facility, the Offshore Acquisition Facility or the Revolving Credit Facility if such Lender is directly affected by such amendment, waiver or consent,

                    (i) increase the Commitments of such Lender (it being
               understood that waivers or modification of conditions precedent, covenants, Defaults or Events of Default or a mandatory reduction in the Revolving Credit Facility shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender for these purposes),
                    (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender (other than as a result of any waiver of the applicability of any post default increase in interest rates; it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for these purposes, notwithstanding the fact that such amendment or modification actually results in such a reduction, so long as the primary purpose (as determined in good faith by the Joint Lead Arrangers) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement), or




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                                       94

                           (iii) postpone any date fixed for any payment of
                  principal of, or interest on, the Notes held by such Lender pursuant to Section 2.04 or 2.07 or any fees or other amounts payable hereunder to such Lender pursuant to Section 2.08;

                  (c) no amendment, waiver or consent shall, unless in writing and signed by the Domestic Borrower, the Offshore Borrowers and the Required Lenders and, if the Lenders that have Commitments under, or are owed any amounts under or in respect of, any Facility are directly affected by such amendment, waiver or consent, Lenders holding more than 50% of the aggregate Commitments under the Term A Facility, the Offshore Acquisition Facility or the Revolving Credit Facility, change the order of application of any reduction in the Commitments or any prepayment of Advances between the Term A Facility or the Offshore Acquisition Facility from the application thereof set forth in the applicable provisions of Section 2.06(b)(v) in any manner that materially affects the Lenders under such Facility or require the permanent reduction of the Revolving Credit Facility at any time when all or a portion of any Term Facility remains in effect;

                  (d) no amendment, waiver or consent shall, unless in writing and signed by the Appropriate Swing Line Lender or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Appropriate Swing Line Lender or of the Issuing Bank, as the case may be, under this Agreement; and

                  (e) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

At any time that no Default shall have occurred and be continuing, if, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by subsection (c) of this
Section 8.01, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Domestic Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Eligible Assignees so long as at the time of such replacement, each such Eligible Assignee consents to the proposed change, waiver, discharge or termination. At the time any such non-consenting Lender (a "DEPARTING LENDER") is replaced by an Eligible Assignee (a "REPLACEMENT LENDER") designated by the Domestic Borrower hereunder, the Replacement Lender and the Departing Lender shall enter into an Assignment and Acceptance pursuant to Section 8.07 pursuant to which all of the Commitments, Advances and Notes owed to, or held by, the Departing Lender are assigned to the Replacement Lender, against payment by the Replacement Lender to the Departing Lender of an amount equal to the principal

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                                       95

amount of such outstanding Advances, together with accrued and unpaid interest on such Advances to the date of assignment and all accrued and unpaid fees and other amounts due to the Departing Lender hereunder on such date. The Domestic Borrower or the Replacement Lender shall pay the Administrative Agent's fees in connection with any such assignment.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Domestic Borrower, at its address at 225 West Washington Street, Suite 2200, Chicago, IL 60606, Telecopy Number:
(312) 419-4034, Attention: John R. Mellet; if to an Offshore Borrower or any other Loan Party, to it c/o the Domestic Borrower with a copy to the address provided on Schedule I to the Credit Agreement Supplement executed and delivered by such Offshore Borrower; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party (other than any Offshore Swing Line Lender), at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to any Offshore Swing Line Lender, to the Offshore Currency Agent, with a copy to the notice address specified in the Joinder Agreement pursuant to which it became an Offshore Swing Line Lender; if to Chase, in its capacity as the Administrative Agent or Offshore Currency Agent, at its address at The Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Telecopy Number: (212) 552-5777, Attention:
Michael Cerniglia, with a copy, in the case of all notices other than Notices of Borrowing, Notices of Issuance, Notices of Renewal and Notices of Swing Line Borrowings, to The Chase Manhattan Bank, 270 Park Avenue, 38th Floor, New York, New York 10017, Telecopy Number: (212) 270-7939, Attention: Lawrence Palumbo; if to ML&Co. in its capacity as a Joint Lead Arranger, Joint Book Manager or Syndication Agent, at its address at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Telecopy Number: (212) 449-8635,
Attention: David Manzano; if to J.P. Morgan in its capacity as a Joint Lead Arranger, Joint Book Manager or Documentation Agent, at its address at 60 Wall Street, New York, New York 10260-0060, Telecopy Number: (212) 648-5348,
Attention: Jose Briones; or, as to the Domestic Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Domestic Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.




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                                       96

                SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                SECTION 8.04. Costs and Expenses. (a) The Domestic Borrower agrees to pay on demand (i) all reasonable costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Syndication Agent and the reasonable fees and expenses of counsel to the Administrative Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents (including, without limitation, pursuant to Section 3.02, 3.03, 5.01(j), (k) and (m)), with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

                (b) The Domestic Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby, including, without limitation, the Offer to Purchase and any Permitted Acquisition or other proposed acquisition (including, without limitation, the Acquisition) by the Domestic Borrower or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in



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                                       97

a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's bad faith, gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Domestic Borrower also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Loan Party or any Loan Party's security holders or creditors resulting from, arising out of or in any way related to or by reason of, the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents except to the extent that any Loss resulted from the gross negligence or bad faith of such Indemnified Person.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by an Applicable Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section
8.07 as a result of a demand by the Domestic Borrower pursuant to Section 8.07(a), or if the Applicable Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Applicable Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of each Applicable Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.



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                                       98

                  SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of (i) the Domestic Borrower against any and all of the Obligations of the Domestic Borrower now or hereafter existing under the Loan Documents, or (ii) any Offshore Borrower, against any and all of the obligations of such Offshore Borrower now or hereafter existing under the Loan Documents, in either case, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Domestic Borrower or such Offshore Borrower, as the case may be, after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective on the Effective Date and thereafter shall be binding upon and inure to the benefit of the Domestic Borrower, each Offshore Borrower, each Agent and each Lender Party and their respective successors and assigns, except that neither the Domestic Borrower nor any Offshore Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred

                                Credit Agreement
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                                       99


and be continuing at the time of effectiveness of such assignment, the Domestic Borrower, acting on behalf of itself and any other Applicable Borrower) under each Facility for which a Commitment is being assigned, (iii) except in the case of an assignment to a Person that, immediately prior to such assignment was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender, each such assignment shall be to an Eligible Assignee approved by the Administrative Agent and, so long as no Default shall have occurred, the Domestic Borrower (acting on behalf of itself and any other Applicable Borrower), such consent not to be unreasonably withheld or delayed, (iv) no such assignments shall be permitted without the consent of the Joint Lead Arrangers until the Joint Lead Arrangers shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement and the Collateral Sharing Agreement, together with copies of the financial statements referred to in
Section 4.01

                                Credit Agreement
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                                      100

and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will be bound by the provisions of this Agreement and the Collateral Sharing Agreement and will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the Collateral Sharing Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Applicable Borrowers, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Applicable Borrowers, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Applicable Borrowers or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto (and is accompanied by any required U.S. Internal Revenue Service Forms referred to in Section 3(vii) thereof), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Domestic Borrower, any other Applicable Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, each Applicable Borrower, at its own expense, shall (if so requested) execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the



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                                      101

aggregate principal amount of such surrendered Note or Notes, shall be dated the Effective Date and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3 or A-4 hereto, as the case may be.

                  (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                  (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Domestic Borrower, the Offshore Borrowers, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                  (h) Any Lender Party that sells a participating interest under
Section 8.07(g) shall indemnify and hold harmless each Applicable Borrower and the Administrative Agent from and against any taxes, related penalties and interest, and reasonable out-of-pocket costs (including reasonable attorneys' fees and expenses) incurred or payable by the Applicable Borrower or such Agent as a result of the failure of Applicable Borrower or such Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender Party (or such participant) or such Agent, as the case may be, which taxes would not have been incurred or payable but for such participation.

                  (i) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Domestic Borrower and the other Applicable Borrowers furnished to such Lender Party by or on behalf of the Domestic

                                Credit Agreement
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                                  102

Borrower and the other Applicable Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

                  (j) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  SECTION 8.09. No Liability of the Issuing Bank. The Domestic Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Domestic Borrower shall have a claim against the Issuing Bank, and Issuing Bank shall be liable to the Domestic Borrower, to the extent of any direct, but not consequential, damages suffered by the Domestic Borrower that the Domestic Borrower proves were caused by (i) Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.



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                                      103

                  SECTION 8.10. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Domestic Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.

                  SECTION 8.11. Release of Collateral; Release of Subsidiary Guarantor. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Administrative Agent will (without the necessity of any notice to, or consent of, any Lender), at the Domestic Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents. Upon the consummation of the sale, transfer or other disposition by the Domestic Borrower and any of its Subsidiaries of all of the Equity Interests of the Domestic Borrower and its Subsidiaries in any other Subsidiary which is a Guarantor as permitted by, and in accordance with the terms of, the Loan Documents, such Guarantor shall be automatically released from the applicable Guaranty and shall have no further obligations thereunder. Upon the written request of the Domestic Borrower, together with a certificate detailing the manner of any such sale of a Guarantor and the absence of any Default hereunder both before and after giving effect thereto, the Administrative Agent or the Required Lenders shall execute and deliver to the Domestic Borrower such documents as the Domestic Borrower may reasonably request to evidence the release of such Guarantor from the applicable Guaranty.

                  SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the

                                Credit Agreement
judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.13. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert either (i) a sum due hereunder in US Dollars into another currency or (ii) a sum due hereunder in any currency other than US Dollars into US Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be determined in accordance with Section 1.04 on the Business Day preceding that on which final judgment is given.

                  (b) The obligation of each Loan Party in respect of any sum due from it in any currency (the "PRIMARY CURRENCY") to any Lender Party or any Agent under the Loan Documents shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender Party or such Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender Party or such Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender Party or such Agent (as the case may be) in the applicable Primary Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender Party or such Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender Party or such Agent (as the case may be) in the applicable Primary Currency, such Lender Party or such Agent (as the case may be) agrees to remit to such Loan Party such excess.

                  SECTION 8.14. Substitution of Currency. If a change in any Offshore Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement will be amended to the extent determined by the Offshore Currency Agent, acting reasonably and in consultation with the Domestic Borrower, to be necessary to reflect the change in currency and to put the Swing Line Lenders and the Applicable Borrowers in the same position, so far as possible, that they would have been in if no change in such Offshore Currency had occurred.



                                Credit Agreement

                  SECTION 8.15. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.16. Waiver of Jury Trial. Each of the Domestic Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.


             [The remainder of this page intentionally left blank.]


                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    SOVEREIGN SPECIALTY CHEMICALS, INC.


                                    By /s/ Brian Hoesterey
                                      ------------------------------------------
                                      Title: Vice President


                                    MERRILL LYNCH, PIERCE, FENNER &
                                    SMITH INCORPORATED, as Joint Lead
                                    Arranger, Joint Book Manager and Syndication
                                    Agent


                                    By /s/ Christopher Birosak
                                      ------------------------------------------
                                      Title: Managing Director


                                    J.P. MORGAN SECURITIES INC., as Joint
                                    Lead Arranger, Joint Book Manager and
                                    Documentation Agent


                                    By /s/  Jose Briones
                                      ------------------------------------------
                                      Title: Vice President


                                    THE CHASE MANHATTAN BANK,
                                    as Administrative Agent, Offshore Currency
                                    Agent, Initial Issuing Bank and Domestic
                                    Swing Line Lender


                                    By /s/ Lawrence Palumbo, Jr.
                                      ------------------------------------------
                                      Title: Vice President


                                Credit Agreement

Initial Lenders

CORPORATION
                                    MERRILL LYNCH CAPITAL CORPORATION


                                    By /s/ Christopher Birosak
                                      ------------------------------------------
                                      Title: Managing Director


                                    MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK


                                    By /s/ Francoise Berthelot
                                      ------------------------------------------
                                      Title: Francoise Berthelot


                                    THE CHASE MANHATTAN BANK


                                    By /s/ Lawrence Palumbo, Jr.
                                      ------------------------------------------
                                      Title: Vice President


                                    NATIONAL CITY BANK


                                    By /s/ Matthew R. Klinger
                                      ------------------------------------------
                                      Title: Vice President


                                    THE BANK OF NOVA SCOTIA


                                    By /s/ F.C.H. Ashby
                                      ------------------------------------------
                                       Title: Senior Manager Loan Operations


                                Credit Agreement

                                    BANK ONE, NA (Main Chicago Office)


                                    By /s/ Erik Back
                                      ------------------------------------------
                                      Title: Erik Back


                                    ABN AMRO BANK N.V.


                                    By /s/ Scott J. Albert
                                      ------------------------------------------
                                      Title: Group Vice President


                                    By /s/ Steven M. Buehler
                                      ------------------------------------------
                                      Title: Vice President


                                    CREDIT AGRICOLE INDOSUEZ


                                    By /s/ Sarah U. Johnson
                                      ------------------------------------------
                                      Title: Vice President


                                    By /s/ Susan Knight
                                      ------------------------------------------
                                      Title: Vice President


                                Credit Agreement

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES


==============================================================================

                               TERM A      REVOLVING CREDIT  LETTER OF CREDIT
  NAME OF INITIAL LENDER     COMMITMENT*      COMMITMENT*       COMMITMENT
------------------------------------------------------------------------------
Merrill Lynch Capital     $10,800,000.00   $ 7,200,000.00     $         0.00
Corporation




------------------------------------------------------------------------------
Morgan Guaranty Trust     $10,800,000.00   $ 7,200,000.00     $         0.00
Company of New York




------------------------------------------------------------------------------
The Chase Manhattan Bank  $10,200,000.00   $ 6,800,000.00     $20,000,000.00




------------------------------------------------------------------------------
National City Bank        $ 9,600,000.00   $ 6,400,000.00     $         0.00



======================================================================================================================

                                           DOMESTIC LENDING OFFICE                   EURODOLLAR
  NAME OF INITIAL LENDER                                                           LENDING OFFICE
----------------------------------------------------------------------------------------------------------------------
Merrill Lynch Capital                  Merrill Lynch & Co.                     Merrill Lynch & Co.
Corporation                            WFC North - 16th Floor                  WFC North - 16th Floor
                                       250 Vesey Street                        250 Vesey Street
                                       New York, NY 10281                      New York, NY 10281
                                       Attn: Margaret Sellinger/               Attn: Margaret Sellinger/
                                             Mack Campbell                           Mack Campbell
                                       Tel: 212-449-6187/6996                  Tel: 212-449-6187/6996
                                       Fax: 212-738-1719                       Fax: 212-738-1719
----------------------------------------------------------------------------------------------------------------------
Morgan Guaranty Trust                  Morgan Guaranty Trust                   Morgan Guaranty Trust
Company of New York                    Company of New York                     Company of New York
                                       c/o J.P. Morgan Services, Inc.          c/o J.P. Morgan Services, Inc.
                                       500 Stanton Christiana Road             500 Stanton Christiana Road
                                       Newark, DE 19713                        Newark, DE 19713
                                       Attn: Michelle Stigliano                Attn: Michelle Stigliano
                                       Tel: 302-634-1867                       Tel: 302-634-1867
                                       Fax: 302-634-4061                       Fax: 302-634-4061
----------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank               1 Chase Manhattan Plaza                 1 Chase Manhattan Plaza
                                       8th Floor                               8th Floor
                                       New York, NY 10081                      New York, NY 10081
                                       Attn: Tonya Mitchell                    Attn: Tonya Mitchell
                                       Tel: 212-552-7206                       Tel: 212-552-7206
                                       Fax: 212-552-5777                       Fax: 212-552-5777
----------------------------------------------------------------------------------------------------------------------

National City Bank                     National City Bank                      National City Bank
                                       1900 East Ninth Street                  1900 East Ninth Street
                                       Cleveland, OH 44114                     Cleveland, OH 44114
                                       Attn: Bevette Vickerstaff               Attn: Bevette Vickerstaff
                                       Tel: 216-488-7080                       Tel: 216-488-7080
                                       Fax: 216-488-7110                       Fax: 216-488-7110
----------------------------------------------------------------------------------------------------------------------



                  Credit Agreement - Schedule I - Commitments


------------------------------------------------------------------------------
The Bank of Nova Scotia   $ 9,000,000.00   $ 6,000,000.00     $         0.00




------------------------------------------------------------------------------
Bank One, NA (Main        $ 6,600,000.00   $ 4,400,000.00     $         0.00
Chicago Office)



------------------------------------------------------------------------------
ABN AMRO Bank N.V.        $ 9,000,000.00   $ 6,000,000.00     $         0.00





------------------------------------------------------------------------------
Credit Agricole Indosuez  $ 9,000,000.00   $ 6,000,000.00     $         0.00




------------------------------------------------------------------------------
TOTAL                     $75,000,000.00   $50,000,000.00     $20,000,000.00
==============================================================================


----------------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                The Bank of Nova Scotia                 Bank of Nova Scotia
                                       Atlanta Agency                          Atlanta Agency
                                       600 Peachtree St. N.E., Suite 2700      600 Peachtree St. N.E., Suite 2700
                                       Atlanta, GA 30308                       Atlanta, GA 30308
                                       Attn: Cleve Bushey                      Attn: Cleve Bushey
                                       Tel: 404-877-1500                       Tel: 404-877-1500
                                       Fax: 404-888-8998                       Fax: 404-888-8998
----------------------------------------------------------------------------------------------------------------------
Bank One, NA (Main Chicago             Bank One, N.A.                          Bank One, N.A.
Office)                                1 Bank One Plaza                        1 Bank One Plaza
                                       Chicago, IL 60670                       Chicago, IL 60670
                                       Attn: Torin Johnson                     Attn: Torin Johnson
                                       Tel: 312-732-8573                       Tel: 312-732-8573
                                       Fax: 312-732-4840                       Fax: 312-732-4840
----------------------------------------------------------------------------------------------------------------------
ABN AMRO Bank N.V.                     ABN AMRO Bank N.V.                      ABN AMRO Bank N.V.
                                       U.S. Branch Credit Administration       U.S. Branch Credit Administration
                                       208 S. La Salle, Suite 1500             208 S. La Salle, Suite 1500
                                       Chicago, IL 60604                       Chicago, IL 60604
                                       Attn: Brendan Korb                      Attn: Brendan Korb
                                       Tel: 312-992-5127                       Tel: 312-992-5127
                                       Fax: 312-992-5111                       Fax: 312-992-5111
----------------------------------------------------------------------------------------------------------------------
Credit Agricole Indosuez               Credit Agricole Indosuez                Credit Agricole Indosuez
                                       55 East Monroe Street, Suite 4700       55 East Monroe Street, Suite 4700
                                       Chicago, IL 60603                       Chicago, IL 60603
                                       Attn: Phillip Salter/Jennifer Davis     Attn: Phillip Salter/Jennifer Davis
                                       Tel: 312-917-7417/7563                  Tel: 312-917-7417/7563
                                       Fax: 312-372-9329                       Fax: 312-372-9329
======================================================================================================================



          Offshore Acquisition Commitment:   The Offshore Acquisition Commitment
          of each Term A Lender and each Revolving Credit Lender shall initially be zero (0) on the Effective Date. After the Effective Date, the Term A Commitment of each Term A Lender and/or the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced, and the Offshore Acquisition Commitment of each such Lender shall be correspondingly and concurrently increased, at the time of delivery of each Notice of Borrowing requesting that an Offshore Acquisition Advances be made available to an Offshore Borrower,



                  Credit Agreement - Schedule I - Commitments in each case, in the amounts provided in Section 2.05. As provided in
          Section 2.05(b)(i)(B)(1), and subject to the limitation on conversion of Revolving Credit Commitments set forth in Section 2.05(b)(iii)(A), the aggregate amount of Term A Commitments and Revolving Credit Commitments which may be converted to Offshore Acquisition Commitments during the Term of this Agreement shall not exceed US$50,000,000.




                  Credit Agreement - Schedule I - Commitments

                                   SCHEDULE II

                              CERTAIN DEFINED TERMS

                  As used in the Amended and Restated Credit Agreement dated as of April 6, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, this "AGREEMENT"), to which this Schedule is attached, and the other Loan Documents referred to therein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNT COLLATERAL" means the Collateral referred to in
          Section 1(e) of the Domestic Security Agreement.

                  "ACQUISITION" has the meaning specified in the Preliminary Statements.

                  "ACQUISITION AGREEMENT" has the meaning specified in the Preliminary Statements.

                  "ACQUISITION DILIGENCE REPORT" means, with respect to the Equity Interests in, or the properties and assets of, any Person that have been or are to be purchased or otherwise acquired by the Domestic Borrower or any of its Subsidiaries, a due diligence report on such Person and its Subsidiaries (or the properties and assets thereof), prepared in good faith and certified by the Chief Financial Officer of the Domestic Borrower and approved by the Joint Lead Arrangers, which report shall include, (i) a Consolidated pro forma closing balance sheet of such Person and its Subsidiaries as of the date of consummation of the related purchase or acquisition, (ii) a Consolidated pro forma income statement of such Person and its Subsidiaries for the most recently completed four consecutive fiscal quarters of such Person prior to the date of consummation of the related purchase or acquisition, (iii) an itemized schedule of the add back adjustments (reflecting cost saving realized by such Person (or the Domestic Borrower and its Subsidiaries) upon the date of consummation of such transaction or which management intends to implement within six months of such date made to the consolidated pro forma income statement of such Person and its Subsidiaries referred to in clause (ii) of this definition, (iv) a calculation of the Pro Forma Consolidated EBITDA of such Person and its Subsidiaries for the most recently completed four consecutive fiscal quarters of such Person prior to the date of consummation of the related purchase or acquisition, (v) a schedule of the computations used by the Domestic Borrower in determining pro forma compliance with the covenants contained in Section 5.04 calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four quarter period covered thereby and (vi) in the case of an Acquisition Diligence Report which relates to an acquisition or purchase which is proposed to be financed with an Offshore Acquisition Advance, a schedule detailing

                  Credit Agreement - Schedule II - Definitions the rate of withholding tax that is expected to be imposed on any interest paid with respect to such Offshore Acquisition Advance, which schedule shall be prepared based on (a) the internal laws of the country in which the Offshore Borrower that proposes to make such acquisition or purchase is resident for relevant tax purposes and (b) the maximum withholding tax rate applicable to payments of interest to a resident of the United States entitled to the benefits of the income tax treaty, if any, between such country and the United States (in the case of each of clauses (a) and (b), as in effect at the time of the preparation of such Acquisition Diligence Report).

                  "ADDITIONAL GRANTOR" has the meaning specified in Section 22(b) of the Domestic Security Agreement.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Chase at its office at One Chase Manhattan Plaza, New York, New York 10081, Account No. 323-142-362, Attention: Michael Cerniglia (fax number:
         212-552-5777), or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

                  "ADVANCE" means a Term Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "AFTER-ACQUIRED INTELLECTUAL PROPERTY" has the meaning specified in Section 14(g) of the Domestic Security Agreement.

                  "AGENTS" means, collectively, the Administrative Agent, the Offshore Currency Agent, the Joint Lead Arrangers, the Joint Book Managers, the Documentation Agent and the Syndication Agent.

                  "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the

                  Credit Agreement - Schedule II - Definitions case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination,
         (ii) such Loan Party or Subsidiary was the sole "Affected Party", and
         (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                  "AMORTIZATION AMOUNT" has the meaning specified in Section 2.05(b)(i)(A)(2).

                  "APPLICABLE BORROWER" means, with respect to any Advance, the Domestic Borrower or the applicable Offshore Borrower which has borrowed or requested such Advance hereunder.

                  "APPLICABLE BORROWER'S ACCOUNT" means, for the Domestic Borrower, the Domestic Borrower's Account, and for each Offshore Borrower, the account of such Offshore Borrower maintained by such Offshore Borrower with Chase and more specifically described in the Credit Agreement Supplement executed and delivered by such Offshore Borrower.

                  "APPLICABLE CURRENCY" means, as to any particular payment or Borrowing, US Dollars or the Offshore Currency in which such payment or Borrowing is denominated or is payable.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.



                  Credit Agreement - Schedule II - Definitions

                  "APPLICABLE MARGIN" means (i) during the period from the Effective Date until the six-month anniversary of the Effective Date, in respect of the Term A Facility, the Offshore Acquisition Facility or the Revolving Credit Facility, 1.50% per annum for Base Rate Advances and 2.50% per annum for Eurodollar Rate Advances, and (ii) after the six month anniversary of the Effective Date, a percentage per annum determined by reference to both the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio to be the higher per annum percentage indicated by either such ratio as set forth below:


         -----------------------------------------------------------------------------------------------------------

                                                                  TERM A, OFFSHORE ACQUISITION AND REVOLVING CREDIT
                                                                                       FACILITIES
         -----------------------------------------------------------------------------------------------------------
         TOTAL DEBT/EBITDA RATIO      SENIOR DEBT/EBITDA RATIO      EURODOLLAR MARGIN         BASE RATE MARGIN
         -----------------------------------------------------------------------------------------------------------
         GREATER THAN OR EQUAL TO     GREATER THAN OR EQUAL TO             2.50%                    1.50%
         4.50:1                       3.50:1
         -----------------------------------------------------------------------------------------------------------
         GREATER THAN OR EQUAL TO     GREATER THAN OR EQUAL TO             2.25%                    1.25%
         4.25:1, BUT LESS THAN        3.00:1, BUT LESS THAN
         4.50:1                       3.50:1
         -----------------------------------------------------------------------------------------------------------
         GREATER THAN OR EQUAL TO     GREATER THAN OR EQUAL TO             2.00%                    1.00%
         3.75:1, BUT LESS THAN        2.50:1, BUT LESS THAN
         4.25:1                       3.00:1
         -----------------------------------------------------------------------------------------------------------
         LESS THAN 3.75:1             LESS THAN 2.50:1                     1.75%                    0.75%
         -----------------------------------------------------------------------------------------------------------

         The Applicable Margin for each Base Rate Advance shall be determined by reference to the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio in effect on the first day of each Interest Period for such Advance; provided, however, that (A) no change in the Applicable Margin shall be effective until one Business Day after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to
         Section 5.03(b) or (c) or an Acquisition Diligence Report, as the case may be, and a certificate of the Chief Financial Officer of the Domestic Borrower demonstrating such ratios, and (B) the Applicable Margin shall be at the percentage in effect when the Total Debt/EBITDA Ratio is greater than or equal to 4.50:1 for so long as the Domestic Borrower has not submitted to the Administrative Agent the information described in Clause (A) of this proviso as and when required under
         Section 5.03(b) or (c), as the case may be. For purposes of this definition, the Swing Line Advances are extended pursuant to subfacilities of the Revolving Credit Facility.

                  "APPLICABLE PERCENTAGE" means (i) during the period from the Effective Date until the six-month anniversary of the Effective Date, 0.50% and (ii) thereafter, a percentage


                  Credit Agreement - Schedule II - Definitions per annum determined by reference to both the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio to be the higher per annum percentage indicated by either such ratio as set forth below:

         ------------------------------------- ------------------------------------ --------------------------------
         TOTAL DEBT/EBITDA RATIO               SENIOR DEBT/EBITDA RATIO                     COMMITMENT FEE
         ------------------------------------- ------------------------------------ --------------------------------
         GREATER THAN OR EQUAL TO 4.25:1       GREATER THAN OR EQUAL TO 3.00:1                   0.50%
         ------------------------------------- ------------------------------------ --------------------------------
         LESS THAN 4.25:1                      LESS THAN 3.00:1                                  0.375%
         ------------------------------------- ------------------------------------ --------------------------------

         The Applicable Percentage shall be determined by reference to the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio in effect from time to time; provided, however, that (A) no change in the Applicable Percentage shall be effective until one Business Day after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c) or an Acquisition Diligence Report, as the case may be, and a certificate of the Chief Financial Officer of the Domestic Borrower demonstrating such ratios, and (B) the Applicable Percentage shall be at the percentage in effect when the Total Debt/EBITDA Ratio is greater than or equal to 4.25:1 for so long as the Domestic Borrower has not submitted to the Administrative Agent the information described in Clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

                  "APPLICABLE SWING LINE SUB-LIMIT" means, (a) with respect to Swing Line Advances in US Dollars, $10,000,000; and (b) with respect to Swing Line Advances in any other Applicable Currency, the following US Dollar Equivalent for such Applicable Currency:

                           (i) for Swing Line Advances in Euros, the $5,000,000
                  US Dollar Equivalent less the US Dollar Equivalent of outstanding Swing Line Advances in Pounds Sterling less the US Dollar Equivalent of outstanding Swing Line Advances in any Offshore Alternative Currency;

                           (ii) for Swing Line Advances in Pounds Sterling, the
                  $5,000,000 US Dollar Equivalent less the US Dollar Equivalent of outstanding Swing Line Advances in Euros less the US Dollar Equivalent of outstanding Swing Line Advances in any Offshore Alternative Currency;

                           (iii) for Swing Line Advances in any Offshore
                  Alternative Currency, the $5,000,000 US Dollar Equivalent less the US Dollar Equivalent of outstanding Swing Line Advances in Euros less the US Dollar Equivalent of outstanding Swing Line Advances in Pounds Sterling;

                  Credit Agreement - Schedule II - Definitions

                           (iv) for Swing Line Advances in Canadian Dollars, the
                  $2,000,000 US Dollar Equivalent; and

                           (v) for Swing Line Advances in Singapore Dollars, the $3,000,000 US Dollar Equivalent.

                  "APPROPRIATE LENDER" means, at any time, with respect to:

                           (a) any of the Term or Revolving Credit Facilities, a
                  Lender that has a Commitment with respect to such Facility at such time,

                           (b) the Letter of Credit Sub-Facility, (i) the
                  Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such Revolving Credit Lender, and

                           (c) the Swing Line Facility, (i) the Appropriate
                  Swing Line Lender and (ii) if the Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such Revolving Credit Lender.

                  "APPROPRIATE SWING LINE LENDER" means, at any time, with respect to any Swing Line Advance, the Swing Line Lender to which a request for such Swing Line Advance has been made hereunder or which has made such Swing Line Advance.

                  "APPROVED COUNTRY" means the United States of America (including the District of Columbia and any state thereof), Canada, the United Kingdom, the European countries identified in Schedule III, and each other Western European country (excluding any former Soviet-bloc country or client state) which has been designated by the Domestic Borrower and approved in writing by the Joint Lead Arrangers and the Administrative Agent.

                  "APPROVED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "ASSET SALE" means the sale, lease, transfer or other disposition of any assets of the Domestic Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii), (iii), (v) and (ix) of Section 5.02(f)) which yields to the Domestic Borrower or any of its Subsidiaries gross proceeds in excess of $250,000. Any sale, lease, transfer or other disposition of assets pursuant to clause (ix)

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                                       7


         of Section 5.02(f) shall only be treated as an Asset Sales at the time and to the extent such sale or other transaction closes and yields gross proceeds to the Domestic Borrower as provided in clause (viii) of
         Section 5.02(f).

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                  "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to:

                  (a) in the case of Advances denominated in US Dollars, the higher of:

                           (i) the rate of interest announced publicly by Chase
                  in New York, New York, from time to time, as such bank's base rate, with the understanding that such base rate is not necessarily the lowest rate charge by such bank to its customers; and

                           (ii) 1/2 of 1% per annum above the Federal Funds Rate; and

                  (b) in the case of Swing Line Advances denominated in an Offshore Currency, a rate of interest determined in the manner agreed to between the Offshore Currency Agent and the Domestic Borrower and set forth in the Joinder Agreement executed and delivered by the Appropriate Swing Line Lender which has been designated to make Swing Line Advances in such Offshore Currency available hereunder.

                  "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

                  "BORROWING" means a Term Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

                  "BUSINESS DAY" means a day of the year (a) on which banks are not required or authorized by law to close in New York City or Illinois and,
(b)(i) if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market or (ii) if the applicable Business Day relates to any Swing Line Advance denominated in an Offshore Currency, on which dealings are carried on in the London interbank market and on which dealings are carried on in the applicable

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                                       8


         offshore foreign exchange interbank market in which disbursements of or payments in such Offshore Currency will be made or received hereunder.

                  "CANADIAN DOLLARS" and "CN$" each means the freely transferable lawful money of Canada (expressed in dollars).

                  "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period (net of any credit granted by the seller of such assets for any assets being traded-in at the same time) for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, capitalized and reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b), without duplication, the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures, but excluding, to the extent included under clause (a) or (b) above, the following, without duplication, (i) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (x) from insurance proceeds, indemnification payments (or similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (y) with awards or compensation arising from the taking by eminent domain, expropriation or condemnation of the assets being replaced, (ii) any Permitted Acquisition and (iii) any other Investment permitted under Section 5.02(g).

                  "CAPITALIZED LEASES" means all leases that have been or should be capitalized in accordance with GAAP.

                  "CASH EQUIVALENTS" means any of the following, to the extent owned by the Domestic Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than one year from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System or a commercial banking institution organized in a country recognized by the United States of America, in each case, that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, and has combined capital and surplus of at least $500 million (or the foreign currency equivalent thereof), (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then

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                                       9


         equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., (d) any money market deposit accounts issued or offered by any Lender Party or a commercial banking institution described under clause (b) above and (e) other short-term investments utilized by Offshore Subsidiaries in accordance with normal investment practices for cash management not exceeding a dollar equivalent amount of $1,000,000 in the aggregate principal amount outstanding at any time.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (a) prior to an initial public offering of Equity Interests in SSCI Investors or the Domestic Borrower, (i) the Equity Investors shall cease to own on a fully diluted basis in the aggregate at least a majority of the Equity Interests and Voting Interests in SSCI Investors or (ii) SSCI Investors shall cease to own on a fully diluted basis in the aggregate at least a majority of the Equity Interests and Voting Interests in the Domestic Borrower; or (b) after such an initial public offering, any Person or two or more Persons acting in concert other than the Equity Investors shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, on a fully diluted basis of Voting Interests of SSCI Investors or the Domestic Borrower, as the case may be, (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of SSCI Investors or the Domestic Borrower; or (c) after such an initial public offering, during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Domestic Borrower (together with any new directors whose election or nomination for election was approved by a vote of b or more of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Domestic Borrower; or (d) unless the Domestic Borrower's obligation under the Senior Subordinated Note Indenture to make an Offer to Purchase (as defined under the Senior Subordinated Note Indenture) any outstanding Senior Subordinated Notes has been waived or will not otherwise be triggered by such event, a Change of Control (as defined under the Senior Subordinated Note Indenture) shall have occurred.

                  "CHASE" has the meaning specified in the recitals of parties to this Agreement.

                  Credit Agreement - Schedule II - Definitions

                  "COLLATERAL" means all "Collateral" referred to in Section 1 of the Domestic Security Agreement and in the other Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "COLLATERAL ACCOUNT" has the meaning specified in the recital to the Domestic Security Agreement.

                  "COLLATERAL BANK" has the meaning specified in Section 6 of the Domestic Security Agreement.

                  "COLLATERAL DOCUMENTS" means the Domestic Security Agreement, the Mortgages, the Offshore Collateral Documents and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "COLLATERAL SHARING AGREEMENT" means a Collateral Sharing Agreement in the form of Exhibit L to be dated as of the date hereof among the Administrative Agent and the Lender Parties, as amended, and as supplemented from time to time by each Assignment and Acceptance delivered pursuant to Section 8.07.

                  "COMMITMENT" means a Term Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "COMPUTER SOFTWARE" has the meaning specified in Section 1(f)
         (v) of the Domestic Security Agreement.

                  "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party on a confidential basis, including such information furnished pursuant to Section 5.01(f), but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties and not in breach of Section 8.10 of this Agreement.

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or net loss) of any Person and its Subsidiaries for such period, determined on a Consolidated basis but excluding for each such period (without duplication):

                           (a) the income (or loss) of any other Person accrued
                  prior to the date on which it became a Subsidiary of such Person or was merged into or consolidated with such Person or any of its Subsidiaries or all or substantially all


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                                       11


                  of the property and assets of such other Person were acquired by such Person or any of its Subsidiaries;

                           (b) the income (or loss) of any other Person in which
                  a Person other than such Person or any of its Subsidiaries owns or otherwise holds an Equity Interest, except to the extent such income (or loss) shall have been received in the form of Cash Distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period;

                           (c) the income of any Subsidiary of such Person to
                  the extent that the declaration or payment of any dividends or other distributions of such income by such Subsidiary is not permitted to be made or paid (whether by contract or otherwise) on the last day of such period;

                           (d) any gains or losses on Hedge Agreements; and

                           (e) any gains or losses on foreign currency
                  translation adjustments.

                  "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably


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

                                       12

         anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "COPYRIGHTS" has the meaning specified in Section 1(f)(iii) of the Domestic Security Agreement.

                  "CREDIT AGREEMENT SUPPLEMENT" means a supplement to this Agreement in the form of Exhibit E executed and delivered by each Offshore Borrower.

                  "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                  "CURRENT LIABILITIES" of any Person means (a) all Debt of such Person except Funded Debt, (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

                  "DEBT" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (excluding any such Obligations arising after the eighth anniversary of the Effective Date or conditioned on compliance with this Agreement),
         (h) all Obligations of such Person in respect of Hedge Agreements, valued at

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                                       13


         the Agreement Value thereof, and (i) all indebtedness and other payment Obligations referred to in clauses (a) through (h) above and all Contingent Obligations of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations. Debt shall not include (x) accounts extended by suppliers in the ordinary course of business on normal trade terms not overdue by more than 60 days in connection with the purchase of goods and services and (y) notes payable with stated maturities of no more than one year from the date of issuance in respect of the deferred payment of insurance policy premiums in an amount not in excess of $3 million at any time outstanding.

                  "DEBT FOR BORROWED MONEY" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

                  "DECLINING LENDER" has the meaning specified in Section 2.06(b)(v).

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DEFAULT TERMINATION NOTICE" has the meaning specified in
         Section 2.01(e).

                  "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Domestic Borrower or the applicable Offshore Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) a Swing Line Lender pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by such Swing Line Lender, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by


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                                       14


         the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 or the Collateral Sharing Agreement to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Issuing Bank pursuant to Section 7.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                  "DESIGNATED MATERIAL CONTRACTS" means the following agreements: (i) Patent License Agreement, dated as of July 1, 1991, by and between Pierce and Stevens Corporation and Matsumoto Yushi Seiyaku Co., Ltd.; (ii) Agreement of Intent, dated as of September 1, 1997, by and between the Company and Matsumoto Yushi-Seiyaku Co.; (iii) Distributorship Agreement dated as of October 23, 1996 between Kohler Co. and Darworth; (iv) Exclusive Distributor Agreement dated as of July 29, 1998 (but effective as of the close of business on July 31, 1998) by and between ChemRex, Inc. and OSI Sealants, Inc.; (v) License Agreement, dated July 29, 1998, between OSI, as Licensor, and ChemRex, Inc., as Licensee; (vi) License Agreement, dated April 20, 1999, between Pierce & Stevens, as Licensor, and Valspar Corporation, as Licensee.

                  "DISCLOSED LITIGATION" has the meaning provided in Section 4.01(f).

                  "DOCUMENTATION AGENT" has the meaning specified in the recitals of parties to this Agreement.

                  "DOMESTIC BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "DOMESTIC BORROWER LENDER PARTY" means any Lender Party which has (i) made an Advance to the Domestic Borrower or (ii) executed an Assignment and Acceptance with a Lender Party that is a Domestic Borrower Lender Party with respect to an Advance other than an Offshore Acquisition Advance.

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                                       15


                  "DOMESTIC BORROWER'S ACCOUNT" means the account of the Domestic Borrower maintained by the Domestic Borrower with Chase at its office at One Chase Manhattan Plaza, New York, New York 10081, Account No. 9102788529, or such other account as the Domestic Borrower shall specify in writing to the Administrative Agent).

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Domestic Borrower and the Administrative Agent.

                  "DOMESTIC OBLIGOR" means the Domestic Borrower and each Domestic Subsidiary Guarantor.

                  "DOMESTIC PERMITTED ACQUISITION" means (a) any purchase or other acquisition by the Domestic Borrower or any of its Domestic Subsidiaries of all the Equity Interests in any other Person in a transaction effected pursuant to, and satisfying the requirements of,
         Section 5.02(g)(xiii), or (b) the purchase or acquisition by an existing Domestic Subsidiary of the Domestic Borrower, or the organization of a new Domestic Subsidiary by the Domestic Borrower or any of its existing Domestic Subsidiaries for the purpose of purchasing or acquiring, substantially all the assets of any Person or division or line of business of any Person in a transaction effected pursuant to, and satisfying the requirements of, Section 5.02(g)(xiii).

                  "DOMESTIC SECURED OBLIGATIONS" means, for each Domestic Obligor, the Obligations of such Domestic Obligor under the Loan Documents existing on the date such Domestic Obligor becomes a party to the Loan Documents and thereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise .

                  "DOMESTIC SECURITY AGREEMENT" means an amended and restated security agreement to be dated as of the date hereof in the form of Exhibit F hereto and to be duly executed by the Domestic Borrower and each Domestic Subsidiary Guarantor, together with each other security agreement and security agreement supplement delivered pursuant to
         Section 5.01(j), in each case, as amended.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary other than an Offshore Subsidiary.

                  "DOMESTIC SUBSIDIARY GUARANTOR" means each of (i) SIA Adhesives, Inc., a Delaware corporation, (ii) Pierce & Stevens Corp., a New York corporation, (iii) OSI

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                                       16


         Sealants, Inc., an Illinois corporation, (iv) Tanner Chemicals, Inc., a New Hampshire corporation. and (v) each other Domestic Subsidiary of the Domestic Borrower that shall be required to execute and deliver a guaranty or a guaranty supplement pursuant to Section 5.01(j).

                  "DOMESTIC SUBSIDIARY GUARANTY" means an amended and restated guaranty to be dated as of the date hereof in substantially the form of Exhibit G hereto and to be duly executed by each Domestic Subsidiary Guarantor, together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case, as amended.

                  "DOMESTIC SWING LINE LENDER" means Chase.

                  "EBITDA" means, for any period, the sum, determined on a Consolidated basis without duplication, of (a) Consolidated Net Income (but excluding, to the extent reflected in determining such Consolidated Net Income (i) extraordinary gains and losses for such period, (ii) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (iii) any deferred financing costs for such period written off in connection with the early extinguishment of Debt hereunder or under the Existing Senior Subordinated Notes, and (iv) any other non-cash or non-recurring items of income or expense (other than any non-cash item of expense requiring an accrual or reserve for future cash expense (other than non-cash, non-recurring items related to restructuring operations (including severance payments) of the Domestic Borrower and its Subsidiaries ("restructuring charges"); provided that any cash disbursements relating to any such restructuring charges shall (notwithstanding GAAP or any other provision of this Agreement), without duplication, reduce EBITDA when made))), (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) expenses for which Domestic Borrower receives payments under indemnification agreements,
         (g) prepayment penalties on early retirement of Debt, (h) consent payments with respect to Debt (other than any payment or prepayment of any principal or interest in respect of such Debt), (i) management compensation expenses associated with the Transactions to the extent paid for by Seller, (j) non-cash expenses for the granting of stock options, (k) all management and consulting fees (including reimbursement of expenses) paid or payable by Domestic Borrower and its Subsidiaries to Sponsor and (l) any non-recurring charges related to the Acquisition, any non-recurring, cash charges related to any Permitted Acquisition in an aggregate amount during the term of this Agreement not to exceed $5,000,000 and any non-recurring non-cash charges related to any Permitted Acquisition by Domestic Borrower or any Subsidiary occurring after the Closing Date in each case of the Domestic Borrower and its Subsidiaries, determined in accordance with GAAP for such period.

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                                       17


                  "EFFECTIVE DATE" means the first date on which the conditions set forth in Section 3.01 shall have been satisfied.

                  "ELIGIBLE ASSIGNEE" means (a) with respect to any Facility (other than the Letter of Credit Sub-Facility), (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $250,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $250,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $250,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) organized under the laws of the United States, any state thereof or any other country that is a member of the OECD that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000; and (vii) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Domestic Borrower, such approval not to be unreasonably withheld or delayed, and
         (b) with respect to the Letter of Credit Sub-Facility, a Person that is an Eligible Assignee under subclause (iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Domestic Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree, or judicial or agency interpretation, policy or guidance having the force or effect of law, relating to pollution or protection of the environment, health, safety or natural resources, including,


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                                       18


         without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUIPMENT" means all Equipment referred to in Section 1(a) of the Domestic Security Agreement.

                  "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "EQUITY INVESTOR" means the Sponsor and its current, former and future employees, stockholders, directors and officers and the employees and officers of SSCI Investors and the Domestic Borrower and its Subsidiaries, and (i) trusts for the benefit of such Persons or the spouses, issue (including adopted issue), parents and grandparents of such Person, (ii) entities controlled by such Persons and (iii) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person.

                  "EQUIVALENT" (a) in US Dollars of any Offshore Currency (other than Canadian Dollars) on any date, means the equivalent in US Dollars of such Offshore Currency determined by using the quoted spot rate at which the Offshore Currency Agent's principal office in London offers to exchange US Dollars for such Offshore Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, (b) in any Offshore Currency (other than Canadian Dollars) of US Dollars, means the equivalent in such Offshore Currency of US Dollars determined by using the quoted spot rate at which the Offshore Currency Agent's principal office in London offers to exchange such Offshore Currency for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, (c) in US Dollars of Canadian Dollars on any date, means the equivalent thereof determined by using the quoted spot rate at which the Offshore Currency Agent's principal office in Toronto, Ontario offers to exchange US Dollars for

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                                       19


         Canadian Dollars in Toronto, Ontario at 11:00 A.M. (New York City time) on such date and (d) in Canadian Dollars of US Dollars on any date, means the equivalent thereof determined by using the quoted spot rate at which the Offshore Currency Agent's principal office in New York City, New York offers to exchange Canadian Dollars for US Dollars in New York City, New York at 11:00 A.M. (New York City time) on such date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EURO" means the single currency introduced on January 1, 1999, as contemplated by the Treaty Establishing the European Community (being the Treaty of Rome dated March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty signed February 7, 1992, and effective as of November 1, 1993, as further amended from time to time).

                  Credit Agreement - Schedule II - Definitions

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Domestic Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest



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                                       21

         rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCESS CASH FLOW" means, for any period,

                           (a) Consolidated Net Income of the Domestic Borrower
                  and its Subsidiaries for such period, but excluding, to the extent reflected in determining such Consolidated Net Income
                  (x) depreciation expense and amortization expense, (y) all non-cash credits and charges which are extraordinary or non-recurring and (z) gains or losses on the sale or other disposition of assets (other than sales of Inventory and licenses of patents, trademarks, copyrights of know-how, in each case, in the ordinary course of business), to the extent added or deducted in arriving at such Consolidated Net Income; less

                           (b) the sum of:

                                    (i) scheduled payment and permanent
                           prepayments of the principal amount of Term Advances, to the extent actually made, during such period pursuant to Section 2.04(a) or (b) or Section 2.06(a) plus
                                    (ii) prepayments of Revolving Credit
                           Borrowings to the extent of any concurrent permanent reduction in the Revolving Credit Commitments plus

                                    (iii) the portion of any regularly scheduled
                           payments with respect to Capitalized Leases allocable to principal plus

                                    (iv)    Capital Expenditures plus

                                    (v) cash paid in connection with any
                           Permitted Acquisition during such period (other than the proceeds of any Debt incurred to finance any Permitted Acquisition) plus

                                    (vi) the net increase, if greater than zero,
                           of Current Assets over Current Liabilities of the Domestic Borrower and its Subsidiaries from the last day of the immediately preceding fiscal year.

                  "EXCLUDED AGREEMENTS" means the agreements and other documents defined in Section 1(c) of the Domestic Security Agreement.




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                                       22


                  "EXCLUDED LICENSES" has the meaning specified in Section 1(f)(vi) of the Domestic Security Agreement.

                  "EXCLUDED TAXES" has the meaning specified in Section 2.12(a).

                  "EXISTING CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements.

                  "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction on the Initial Closing Date.

                  "EXISTING LETTERS OF CREDIT" means the standby letters of credit (i) issued by Chase or one or more of its affiliates under the terms of the Refinanced Credit Agreement and outstanding on the Initial Closing Date, in each case, as more fully described on Schedule III to the Existing Credit Agreement or (ii) issued under the Existing Credit Agreement on or after the Initial Closing Date.

                  "EXISTING SENIOR SUBORDINATED NOTE INDENTURE" has the meaning specified in the Preliminary Statements.

                  "EXISTING SENIOR SUBORDINATED NOTE TRUSTEE" has the meaning specified in the Preliminary Statements.

                  "EXISTING SENIOR SUBORDINATED NOTES" has the meaning specified in the Preliminary Statements.

                  "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within one year, in each case, after the




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                                       23


         occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

                  "FACILITY" means the Term A Facility, the Offshore Acquisition Facility, the Revolving Credit Facility, the Swing Line Sub-Facility or the Letter of Credit Sub-Facility.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" means the fee letter dated as of December 29, 1999, between the Domestic Borrower and the Administrative Agent, as amended.

                  "FISCAL YEAR" means a fiscal year of the Domestic Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

                  "FIXED CHARGE COVERAGE RATIO" means, at any date of determination, the ratio of (a) Pro Forma Consolidated EBITDA to (b) the sum of (i) Pro Forma Interest Expense plus (ii) principal amounts of all Debt for Borrowed Money payable plus (iii) the aggregate amount of all Capital Expenditures made in cash of or by the Domestic Borrower and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

                  "FOREIGN CORPORATION" has the meaning specified in Section 1(d)(iii) of the Domestic Security Agreement.

                  "FUNDED DEBT" of any Person means Debt in respect of the Advances, in the case of the Domestic Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such




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                                       24


         date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

                  "GAAP" has the meaning specified in Section 1.03.

                  "GUARANTIES" means the Domestic Subsidiary Guaranty and the Offshore Guaranty.

                  "GUARANTORS" means the Domestic Subsidiary Guarantors, the Domestic Borrower and the Offshore Subsidiary Guarantors.

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or commodity or option contracts and other hedging agreements.

                  "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b) and in Section 21 of the Domestic Security Agreement.

                  "INFORMATION MEMORANDUM" means, collectively, the information memorandum dated December 1999 used by the Joint Lead Arrangers in connection with the initial syndication of the Commitments under the Existing Credit Agreement and the information memorandum dated February 2000 used by the Joint Lead Arrangers in connection with the subsequent syndication of the Commitments under this Agreement.

                  "INITIAL CLOSING DATE" means December 30, 1999.

                  "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                  "INITIAL ISSUING BANK", "INITIAL LENDER PARTIES" and "INITIAL LENDERS" each has the meaning specified in the recital of parties to this Agreement.



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                                       25



                  "INITIAL PLEDGED DEBT" has the meaning specified in the recital to the Domestic Security Agreement.

                  "INITIAL PLEDGED SHARES" has the meaning specified in the recital to the Domestic Security Agreement.

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INTELLECTUAL PROPERTY" has the meaning specified in the Domestic Security Agreement.

                  "INTELLECTUAL PROPERTY COLLATERAL" has the meaning specified in Section 1(f) of the Domestic Security Agreement.

                  "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning specified in Section 14(f) of the Domestic Security Agreement.

                  "INTEREST COVERAGE RATIO" means, at any date of determination, the ratio of (a) Pro Forma Consolidated EBITDA to (b) Pro Forma Interest Expense during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

                  "INTEREST EXPENSE" means for any period the Consolidated interest expense (net of interest income) of Domestic Borrower and its Subsidiaries for such period (including all imputed interest on Capitalized Leases, but excluding (i) amortization of fees and expenses in connection with the Acquisition, (ii) amortization in connection with Hedge Agreements, (iii) interest expense on deferred compensation or customer deposits and (iv) for purposes of calculating the Fixed Charge Coverage Ratio and the Interest Coverage Ratio, amortization of deferred financing costs, discounts and other non-cash interest expense).

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Domestic Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Domestic Borrower pursuant to the provisions below. The duration of each such Interest Period shall be, in the case of the period until 90 days following the



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                                       26


         Effective Date, one month, and thereafter, one, two, three or six months, as the Domestic Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Domestic Borrower may not select any Interest
                  Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (b) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVENTORY" means all Inventory referred to in Section 1(b) of the Domestic Security Agreement.

                  "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or




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                                       27


         consolidation and any Contingent Obligation or any arrangement pursuant to which the investor incurs Debt of the types referred to in clause
         (i) of the definition of "DEBT" in respect of such Person.

                  "IP SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in Section 14(g) of the Domestic Security Agreement.

                  "ISSUING BANK" means Chase, in respect of the Existing Letters of Credit, the Initial Issuing Bank and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to
         Section 8.07 so long as each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                  "JOINDER AGREEMENT" means, for any Offshore Currency, a supplement to this Agreement in the form of Exhibit D duly executed by the Appropriate Swing Line Lender designated to make Swing Line Advances in such Offshore Currency available hereunder, the Offshore Currency Agent and the Domestic Borrower.

                  "JOINT BOOK MANAGER" has the meaning specified in the recitals of parties to this Agreement.

                  "JOINT LEAD ARRANGER" has the meaning specified in the recitals of parties to this Agreement.

                  "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the recital to the Security Agreement.

                  "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(e)(ii).

                  "LENDER PARTY" means any Lender, the Issuing Bank or any Swing Line Lender.

                  "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                  "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).



                  Credit Agreement - Schedule II - Definitions



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                                       28



                  "LETTER OF CREDIT AGREEMENT" has the meaning specified in
         Section 2.03(a).

                  "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignment and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTER OF CREDIT SUB-FACILITY" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTERS OF CREDIT" has the meaning specified in Section 2.01(e).

                  "LICENSES" has the meaning specified in Section 1(f)(vi) of the Domestic Security Agreement.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement (including each Assignment and Acceptance, Offshore Swing Line Lender Joinder Agreement and Credit Agreement Supplement), (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) the Collateral Sharing Agreement and (vii) each Letter of Credit Agreement and (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement (including each Assignment and Acceptance, Offshore Swing Line Lender Joinder Agreement and Credit Agreement Supplement), (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement, (vii) the Collateral Sharing Agreement and (viii) each Secured Hedge Agreement, in each case as amended.

                  "LOAN PARTIES" means the Domestic Borrower, the Offshore Borrowers and the Guarantors.




                  Credit Agreement - Schedule II - Definitions

                  "LOCAL TIME" means, for any Offshore Currency, the time zone specified in the Joinder Agreement of the Appropriate Swing Line Lender which has agreed to make Swing Line Advances in such Offshore Currency available hereunder.

                  "MANAGEMENT AGREEMENT" means the Amended and Restated Management Agreement dated as of March 21, 2000, among the Sponsor and the Domestic Borrower, as amended or renewed, to the extent permitted under the Loan Documents.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, assets, operations, properties, financial condition or liabilities (contingent or otherwise) of the Domestic Borrower and its Subsidiaries taken as a whole since September 30, 1999; provided, however, that in no event shall the Transactions, individually or in the aggregate, be deemed a Material Adverse Change.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, assets, operations, properties, financial condition or liabilities (contingent or otherwise) of the Domestic Borrower and its Subsidiaries taken as a whole, or (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document; provided, however, that in no event shall the Transactions, individually or in the aggregate, be deemed a Material Adverse Effect.

                  "MATERIAL CONTRACT" means, with respect to any Person, each contract (or group of related contracts with the same party) to which such Person is a party involving (i) the lease under which such Person is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $1,000,000, (ii) the lease under which such Person is lessor of or permits any third party to hold or operate any property, real or personal, for which the annual rental exceeds $1,000,000, (iii) any joint venture or partnership agreement, (iv) the acquisition of or disposition of stock, assets or business with a value in excess of $1,000,000, other than in the ordinary course of business, (v) the license, as licensee or licensor, of any patent, trademark, copyright or know-how for which the annual license fees and other payments thereunder exceed $1,000,000, or (vi) the Designated Material Contracts.

                  "MEASUREMENT PERIOD" means, at any date of determination, the most recently completed four consecutive quarterly fiscal accounting periods of the Domestic Borrower on or immediately prior to such date.

                  "MORTGAGE POLICIES" has the meaning specified in Section 5.01(q) to the Existing Credit Agreement.




                  Credit Agreement - Schedule II - Definitions

                  "MORTGAGES" has the meaning specified in Section 5.01(q) to the Existing Credit Agreement.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication), the following: (a) with respect to any asset sale, (i) the direct and indirect costs relating to such asset sale (including sales commissions and legal, accounting and investment banking fees) which are incurred by the Domestic Borrower or any of its Subsidiaries, (ii) amounts applied to the repayment of any Debt secured by a Lien on the asset subject to such asset sale, (iii) amounts required to be paid to any Person (other than Domestic Borrower or any Subsidiary) owning a beneficial interest in the assets subject to the asset sale; (iv) liabilities of the entity, or relating to the business or assets, sold, transferred or otherwise disposed of which are retained by Domestic Borrower or the applicable Subsidiary, (v) appropriate amounts to be provided by Domestic Borrower or any Subsidiary, as the case may be, as a reserve in accordance with GAAP against any liabilities specifically associated with such asset sale and retained by Domestic Borrower or any Subsidiary, as the case may be, after such asset sale (but upon reversal of such reserve, any amount so reversed shall thereupon become Net Cash Proceeds); and (vi) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided,



                  Credit Agreement - Schedule II - Definitions however, that in the case of taxes that are deductible under clause
         (vi) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; (b) with respect to any issuance of Equity Interests or Debt, the direct costs relating to such issuance (including sale and underwriter's commissions and legal, accounting and investment banking fees) incurred by the Domestic Borrower or any of its Subsidiaries; and (c) with respect to any Extraordinary Receipt, the reasonable costs incurred by the Domestic Borrower or any of its Subsidiaries to adjust and/or recover such Extraordinary Receipt. Cash received and cost and expenses incurred by the Domestic Borrower and any of its Subsidiaries in any currency other than US Dollars will be deemed to have been received or incurred in the equivalent amount of US Dollars calculated as provided pursuant to
         Section 1.04(b) hereof.

                  "NONRATABLE ASSIGNMENT" means an assignment by a Lender Party pursuant to Section 8.07(a) of a portion of its rights and obligations under this Agreement, other than an assignment of a uniform, and not a varying, percentage of all of the rights and obligations of such Lender Party under and in respect of all of the Facilities (other than the Letter of Credit Sub-Facility and the Swing Line Sub-Facility).

                  "NON-VOTING EQUITY INTERESTS" has the meaning specified in
         Section 1(d)(iii) of the Domestic Security Agreement.

                  "NOTE" means a Term Note, a Revolving Credit Note or an Offshore Swing Line Note.

                  "NOTE PURCHASE DATE" has the meaning specified in the Preliminary Statements.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

                  "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(e).

                  "NOTICE OF SWING LINE BORROWING" has the meaning specified in
         Section 2.02(b).




                  Credit Agreement - Schedule II - Definitions

                  "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(e).

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "OBLIGOR" has the meaning in Section 5(b) of the Domestic Security Agreement.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "OFFER TO PURCHASE" has the meaning specified in the Preliminary Statements.

                  "OFFSHORE ACQUISITION ADVANCE" has the meaning specified in
         Section 2.01(a)(ii).

                  "OFFSHORE ACQUISITION BORROWINGS" means a borrowing of simultaneous Offshore Acquisition Advances of the same Type made by the Offshore Acquisition Lenders.

                  "OFFSHORE ACQUISITION COMMITMENT" means, at any time, (i) with respect to any Term A Lender, an amount equal to the aggregate amount of such Lender's Term A Commitment which has been converted to an Offshore Acquisition Commitment pursuant to Section 2.05(b)(i)(A)(2) and 2.05 (b)(i)(B)(1) at such time, (ii) with respect to any Revolving Credit Lender, an amount equal to the aggregate amount of such Lender's Revolving Credit Commitment which has been converted to an Offshore Acquisition Commitment pursuant to Section 2.05(b)(iii)(A) and 2.05(b)(i)(B)(1) at such time, or (iii) with respect to a Lender which has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Offshore Acquisition Commitment", in each case, as such amount may be reduced at or prior to such time pursuant to Section 2.05.




                  Credit Agreement - Schedule II - Definitions

                  "OFFSHORE ACQUISITION FACILITY" means at any time the aggregate amount of the Offshore Acquisition Commitments of the Offshore Acquisition Lenders.

                  "OFFSHORE ACQUISITION LENDERS" means any Lender with an Offshore Acquisition Commitment.

                  "OFFSHORE ACQUISITION NOTE" means, with respect to an Offshore Acquisition Advance, a promissory note of the Offshore Borrower to which such Advance was made, payable to the order of any Offshore Acquisition Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of such Offshore Borrower to such Lender resulting from the Offshore Acquisition Advances made to such Offshore Borrower by such Lender, as amended.

                  "OFFSHORE ALTERNATE CURRENCY" means any lawful currency constituting a eurocurrency (other than Pounds Sterling or Euros) which has been designated by the Domestic Borrower to the Offshore Currency Agent and which the Offshore Currency Agent has confirmed by written notice to the Domestic Borrower, the Appropriate Swing Line Lender and the Revolving Credit Lenders, is, at the time of such designation, freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into US Dollars.

                  "OFFSHORE BORROWER" means each wholly-owned (other than in respect of any de minimis director's qualifying shares) Offshore Subsidiary of the Domestic Borrower which shall have entered into a Credit Agreement Supplement pursuant to Section 3.02 or 3.03 for so long as such Offshore Subsidiary shall be a party to this Agreement.

                  "OFFSHORE BORROWING" means any Swing Line Advance borrowed by an Offshore Borrower and any Offshore Acquisition Borrowing.

                  "OFFSHORE COLLATERAL DOCUMENTS" means the security agreements, pledge agreements, mortgages, deeds and other agreement delivered by an Offshore Obligor to the Administrative Agent that creates or purports to create a first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Offshore Obligations in substantially all the assets of such Offshore Obligor, whether delivered from time to time pursuant to Section 3.02, 3.03 or 5.01(j) or otherwise.

                  "OFFSHORE CURRENCY" means Canadian Dollars, Euros, Pounds Sterling, Singapore Dollars and any Offshore Alternative Currency.



                  Credit Agreement - Schedule II - Definitions

                  "OFFSHORE CURRENCY AGENT" has the meaning specified in the recitals of parties to this Agreement.

                  "OFFSHORE GUARANTY" means a guaranty in substantially the form of Exhibit H hereto, together with each other guaranty and guaranty supplement delivered pursuant to Section 3.02, 3.03 and 5.01(j), duly executed by the Domestic Borrower, each Domestic Subsidiary Guarantor and each Offshore Obligor, as amended.

                  "OFFSHORE OBLIGOR" means each Offshore Borrower and each Offshore Subsidiary Guarantor.

                  "OFFSHORE PERMITTED ACQUISITION" means (a) any purchase or other acquisition by any Offshore Borrower of all the Equity Interests in any other Person in a transaction effected pursuant to, and satisfying the requirements of, Section 5.02(g)(xiii), or (b) the purchase or acquisition by an existing Offshore Borrower, or the organization of a new Offshore Subsidiary by an Offshore Borrower for the purpose of purchasing or acquiring, substantially all the assets of any Person or division or line of business of any Person in a transaction effected pursuant to, and satisfying the requirements of,
         Section 5.02(g)(xiii).

                  "OFFSHORE SECURED OBLIGATIONS" means, for each Offshore Obligor, the Obligations of such Offshore Obligor under the Loan Documents existing on the date such Offshore Obligor becomes a party to the Loan Documents and thereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

                  "OFFSHORE SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

                  "OFFSHORE SUBSIDIARY GUARANTOR" means each Offshore Subsidiary of the Domestic Borrower which shall execute and deliver a counterpart of the Offshore Guaranty pursuant to Section 3.03 or 5.01(j) for so long as such Offshore Subsidiary shall be a party to the Offshore Guaranty.

                  "OFFSHORE SWING LINE ADVANCE" means a Swing Line Advance made by the Appropriate Swing Line Lender to the Domestic Borrower or an Offshore Borrower in an Offshore Currency.

                  "OFFSHORE SWING LINE LENDER" means, with respect to each Offshore Currency, Chase or the affiliate of Chase which Chase may designate from time to time to the

                  Credit Agreement - Schedule II - Definitions

         Offshore Currency Agent and the Domestic Borrower as the lender which will make Offshore Currency Advances in such Offshore Currency available under this Agreement.

                  "OFFSHORE SWING LINE NOTE" means a promissory note of an Offshore Borrower payable to the order of any Offshore Swing Line Lender, in substantially the form of Exhibit A-4 hereto, evidencing the aggregate indebtedness of such Offshore Borrower to such Lender resulting from the Offshore Swing Line Advances made by such Lender, as amended.

                  "OFF-SITE GOODS" has the meaning specified in Section 9(a) of the Domestic Security Agreement.

                  "OPEN YEAR" has the meaning specified in Section 4.01(r)(ii).

                  "OTHER TAXES" has the meaning specified in Section 2.12(b).

                  "PATENTS" has the meaning specified in Section 1(f)(i) of the Domestic Security Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "PERMITTED ABANDONED IP" has the meaning specified in the
         Section 14 of the Domestic Security Agreement.

                  "PERMITTED ACQUISITION" means a Domestic Permitted Acquisition or an Offshore Permitted Acquisition.

                  "PERMITTED ENCUMBRANCES" means with respect to any real property of the Domestic Borrower or any of its Subsidiaries, easements, rights-of-way, servitudes, covenants, restrictive covenants, encumbrances, minor defects or irregularities in title and other similar restrictions which (a) individually or in the aggregate, do not materially interfere with the ordinary conduct of the businesses of Domestic Borrower or its Subsidiary at the real estate to which they relate, (b) do not materially impair for its intended purpose the real property to which they relate, (c) in the case of any real property subject to a Mortgage or an Offshore Collateral Document, shall be as set forth on a schedule to such Mortgage or Offshore Collateral Document and (d) shall encumber only the real property to which they relate and no other material Collateral.

                  "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not

                  Credit Agreement - Schedule II - Definitions required to be paid under Section 5.01(b); (b) Liens imposed by law, such as landlord's, materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) either are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) Permitted Encumbrances.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "PLEDGED ACCOUNTS" has the meaning specified in Section 5(a) of the Domestic Security Agreement.

                  "PLEDGED ACCOUNT BANKS" has the meaning specified in Section 5(a) of the Domestic Security Agreement.

                  "PLEDGED ACCOUNT LETTERS" has the meaning specified in Section 5(a) of the Domestic Security Agreement.

                  "PLEDGED DEBT" has the meaning specified in Section 1(d)(iv) of the Domestic Security Agreement.

                  "PLEDGED SHARES" has the meaning specified in Section 1(d)(iii) of the Domestic Security Agreement.

                  "POUNDS STERLING" means the freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

                  "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  Credit Agreement - Schedule II - Definitions

                  "PRO FORMA CONSOLIDATED EBITDA" means (a) with respect to the Domestic Borrower at any date of determination, an amount equal to the Consolidated EBITDA of the Domestic Borrower and its Subsidiaries for the most recently completed Measurement Period for which the Domestic Borrower has delivered financial statements pursuant to Section 5.03 and (b) with respect to any other Person at any date of determination, an amount equal to the Consolidated EBITDA of such Person and its Subsidiaries for the most recently completed Measurement Period of such Person prior to such date for which such Person has delivered Consolidated financial statements for itself and its Subsidiaries in form and scope reasonably satisfactory to the Joint Lead Arrangers; provided that, with respect to any Permitted Acquisition or any purchase or other acquisition of any property or assets of any Person by the Domestic Borrower or any of its Subsidiaries pursuant to Section 5.02(g) or any sale, lease, transfer or other disposition of property or assets by the Domestic Borrower or any of its Subsidiaries pursuant to Section 5.02(f) or otherwise, if the Domestic Borrower or any of its Subsidiaries shall have purchased or otherwise acquired or shall have sold, leased, transferred or otherwise disposed of any property or assets at any time on or after the first day of any Measurement Period, the Consolidated EBITDA of the Domestic Borrower and its Subsidiaries for such Measurement Period shall be increased (in the case of each such purchase or other acquisition) or reduced (in the case of each such sale, lease, transfer or other disposition) by the Consolidated EBITDA thereof that would have been contributed thereto by such property or assets during such Measurement Period, as determined in good faith by the Chief Financial Officer of the Domestic Borrower on a pro forma basis as though the Domestic Borrower or the Subsidiary of the Domestic Borrower that is effecting such transaction had purchased or otherwise acquired or had sold, transferred or otherwise disposed of such property or assets on the first day of such Measurement Period and after giving effect to all of the pro forma cost savings to the Domestic Borrower and its Subsidiaries that are to be recognized as a result of such transaction during such Measurement Period (which, in the case of any Permitted Acquisition, shall be those pro forma cost savings to such Person (or the Domestic Borrower and its Subsidiaries) realized upon the date of consummation of such transaction or which management intends to implement within six months of the consummation of such transaction, and which are reflected on the itemized schedule of add-back adjustments to the Consolidated pro forma income statement of the acquired Person and its Subsidiaries comprising part of the Acquisition Diligence Report on such Person and its Subsidiaries).

                  "PRO FORMA INCREMENTAL INTEREST EXPENSE" means, with respect to each Permitted Acquisition, for the first three Measurement Periods ending after the date on which such Permitted Acquisition is consummated, the product of (A)(B)(C) where:

                  (A) = total cash paid plus assumed Debt in such Permitted
                        Acquisition;

                  Credit Agreement - Schedule II - Definitions

                  (B) = the per annum cost of Debt used for such Permitted
                        Acquisition; and

                  (C) = a fraction, the numerator of which is 360 minus the
                        number of days since the date of the consummation of such Permitted Acquisition and the denominator of which is equal to 360.

                  "PRO FORMA INTEREST EXPENSE" means with respect to the Domestic Borrower and its Subsidiaries for any Measurement Period the sum of (a) Interest Expense for such Measurement Period plus (b) Pro Forma Incremental Interest Expense for each Permitted Acquisition which was consummated by the Domestic Borrower or one of its Subsidiaries during such Measurement Period.

                  "PRO RATA SHARE" of any amount means, with respect to any Lender under any Facility at any time, the product of any applicable amount times a fraction the numerator of which is the amount of such Lender's Commitment under such Facility at such time (or, if the Commitments under such Facility shall have been terminated pursuant to
         Section 2.05 or 6.01, such Lender's Commitment under such Facility as in effect immediately prior to such termination) and the denominator of which is the aggregate Commitments under such Facility at such time (or, if the Commitments under such Facility shall have been terminated pursuant to Section 2.05 or 6.01, the aggregate Commitments under such Facility as in effect immediately prior to such termination).

                  "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Domestic Security Agreement.

                  "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "REDEMPTION" means the Redemption as such term is defined and used in Section 1.04 of the Acquisition Agreement.

                  "REFINANCED CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of August 15, 1997, among the Domestic Borrower and certain of the other Loan Parties, as borrowers, the lenders party thereto and Chase, as administrative agent for such lenders, as amended and in effect on the Initial Closing Date.

                  "REGISTER" has the meaning specified in Section 8.07(d).

                  Credit Agreement - Schedule II - Definitions

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REINVESTMENT DEFERRED AMOUNT" with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Domestic Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Advances or the Revolving Credit Advances pursuant to Section 2.06(b)(ii)(A) as a result of the delivery of a Reinvestment Notice.

                  "REINVESTMENT EVENT" any Asset Sale in respect of which the Domestic Borrower has delivered a Reinvestment Notice.

                  "REINVESTMENT NOTICE" a written notice executed by an officer of the Domestic Borrower stating that no Default or Event of Default has occurred and is continuing and that the Domestic Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to acquire assets useful in its business.

                  "REINVESTMENT PREPAYMENT AMOUNT" with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire asset useful in the Domestic Borrower's business.

                  "REINVESTMENT PREPAYMENT DATE" with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Domestic Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Domestic Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "RELATED CONTRACTS" means the agreements, leases and contracts defined in Section 1(c) of the Domestic Security Agreement.

                  "RELATED DOCUMENTS" means the Acquisition Agreement, the Shareholders Agreements, the Management Agreement, the Subordinated Debt Documents, the documents setting forth the terms of, and effecting, the Offer to Purchase, and any intercompany notes issued pursuant to Section 5.02(b)(vii)(y).

                  "REMEDIAL ACTION" has the meaning specified in Section 5.01(c)

                  "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances


                  Credit Agreement - Schedule II - Definitions outstanding at such time (outstanding Offshore Swing Line Advances being deemed to be outstanding for these purposes in their US Dollar Equivalent as of any date of determination), (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term Facilities at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term Commitments of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

                  "RESPONSIBLE OFFICER" means the Chairman or any officer of any Loan Party or any of its Subsidiaries.

                  "REVOLVING CREDIT ADVANCE" has the meaning specified in
         Section 2.01(c).

                  "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

                  "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

                  "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

                  "REVOLVING CREDIT NOTE" means a promissory note of the Domestic Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Domestic Borrower to

                  Credit Agreement - Schedule II - Definitions such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

                  "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Domestic Borrower or an Offshore Borrower and any Hedge Bank.

                  "SECURED OBLIGATIONS" means the Domestic Secured Obligations or the Offshore Secured Obligations, as the case may be.

                  "SECURED PARTIES" means the Agents, the Lender Parties and the Hedge Banks.

                  "SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in
         Section 22(b) of the Domestic Security Agreement.

                  "SECURITY COLLATERAL" means all the Collateral defined in
         Section 1(d) of the Domestic Security Agreement.

                  "SELLER" has the meaning specified in the Preliminary Statements.

                  "SENIOR DEBT/EBITDA RATIO" means, at any date of determination, the ratio of (a) the sum of (i) Consolidated total Debt for Borrowed Money of the Domestic Borrower and its Subsidiaries less
         (ii) Subordinated Debt, in each case, as at the end of the most recently ended fiscal quarter of the Domestic Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to (b) Pro Forma Consolidated EBITDA of the Domestic Borrower and its Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters.

                  "SENIOR SUBORDINATED NOTE INDENTURE" has the meaning specified in the Preliminary Statements.

                  "SENIOR SUBORDINATED NOTE TRUSTEE" has the meaning specified in the Preliminary Statements.

                  "SENIOR SUBORDINATED NOTES" has the meaning specified in the Preliminary Statements.

                  "SHAREHOLDERS AGREEMENTS" means (a) the Amended and Restated Shareholders Agreement dated as of December 14, 1999, as amended through the Effective Date, among SSCI Investors, the Seller, the Domestic Borrower and the other shareholders of the Domestic Borrower immediately prior to the Acquisition and (b) the Shareholders

                  Credit Agreement - Schedule II - Definitions

         Agreement dated as of December 29, 1999, among the SSCI Investors, certain members of the management of the Domestic Borrower and its Subsidiaries and the Domestic Borrower, in each case, as amended, to the extent permitted under the Loan Documents.

                  "SINGAPORE DOLLARS" or "SP$" mean the freely transferable lawful money of Singapore (expressed in dollars).

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPONSOR" has the meaning specified in the Preliminary Statements.

                  "SPOT RATE" has the meaning specified in Section 1.04.

                  "SSCI INVESTORS" has the meaning specified in the Preliminary Statements.

                  "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Sub-Facility, other than a Trade Letter of Credit.

                  "SUBAGENT" has the meaning specified in Section 19(b) of the Domestic Security Agreement.

                  Credit Agreement - Schedule II - Definitions

                  "SUBORDINATED DEBT" means any Senior Subordinated Notes and any other Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

                  "SUBORDINATED DEBT DOCUMENTS" means the Senior Subordinated
         Note Indenture, the Senior Subordinated Notes and all other agreements, indentures and instruments pursuant to which Subordinated Debt is issued, in each case as amended, to the extent permitted under the Loan Documents.

                  "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of the issued and outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other managers of such corporation or other entity (irrespective of whether at the time interests of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "SUBSIDIARY GUARANTORS" means each Domestic Subsidiary Guarantor and Offshore Subsidiary Guarantor.

                  "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction on the Initial Closing Date.

                  "SWING LINE ADVANCE" means an advance made by (a) a Swing Line Lender pursuant to Section 2.01(d) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

                  "SWING LINE LENDER" means the Domestic Swing Line Lender and each Offshore Swing Line Lender.

                  "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by a Swing Line Lender pursuant to Section 2.01(d) or the Revolving Credit Lenders pursuant to Section 2.02(b).

                  "SWING LINE SUB-FACILITY" has the meaning specified in Section 2.01(d).

                  "SYNDICATION AGENT" has the meaning specified in the recitals of parties to this Agreement

                  Credit Agreement - Schedule II - Definitions

                  "TAXES" has the meaning specified in Section 2.12(a).

                  "TERM A ADVANCE" has the meaning specified in Section 2.01(a)(i).

                  "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

                  "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to
         Section 2.05.

                  "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time. Pursuant to the Existing Credit Agreement, the Term A Facility was restored in full upon repayment of outstanding Term A Advances with the proceeds of the Senior Subordinated Notes. As of the date hereof, the Term A Facility is equal to $75,000,000.

                  "TERM A LENDER" means any Lender that has a Term A Commitment.

                  "TERM A NOTE" means a promissory note of the Domestic Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Domestic Borrower to such Lender resulting from the Term A Advances made by such Lender, as amended.

                  "TERM ADVANCE" means a Term A Advance or an Offshore Acquisition Advance.

                  "TERM B ADVANCE" has the meaning specified in Section 2.01(b) of the Existing Credit Agreement.

                  "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

                  "TERM B COMMITMENT" has the meaning specified in the Existing Credit Agreement.

                  "TERM B FACILITY" has the meaning specified in the Existing Credit Agreement.

                  Credit Agreement - Schedule II - Definitions

                  "TERM B LENDER" has the meaning specified in the Existing Credit Agreement.

                  "TERM B NOTE" has the meaning specified in the Existing Credit Agreement.

                  "TERM BORROWING" means any Term A Borrowing or Offshore Acquisition Borrowing.

                  "TERM COMMITMENT" means any Term A Commitment or Offshore Acquisition Commitment.

                  "TERM FACILITY" means the Term A Facility or Offshore Acquisition Facility.

                  "TERM LENDER" means any Term A Lender or Offshore Acquisition Lender.

                  "TERM NOTE" means any Term A Note or Offshore Acquisition
         Note.

                  "TERMINATION DATE" means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment and the Term Commitments pursuant to Section 2.05 or
         6.01 and (b) (i) for purposes of the Revolving Credit Facility and the Letter of Credit Sub-Facility, the sixth anniversary of the Initial Closing Date, (ii) for purposes of the Term A Facility, the sixth anniversary of the Initial Closing Date and (iii) for purposes of the Offshore Acquisition Facility, the sixth anniversary of the Initial Closing Date.

                  "TOTAL DEBT/EBITDA RATIO" means, at any date of determination, the ratio of (a) Consolidated total Debt for Borrowed Money of the Domestic Borrower and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Domestic Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to (b) Pro Forma Consolidated EBITDA of the Domestic Borrower and its Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters.

                  "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Sub-Facility for the benefit of a supplier of Inventory to the Domestic Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

                  Credit Agreement - Schedule II - Definitions

                  "TRADEMARKS" has the meaning specified in Section 1(f)(ii) of the Domestic Security Agreement.

                  "TRADE SECRETS" has the meaning specified in Section 1(f)(iv) of the Domestic Security Agreement.

                  "TRANSACTION" means the Redemption, the Acquisition, the Offer to Purchase and the other transactions contemplated by the Transaction Documents.

                  "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

                  "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances (outstanding Offshore Swing Line Advances being deemed to be outstanding for these purposes in their US Dollar Equivalent as of any date of determination) and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus
         (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) without duplication of amounts under clause (i) above, the aggregate principal amount of all Swing Line Advances made by the Swing Line Lenders pursuant to Section 2.01(d) and outstanding at such time (outstanding Offshore Swing Line Advances being deemed to be outstanding for these purposes in their US Dollar Equivalent as of any date of determination).

                  "US DOLLARS" or "US$" or "DOLLARS" or "$" mean the freely transferable lawful money of the United States of America (expressed in dollars).

                  "VOTING EQUITY INTERESTS" has the meaning specified in Section 1(d)(iii) of the Domestic Security Agreement.

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  Credit Agreement - Schedule II - Definitions

                  "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.



                  Credit Agreement - Schedule II - Definitions

                                  SCHEDULE III

                            OTHER APPROVED COUNTRIES


1.       Andorra
2.       Austria
3.       Belgium
4.       Denmark
5.       Finland
6.       France
7.       Germany
8.       Greece
9.       Greenland
10.      Iceland
11.      Ireland
12.      Italy
13.      Liechtenstein
14.      Luxembourg
15.      Monaco
16.      Netherlands
17.      Norway
18.      Portugal
19.      San Marino
20.      Spain
21.      Sweden
22.      Switzerland
23.      United Kingdom of Great Britain and Northern Ireland
24.      Vatican City


              Credit Agreement - Schedule III - Approved Countries

                                 OTHER SCHEDULES

                  (From Existing Credit Agreement, as amended)

Schedule 4.01(a)  -        Holders of Domestic Borrower Equity Interests
Schedule 4.01(b)  -        Subsidiaries
Schedule 4.01(c)  -        Consents
Schedule 4.01(d)  -        Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)  -        Disclosed Litigation
Schedule 4.01(p)  -        Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(q)  -        Environmental Compliance
Schedule 4.01(r)  -        Open Years; Unpaid Tax Liabilities; Adjusted Tax Bases
Schedule 4.01(t)  -        Existing Debt
Schedule 4.01(u)  -        Surviving Debt
Schedule 4.01(v)  -        Liens
Schedule 4.01(w)  -        Owned Real Property
Schedule 4.01(x)  -        Leased Real Property
Schedule 4.01(y)  -        Investments
Schedule 4.01(z)  -        Intellectual Property
Schedule 4.01(aa) -        Material Contracts

                       Credit Agreement - Other Schedules

                                                                     EXHIBIT A-1
                                                         TO THE CREDIT AGREEMENT


               FORM OF AMENDED AND RESTATED REVOLVING CREDIT NOTE


US$_______________                                      Dated: December 30, 1999


                  FOR VALUE RECEIVED, the undersigned, SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "DOMESTIC BORROWER"), HEREBY PROMISES TO PAY _________________________ or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances (each as defined below) owing to the Lender by the Domestic Borrower pursuant to the Credit Agreement dated as of December 29, 1999, as amended by a Letter Amendment dated as of February 16, 2000, and an Amendment and Waiver Letter dated as of February 29, 2000, and as amended and restated by the Amended and Restated Credit Agreement dated as of April 6, 2000 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined), each among the Domestic Borrower, the Lender and certain other lender parties party thereto, and The Chase Manhattan Bank, as Administrative Agent for the Lender and such other lender parties on the Termination Date.

                  The Domestic Borrower promises to pay to the Lender interest on the unpaid principal amount of each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance from the date of such Revolving Credit Advance, Letter of Credit Advance or Swing Line Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the Administrative Agent's Account in same day funds. Each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance owing to the Lender by the Domestic Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Domestic Borrower under this Promissory Note.

                         Credit Agreement - Exhibit A-1

                  This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (variously, the "REVOLVING CREDIT ADVANCES", the "LETTER OF CREDIT ADVANCES" or the "SWING LINE Advances") by the Lender to or for the benefit of the Domestic Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Domestic Borrower resulting from each such Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Domestic Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                  This Promissory Note and the obligations evidenced hereby may not be transferred or assigned in whole or in part, except pursuant to and in accordance with the provisions of Section 8.07 of the Credit Agreement, including, without limitation, the requirement that the Administrative Agent shall have accepted and recorded each such transfer or assignment in the Register.


                                    SOVEREIGN SPECIALTY CHEMICALS, INC.


                                    By__________________________________________
                                      Title:


                         Credit Agreement - Exhibit A-1

                       ADVANCES AND PAYMENTS OF PRINCIPAL




====================================================================================================================
                                                  AMOUNT OF                 UNPAID
                          AMOUNT OF             PRINCIPAL PAID            PRINCIPAL                NOTATION
       DATE                ADVANCE                OR PREPAID               BALANCE                  MADE BY
====================================================================================================================

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

                         Credit Agreement - Exhibit A-1

                                                                     EXHIBIT A-2
                                                         TO THE CREDIT AGREEMENT


                    FORM OF AMENDED AND RESTATED TERM A NOTE


US$_______________                                      Dated: December 30, 1999


                  FOR VALUE RECEIVED, the undersigned, SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "DOMESTIC BORROWER"), HEREBY PROMISES TO PAY _________________________ or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Term A Advances (as defined below) owing to the Lender by the Domestic Borrower pursuant to the Credit Agreement dated as of December 29, 1999, as amended by a Letter Amendment dated as of February 16, 2000, and an Amendment and Waiver Letter dated as of February 29, 2000, and as amended and restated by the Amended and Restated Credit Agreement dated as of April 6, 2000 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined), each among the Domestic Borrower, the Lender and certain other lender parties party thereto, and The Chase Manhattan Bank, as Administrative Agent for the Lender and such other lender parties on the dates and in the amounts specified in the Credit Agreement.

                  The Domestic Borrower promises to pay to the Lender interest on the unpaid principal amount of each Term A Advance from the date of such Term A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent, at the Administrative Agent's Account in same day funds. The Term A Advances owing to the Lender by the Domestic Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Domestic Borrower under this Promissory Note.

                  This Promissory Note is one of the Term A Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Term A Advances by the Lender to the Domestic Borrower in an aggregate


                         Credit Agreement - Exhibit A-2
amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Domestic Borrower resulting from such Term A Advances being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Domestic Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                  This Promissory Note and the obligations evidenced hereby may not be transferred or assigned in whole or in part, except pursuant to and in accordance with the provisions of Section 8.07 of the Credit Agreement, including, without limitation, the requirement that the Administrative Agent shall have accepted and recorded each such transfer or assignment in the Register.


                                   SOVEREIGN SPECIALTY CHEMICALS, INC.


                                   By___________________________________________
                                     Title:




                         Credit Agreement - Exhibit A-2

                       ADVANCES AND PAYMENTS OF PRINCIPAL






====================================================================================================================
                                                  AMOUNT OF                 UNPAID
                          AMOUNT OF             PRINCIPAL PAID            PRINCIPAL                NOTATION
       DATE                ADVANCE                OR PREPAID               BALANCE                  MADE BY
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------

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


                        Credit Agreement - Exhibit A-2

                                                                     EXHIBIT A-3
                                                         TO THE CREDIT AGREEMENT


                        FORM OF OFFSHORE ACQUISITION NOTE


US$_______________                                      Dated: ________, ____


                  FOR VALUE RECEIVED, the undersigned, [NAME OF OFFSHORE BORROWER], a company organized under the laws of [Name of country of organization] (the "OFFSHORE BORROWER"), HEREBY PROMISES TO PAY _________________________ or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Offshore Acquisition Advances (as defined below) owing to the Lender by the Offshore Borrower pursuant to the Amended and Restated Credit Agreement dated as of April 6, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Domestic Borrower, the Offshore Borrower, the Lender and certain other lender parties party thereto, and The Chase Manhattan Bank, as Administrative Agent for the Lender and such other lender parties on the dates and in the amounts specified in the Credit Agreement.

                  The Offshore Borrower promises to pay to the Lender interest on the unpaid principal amount of each Offshore Acquisition Advance from the date of such Offshore Acquisition Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent, at the Administrative Agent's Account in same day funds. The Offshore Acquisition Advances owing to the Lender by the Offshore Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Offshore Borrower under this Promissory Note.

                  This Promissory Note is one of the Offshore Acquisition Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making Offshore Acquisition Advances by the Lender to the Offshore Borrower in an aggregate amount not to exceed the U.S. dollar amount first above mentioned, the


                         Credit Agreement - Exhibit A-3
indebtedness of the Offshore Borrower resulting from such Offshore Acquisition Advances being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Offshore Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                  This Promissory Note and the obligations evidenced hereby may not be transferred or assigned in whole or in part, except pursuant to and in accordance with the provisions of Section 8.07 of the Credit Agreement, including, without limitation, the requirement that the Administrative Agent shall have accepted and recorded each such transfer or assignment in the Register.


                                     [NAME OF OFFSHORE BORROWER]


                                     By_________________________________________
                                       Title:



                         Credit Agreement - Exhibit A-3

                       ADVANCES AND PAYMENTS OF PRINCIPAL





====================================================================================================================
                                                  AMOUNT OF                 UNPAID
                          AMOUNT OF             PRINCIPAL PAID            PRINCIPAL                NOTATION
       DATE                ADVANCE                OR PREPAID               BALANCE                  MADE BY
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------

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


                         Credit Agreement - Exhibit A-3

                                                                     EXHIBIT A-4
                                                         TO THE CREDIT AGREEMENT


                        FORM OF OFFSHORE SWING LINE NOTE


[Applicable Currency]                                   Dated: ________ __, ____


                  FOR VALUE RECEIVED, the undersigned, [NAME OF OFFSHORE BORROWER], a company organized under the laws of [name of country of organization] ___________ (the "OFFSHORE BORROWER"), HEREBY PROMISES TO PAY _________________________ or its registered assigns (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Offshore Swing Line Advances (as defined below) owing to the Lender by the Offshore Borrower pursuant to the Amended and Restated Credit Agreement dated as of April 6, 2000 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined), among Sovereign Specialty Chemicals, Inc., the Lender and certain other lender parties party thereto, and The Chase Manhattan Bank, as Administrative Agent and Offshore Currency Agent for the Lender and such other lender parties on the Termination Date.

                  The Offshore Borrower promises to pay to the Lender interest on the unpaid principal amount of each Offshore Swing Line Advance from the date of such Offshore Swing Line Advance, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement and the Joinder Agreement entered into by the Lender.

                  Both principal and interest are payable in lawful money of the [jurisdiction of the Applicable Currency] to the Offshore Currency Agent at the Offshore Currency Agent's Account, designated by the Offshore Currency Agent pursuant to the Credit Agreement, in same day funds. Each Offshore Swing Line Advance owing to the Lender by the Offshore Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Offshore Borrower under this Promissory Note.

                  This Promissory Note is one of the Offshore Swing Line Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,



                         Credit Agreement - Exhibit A-4

(i) provides for the making of advances (the "OFFSHORE SWING LINE ADVANCES") by the Lender to or for the benefit of the Offshore Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Applicable Swing Line Sub-Limit, the indebtedness of the Offshore Borrower resulting from each such Offshore Swing Line Advance being evidenced by this Promissory Note, and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Offshore Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                  This Promissory Note and the obligations evidenced hereby may not be transferred or assigned in whole or in part, except pursuant to and in accordance with the provisions of Section 8.07 of the Credit Agreement, including, without limitation, the requirement that the Administrative Agent shall have accepted and recorded each such transfer or assignment in the Register.


                                   [NAME OF OFFSHORE BORROWER]


                                   By___________________________________________
                                     Title:


                         Credit Agreement - Exhibit A-4

                       ADVANCES AND PAYMENTS OF PRINCIPAL





====================================================================================================================
                                                  AMOUNT OF                 UNPAID
                          AMOUNT OF             PRINCIPAL PAID            PRINCIPAL                NOTATION
       DATE                ADVANCE                OR PREPAID               BALANCE                  MADE BY
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------

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

                         Credit Agreement - Exhibit A-4

                                                                     EXHIBIT B-1
                                                         TO THE CREDIT AGREEMENT


                           FORM OF NOTICE OF BORROWING

                                     [Date]


The Chase Manhattan Bank,
  as Administrative Agent
  under the Credit Agreement
  referred to below
The Loan and Agency Services Group
1 Chase Manhattan Plaza
New York, NY 10081

                  Attention:  _______________

Ladies and Gentlemen:

                  The undersigned, [Sovereign Specialty Chemicals, Inc.][Name of applicable Offshore Borrower], refers to the Amended and Restated Credit Agreement dated as of April 6, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the undersigned, [Sovereign Specialty Chemicals, Inc.,] the Lender Parties party thereto, and The Chase Manhattan Bank, as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

                   (i) The Business Day of the Proposed Borrowing is _________
               __, ____.

                   (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

                   (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                   (iv) The aggregate amount of the Proposed Borrowing is $__________.


                         Credit Agreement - Exhibit B-1

                   [(v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

                   (vi) [No portion of the Proposed Borrowing shall be used to pay the purchase price of a Domestic Permitted Acquisition or Offshore Permitted Acquisition.] [Set forth on Annex I hereto is a detail of the consideration proposed to be paid for a [Domestic][Offshore] Permitted Acquisition (a portion of which consideration is constituted by a portion of the Proposed Borrowing).]

                   [(vii) the Applicable Borrower's Account to which the proceeds of the Proposed Borrowing should be sent is:________________.]

                   The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                   (A) The representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

                   (B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

                   Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.


                                            Very truly yours,

                                            SOVEREIGN SPECIALTY CHEMICALS, INC.
                                            [NAME OF OFFSHORE BORROWER]

                                            By__________________________________
                                              Title:

                         Credit Agreement - Exhibit B-1

                                                                         ANNEX I
                                                      TO THE NOTICE OF BORROWING


                         [NAME OF PERMITTED ACQUISITION]


1.       Purchase Price:       $_________

         which shall be constituted by:

                  Cash from the Proposed Borrowing    $___________
                  Cash from other Sources                $___________
                  Cash Equivalents totaling:             $___________



1.       Cash Equivalents referred to above:


                         Credit Agreement - Exhibit B-1

                                                                     EXHIBIT B-2
                                                         TO THE CREDIT AGREEMENT


                     FORM OF NOTICE OF SWING LINE BORROWING

                                     [Date]



The Chase Manhattan Bank,
  as Administrative Agent and
  as Offshore Currency Agent
  under the Credit Agreement
  referred to below

The Loan and Agency Services Group
1 Chase Manhattan Plaza
New York, NY 10081

                  Attention:

Ladies and Gentlemen:

                  The undersigned, [Sovereign Specialty Chemicals, Inc.][Name of applicable Offshore Borrower], refers to the Amended and Restated Credit Agreement dated as of April 6, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among the undersigned, [Sovereign Specialty Chemicals, Inc.,] the Lender Parties party thereto, and The Chase Manhattan Bank, as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02(b) of the Credit Agreement that the undersigned hereby requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(b) of the Credit Agreement:

                (i) The Business Day of the Proposed Borrowing is       ,      .

               (ii) The Applicable Currency of the Proposed Borrowing is       .
                    The aggregate amount of the Proposed Borrowing is          .

              (iii) The maturity of the Proposed Borrowing is      ,
                    (in the case of any Swing Line Borrowing in U.S. Dollars, this Maturity Date shall not be later than seven days after the date set forth in clause (i) above).


                         Credit Agreement - Exhibit B-2

                  (iv) the Applicable Borrower's Account to which the proceeds
         of the Proposed Borrowing should be sent is:                          .


                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) The representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

                  (B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

                  Delivery of an executed counterpart of this Notice of Swing Line Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Swing Line Borrowing.


                                       Very truly yours,

                                       SOVEREIGN SPECIALTY CHEMICALS, INC.
                                       [NAME OF OFFSHORE BORROWER]


                                       By
                                         ---------------------------------------
                                       Title:


                         Credit Agreement - Exhibit B-2

                                                                       EXHIBIT C
                                                         TO THE CREDIT AGREEMENT


                        FORM OF ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Amended and Restated Credit Agreement dated as of April 6, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined), among Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "DOMESTIC BORROWER"), the Offshore Borrowers party thereto, the Lender Parties party thereto, and The Chase Manhattan Bank, as Administrative Agent for the Lender Parties.

                  Each "Assignor" referred to on Schedule 1 hereto (each, an "ASSIGNOR") and each "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

                  1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

                  2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal

                          Credit Agreement - Exhibit C
to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement and the Collateral Sharing Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will be bound by the provisions of the Credit Agreement and the Collateral Sharing Agreement and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and the Collateral Sharing Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service or other forms required under Section 2.12 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and the Collateral Sharing Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the Collateral Sharing Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

                          Credit Agreement - Exhibit C

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                          Credit Agreement - Exhibit C

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
ASSIGNORS:
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
REVOLVING CREDIT FACILITY
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Percentage interest assigned                                   %         %           %           %           %
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Revolving Credit Commitment assigned                  $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Aggregate outstanding principal amount of
         Revolving Credit Advances assigned                $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Principal amount of Revolving Credit Note
         payable to ASSIGNOR (after assignment)            $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
TERM A FACILITY
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Percentage interest assigned                                   %         %           %           %           %
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Term A Commitment assigned                            $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Outstanding principal amount of
         Term A Advance assigned                           $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Principal amount of Term A Note
         payable to ASSIGNOR (after assignment)            $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
OFFSHORE ACQUISITION FACILITY
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Percentage interest assigned                                   %         %           %           %           %
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Offshore Acquisition Commitment assigned              $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Outstanding principal amount of
         Offshore Acquisition Advance assigned             $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Principal amount of Offshore Acquisition Note
         payable to ASSIGNOR (after assignment)            $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
LETTER OF CREDIT SUB-FACILITY
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Letter of Credit Commitment assigned                  $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Letter of Credit Commitment retained                  $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------

                          Credit Agreement - Exhibit C

---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
ASSIGNEES:
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
REVOLVING CREDIT FACILITY
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Percentage interest assumed                                    %         %           %           %           %
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Revolving Credit Commitment assumed                   $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Aggregate outstanding principal amount of
         Revolving Credit Advances assumed                 $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Principal amount of Revolving Credit Note
         payable to ASSIGNEE (after assignment)            $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
TERM A FACILITY
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Percentage interest assumed                                    %         %           %           %           %
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Term A Commitment assumed                             $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Outstanding principal amount of
         Term A Advance assumed                            $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Principal amount of Term A Note
         payable to ASSIGNEE (after assignment)            $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
OFFSHORE ACQUISITION FACILITY
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Percentage interest assumed                                    %         %           %           %           %
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Offshore Acquisition Commitment assumed               $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Outstanding principal amount of
         Offshore Acquisition Advance assumed              $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Principal amount of Offshore Acquisition Note
         payable to ASSIGNEE (after assignment)            $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
LETTER OF CREDIT SUB-FACILITY
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------
     Letter of Credit Commitment assumed                   $           $         $           $           $
---------------------------------------------------------- ----------- --------- ----------- ----------- -----------

                          Credit Agreement - Exhibit C

Effective Date (if other than date of acceptance by Administrative Agent):
(1)                  ,


                             ASSIGNORS


                                                                   , as Assignor
                                          [Type or print legal name of Assignor]


                                          By
                                             -----------------------------------
                                          Title:

                                          Dated:                ,
                                                ---------------- ---------------


                                                                   , as Assignor
                                          [Type or print legal name of Assignor]


                                          By
                                             -----------------------------------
                                          Title:

                                          Dated:                ,
                                                ---------------- ---------------


                                                                   , as Assignor
                                          [Type or print legal name of Assignor]


                                          By
                                             -----------------------------------
                                          Title:





----------------------------------
(1) This date should be earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                          Credit Agreement - Exhibit C

                                          Dated:
                                                -----------------,--------------
                                                                   , as Assignor
                                          [Type or print legal name of Assignor]


                                          By
                                             -----------------------------------
                                          Title:

                                          Dated:                ,
                                                ---------------- ---------------


                                                                   , as Assignor
                                          [Type or print legal name of Assignor]


                                          By
                                             -----------------------------------
                                          Title:

                                          Dated:                ,
                                                ---------------- ---------------


                         ASSIGNEES



                                                                   , as Assignee
                                          [Type or print legal name of Assignor]


                                          By
                                             -----------------------------------
                                          Title:

                                          Dated:                ,
                                                ---------------- ---------------

                                          Domestic Lending Office:

                                          Eurodollar Lending Office:



                                                                   , as Assignee

                          Credit Agreement - Exhibit C

                                          [Type or print legal name of Assignor]


                                          By
                                             -----------------------------------
                                          Title:

                                          Dated:                ,
                                                ---------------- ---------------

                                          Domestic Lending Office:

                                          Eurodollar Lending Office:


                                                                   , as Assignee
                                          [Type or print legal name of Assignor]


                                          By
                                             -----------------------------------
                                          Title:

                                          Dated:                ,
                                                ---------------- ---------------

                                          Domestic Lending Office:

                                          Eurodollar Lending Office:



                                                                   , as Assignee
                                          [Type or print legal name of Assignor]


                                          By
                                             -----------------------------------
                                          Title:

                                          Dated:                ,
                                                ---------------- ---------------

                                          Domestic Lending Office:

                                          Eurodollar Lending Office:



                          Credit Agreement - Exhibit C

                                                                   , as Assignee
                                          [Type or print legal name of Assignor]


                                          By
                                             -----------------------------------
                                          Title:

                                          Dated:                ,
                                                ---------------- ---------------

                                          Domestic Lending Office:

                                          Eurodollar Lending Office:



Accepted (2)[and Approved] this
day of              ,

[NAME OF Administrative Agent],
     as Administrative Agent


By
   --------------------------------
Title:


(3)[Approved this ____ day
of ___________ , _____

SOVEREIGN SPECIALTY CHEMICALS, INC.


-------------------------
(2) Required if the Assignee is an Eligible Assignee solely by reason of clause (a)(viii) or (b) of the definition of "ELIGIBLE ASSIGNEE".

(3)  See footnote 2 above.


                          Credit Agreement - Exhibit C

By
   ----------------------------------
                 Title:



                          Credit Agreement - Exhibit C

                                                                       EXHIBIT D
                                                         TO THE CREDIT AGREEMENT


              FORM OF OFFSHORE SWING LINE LENDER JOINDER AGREEMENT

                  OFFSHORE SWING LINE LENDER JOINDER AGREEMENT, dated as of the date set forth on Schedule I hereto, made by the Offshore Swing Line Lender designated on Schedule I hereto (the "OFFSHORE LENDER") pursuant to the Amended and Restated Credit Agreement, dated as of April 6, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Sovereign Specialty Chemicals Inc., a Delaware corporation (the "DOMESTIC BORROWER"), the Offshore Borrowers from time to time party thereto, the other Lender Parties from time to time party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger, joint book-running manager and syndication agent, J.P. Morgan Securities Inc., as joint lead arranger, joint book-running manager and documentation agent, and The Chase Manhattan Bank, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and offshore currency agent (the "OFFSHORE CURRENCY AGENT"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  For good and valid consideration, the sufficiency of which hereby is acknowledged, the Offshore Swing Line Lender hereby agrees that it shall serve as an "Offshore Swing Line Lender" under the Credit Agreement upon the terms and subject to the conditions set forth therein.

                  The undersigned hereby:

(a) represents and warrants that it is a legally authorized to enter into this Offshore Swing Line Lender Joinder Agreement;

(b) confirms that it has received a copy of the Credit Agreement, the Collateral Sharing Agreement and the other Loan Documents relevant to it; and

(c) agrees that it will (i) be bound by the provisions of the Credit Agreement, the Collateral Sharing Agreement and each other Loan Document, in each case, applicable to it as an Offshore Swing Line Lender and as a Lender Party and (ii) perform all obligations which are required to be performed by it as an Offshore Swing Line Lender and as a Lender Party pursuant to the Credit Agreement, the Collateral Sharing Agreement and each other Loan Document.

                  From and after the Effective Date set forth on Schedule I hereto, the Offshore Swing Line Lender shall (a) be an "Offshore Swing Line Lender" with respect to the Offshore

                          Credit Agreement - Exhibit D

Currency set forth on Schedule I hereto for all purposes under the Loan Documents and (b) have the rights and obligations of an Offshore Lender and as a Lender Party under the Credit Agreement and under the other Loan Documents and
(c) be bound by the provisions of the Loan Documents.

                  THIS OFFSHORE SWING LINE LENDER JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Offshore Swing Line Lender has caused this Offshore Swing Line Lender Joinder Agreement to be executed on Schedule I hereto by its duly authorized officer as of the date set forth on Schedule I hereto.

                          Credit Agreement - Exhibit D

                                   SCHEDULE I
                                       TO
                  OFFSHORE SWING LINE LENDER JOINDER AGREEMENT
            TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF
                                  APRIL 6, 2000
              (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM
               TIME TO TIME), AMONG SOVEREIGN SPECIALTY CHEMICALS,
                          INC., A DELAWARE CORPORATION,
                THE OFFSHORE BORROWERS FROM TIME TO TIME PARTIES
              THERETO, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                                PARTIES THERETO,
    THE AGENTS NAMED THEREIN, AND THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE
                       AGENT AND OFFSHORE CURRENCY AGENT

EFFECTIVE DATE:

NAME OF OFFSHORE SWING LINE LENDER:

OFFSHORE CURRENCY:

TIME ZONE/LOCAL TIME:        :00  .M. (          TIME)

BASE RATE: The Base Rate for outstanding Swing Line Advances in the Offshore Currency designated above shall be determined by the Offshore Currency Agent as provided on Annex 1 attached to this Offshore Swing Line Lender Joinder Agreement

MISCELLANEOUS: The account of the Offshore Currency Agent to which payments in respect of Swing Line Advances in such Offshore Currency, the time of day (Local
Time) on which such payments must be credited to such account in order to be deemed received on any Business Day, other terms and provisions applicable to Swing Line Advances to be made by the Offshore Swing Line Lender in the Offshore Currency designated above and any notice address of the Offshore Swing Line Lender are set forth on Annex 1 attached to this Offshore Swing Line Lender Joinder Agreement

THE CHASE MANHATTAN BANK,                   [NAME OF OFFSHORE SWING LINE LENDER]
 as Offshore Currency Agent


By:                                         By:
   ------------------------------------        ---------------------------------
   Title:                                      Title:



ACKNOWLEDGED AND AGREED:

SOVEREIGN SPECIALTY CHEMICALS, INC.


By:
   ------------------------------------
   Title:




                          Credit Agreement - Exhibit D

                                                                       EXHIBIT E
                                                         TO THE CREDIT AGREEMENT


                       FORM OF CREDIT AGREEMENT SUPPLEMENT

                  CREDIT AGREEMENT SUPPLEMENT, dated as of the date set forth on
Schedule I hereto, made by the Offshore Borrower designated on Schedule I hereto (the "OFFSHORE BORROWER") pursuant to the Amended and Restated Credit Agreement, dated as of April 6, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Sovereign Specialty Chemicals Inc., a Delaware corporation (the "DOMESTIC Borrower"), the other Offshore Borrowers from time to time party thereto, the Lender Parties from time to time party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger, joint book-running manager and syndication agent, J.P. Morgan Securities Inc., as joint lead arranger, joint book-running manager and documentation agent, and The Chase Manhattan Bank, as administrative agent and offshore currency agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  In consideration of the agreement of each Lender Party to extend credit to it from time to time under, and on the terms and conditions set forth in the Credit Agreement, and for other good and valid consideration, the sufficiency of which hereby is acknowledged, the Offshore Borrower hereby assumes each of the obligations imposed upon an "Offshore Borrower" under the Credit Agreement and agrees to be bound by all the terms and conditions of the Credit Agreement.

                  The undersigned hereby:

(a) represents and warrants that it is a legally authorized to enter into this Credit Agreement Supplement;

(b) confirms that it has received a copy of the Credit Agreement, the Collateral Sharing Agreement and the other Loan Documents relevant to it;

(c) confirms that it has caused its duly authorized officer to execute and deliver each other Loan Document which is contemplated to be executed and delivered by such Offshore Borrower on or before the date set forth on Schedule I hereto pursuant to Article III of the Credit Agreement; and

(d) agrees that it will (i) be bound by the provisions of the Credit Agreement and each other Loan Document, in each case, applicable to it as an Offshore Borrower (including, without limitation, Section 1(b) of the Collateral Sharing Agreement) and (ii) perform all obligations which are required to be performed by it as an Offshore Borrower pursuant to the Credit Agreement and each other Loan Document.


                          Credit Agreement - Exhibit E

                  From and after the Effective Date set forth on Schedule I hereto, the undersigned shall (a) be an "Offshore Borrower", "Applicable Borrower" and a "Loan Party" for all purposes under the Loan Documents and (b) have the rights and obligations of an Offshore Borrower, "Applicable Borrower" and a "Loan Party" under the Credit Agreement and under the other Loan Documents and (c) be bound by the provisions of the Loan Documents.

                  THIS CREDIT AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Any legal action or proceeding with respect to this Credit Agreement Supplement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement Supplement, the Offshore Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Offshore Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Offshore Borrower, and agrees not to plead or claim, in any legal action or proceeding with respect to this Credit Agreement Supplement or any other Loan Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over the Offshore Borrower. The Offshore Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Offshore Borrower hereby irrevocably appoints CT Corporation System with an office on the date hereof at 1633 Broadway, New York, New York 10019 (the "PROCESS AGENT"), as its agent to receive on behalf of the Offshore Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. The Offshore Borrower irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Offshore Borrower at its address set forth on Schedule I hereto, such service to become effective 10 days after such mailing. The Offshore Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any agent, any Lender Party or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Offshore Borrower in any other jurisdiction.

                  The Offshore Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement Supplement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.




                          Credit Agreement - Exhibit E

                  To the extent that the Offshore Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Offshore Borrower to the extent permitted by law hereby irrevocably waives such immunity in respect of its obligations under this Credit Agreement Supplement or any other Loan Document and, without limiting the generality of the foregoing, agrees that the waivers set forth in this paragraph shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976, as amended, or any other similarly applicable foreign law and are intended to be irrevocable for purposes of such Act or any other similarly applicable foreign law.

                  The Offshore Borrower hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Credit Agreement Supplement or any of the other Loan Documents to which it is a party, or the actions of any agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the Offshore Borrower has caused this Offshore Credit Agreement Supplement to be executed on Schedule I hereto by its duly authorized officer as of the date set forth on Schedule I hereto.











                          Credit Agreement - Exhibit E

                                   SCHEDULE I
                                       TO
                           CREDIT AGREEMENT SUPPLEMENT
            TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF
              APRIL 6, 2000 (AS AMENDED, SUPPLEMENTED OR OTHERWISE
             MODIFIED FROM TIME TO TIME), AMONG SOVEREIGN SPECIALTY
                    CHEMICALS, INC., A DELAWARE CORPORATION,
                THE OFFSHORE BORROWERS FROM TIME TO TIME PARTIES
              THERETO, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                                PARTIES THERETO,
 THE AGENTS NAMED THEREIN, AND THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT
                                      AND
                            OFFSHORE CURRENCY AGENT
--------------------------------------------------------------------------------

EFFECTIVE DATE:

NAME OF OFFSHORE BORROWER:

JURISDICTION OF ORGANIZATION OF OFFSHORE BORROWER:

TYPE OF ORGANIZATION OF OFFSHORE BORROWER:

NOTICE ADDRESS OF OFFSHORE BORROWER:


                  IN WITNESS WHEREOF, the Offshore Borrower has caused this Credit Agreement Supplement to be executed by its duly authorized officer effective as of the above Effective Date.


                                             [NAME OF OFFSHORE BORROWER]


                                             By:
                                                --------------------------------
                                                Title:


ACKNOWLEDGED AND AGREED:

THE CHASE MANHATTAN BANK,
 as Administrative Agent


By:
   -----------------------------
   Title:







                          Credit Agreement - Exhibit E

                     AMENDED AND RESTATED SECURITY AGREEMENT


                  AMENDED AND RESTATED SECURITY AGREEMENT dated as of April 6, 2000 (this "AGREEMENT"), made by SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "DOMESTIC BORROWER"), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 24) (the Domestic Borrower, the Persons so listed and the Additional Grantors being, collectively, the "GRANTORS"), to The Chase Manhattan Bank, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the "ADMINISTRATIVE AGENT") for the Secured Parties (as defined in the Credit Agreement).

                  PRELIMINARY STATEMENTS.

                  (1) The Domestic Borrower entered into a Credit Agreement dated as of December 29, 1999 (said agreement, as amended and in effect prior to the date hereof, the "EXISTING CREDIT AGREEMENT"), with the Lender Parties and the Agents (each as defined therein). Pursuant to the Existing Credit Agreement, each of the Grantors entered into a Security Agreement dated December 29, 1999 (said agreement, as amended and in effect prior to the date hereof, the "EXISTING SECURITY AGREEMENT"), in favor of the Administrative Agent in order to grant to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in all of its personal property and fixtures then owned or thereafter acquired, subject only to the exclusions set forth in Section 1 hereof.

                  (2) The Domestic Borrower has amended and restated the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement dated as of the date hereof (as said Agreement may hereafter be further amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), with the Lender Parties and the Agents. Pursuant to the Credit Agreement, each of the Grantors is entering into this Agreement in order to amend and restate the Existing Security Agreement in its entirety as provided herein.

                  (3) Each Grantor is the owner of the shares (the "INITIAL PLEDGED SHARES") of stock set forth opposite such Grantor=s name on and as otherwise described in Part I of Schedule I hereto and issued by the corporations named therein and of the indebtedness (the "INITIAL PLEDGED DEBT") set forth opposite such Grantor=s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

                  (4) The Domestic Borrower has opened a collateral securities account, Account No.323142397 (the "COLLATERAL ACCOUNT"), with The Chase Manhattan Bank at its office at 270 Park Avenue, New York, New York 10017, in the name of the Administrative Agent and under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

                  (5) The Domestic Borrower has opened a collateral securities account, Account No.323142389 (the "L/C COLLATERAL ACCOUNT"), with The Chase Manhattan Bank at its




                          Credit Agreement - Exhibit F
office at 270 Park Avenue, New York, New York 10017, in the name of the Administrative Agent and under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

                  (6) It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

                  (7) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

                  (8) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. UNIFORM COMMERCIAL CODE") and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. The term "FEDERAL BOOK ENTRY REGULATIONS" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2, Section 357.10 through Section 357.14 and Section
357.41 through Section 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, the Existing Security Agreement is hereby amended and restated in its entirety, and each Grantor hereby agrees with the Administrative Agent for the ratable benefit of the Secured Parties, as follows:

                  Section 1. Grant of Security. Each Grantor hereby assigns and pledges to the Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

                  (a) all equipment in all of its forms (including, without limitation, all motor vehicles), all fixtures and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts and accessions being the "EQUIPMENT");



                               Security Agreement

                  (b) all inventory in all of its forms, (including, without limitation, (i) all adhesives, sealants and coatings and raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "INVENTORY");

                  (c) all accounts, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, chattel paper, instruments, deposit accounts, general intangibles and obligations, to the extent not referred to in clause
         (d), (e) or (f) below, being the "RECEIVABLES", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS"); provided, however, that any contract rights arising under any agreement or other document to which any of the Grantors is a party shall be excluded from the lien and security interest granted by such Grantor under this subsection (c) and under subsection (f) of this
         Section 1 to the extent that the assignment thereof or the creation of a lien and security interest therein would constitute a breach of the terms of the agreement or other document in which such contract rights are set forth, or would permit any party to such agreement or other document to terminate such contract rights or agreement (all of the agreements and other documents referred to in this proviso clause being the AEXCLUDED Agreements@); provided further, however, that (i) the exclusion of any contract rights of any of the Grantors under one or more of the Excluded Agreements pursuant to the immediately preceding proviso clause shall not limit, restrict or impair the grant by such Grantor of the lien and security interest in any accounts or receivables arising under any such Excluded Agreement or any payments due or to become due thereunder and (ii) any of the Excluded Agreements shall cease to be excluded from this subsection (c) and from subsection
         (f) of this Section 1, as the case may be, if, at any time, (A) the prohibition of assignment or of the creation of a lien and security interest in such agreement is no longer in effect or (B) the applicable Grantor has obtained the consent of the other parties to such agreement to the assignment of, or creation of a lien and security interest in, the contract rights of such Grantor thereunder;

                  (d)    the following (the "SECURITY COLLATERAL"):

                         (i) the Initial Pledged Shares and the certificates, if any, representing the Initial Pledged Shares, and all dividends, cash, instruments and other property



                               Security Agreement
                  from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Shares;

                         (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

                         (iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares, together with the Initial Pledged Shares, being the "PLEDGED SHARES"), and the certificates, if any, representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, provided, however, that none of the Grantors shall be required to pledge any Equity Interest in any Foreign Subsidiary that constitutes a "controlled foreign corporation" under Section 957 of the Internal Revenue Code (a "FOREIGN CORPORATION") owned or otherwise held thereby which, when aggregated with all of the other Equity Interests in such Foreign Corporation pledged by such Grantor and the other Grantors, would result in more than 66% of the Equity Interests in such Foreign Corporation entitled to vote (within the meaning of Treasury Regulation
                  Section 1.956-2(c)(2) promulgated under the Internal Revenue Code (or any successor provision or interpretation thereof)) (the "VOTING EQUITY INTERESTS") being pledged to the Administrative Agent, on behalf of the Secured Parties, under this Agreement and the other Collateral Documents (although all of the Equity Interests in such Foreign Corporation not entitled to vote (within the meaning of Treasury Regulation
                  Section 1.956-2(c)(2) promulgated under the Internal Revenue Code (or any successor provision or interpretation thereof)) (the "NON-VOTING EQUITY INTERESTS") shall be pledged by each of the Grantors that owns or otherwise holds any such Non-Voting Equity Interest therein); provided that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by such Grantor of any additional Equity Interests in any such Foreign Corporation to the Administrative Agent, on behalf of the Secured Parties, under this Agreement or any of the other Collateral Documents would not result in an increase in the current or future aggregate net consolidated tax liabilities of the Domestic Borrower and its Subsidiaries, then, promptly after the change in such laws, all such additional Equity Interests shall be so pledged under this Agreement or such other Collateral Document, as applicable;

                         (iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the "PLEDGED DEBT") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or




                               Security Agreement
                  otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

                         (v) all additional investment property (including, without limitation, all securities, security entitlements, security accounts, commodity contracts and commodity accounts), whether or not evidenced by certificates or instruments, and all of the certificates and instruments, if any, representing or evidencing such additional investment property, all security therefor and all dividends, interest, distributions, value, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional investment property;

                  (e)    the following (collectively, the "ACCOUNT COLLATERAL"):

                         (i) the Collateral Account, all financial assets from time to time credited to the Collateral Account (including, without limitation, all Cash Equivalents from time to time credited to the Collateral Account), and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets;

                         (ii) the L/C Collateral Account, all financial assets from time to time credited to the L/C Collateral Account (including, without limitation, all Cash Equivalents from time to time credited to the L/C Collateral Account), and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets;

                         (iii) all Pledged Accounts (as hereinafter defined)
                  from time to time, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Accounts;

                         (iv) all other deposit accounts of such Grantor from time to time, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts;

                         (v) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and




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                                       6



                         (vi) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

                  (f) the following (collectively, the "INTELLECTUAL PROPERTY COLLATERAL"):

                         (i) all United States, international and foreign patents, patent applications and statutory invention registrations, including, without limitation, the patents and patent applications set forth in Schedule IV hereto (as such Schedule IV may be supplemented from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "PATENTS");

                         (ii) all trademarks (including, without limitation, service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, including, without limitation, the trademark registrations and trademark applications set forth in Schedule IV hereto (as such Schedule IV may be supplemented from time to time), and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign country (but excluding any United States intent-to-use trademark application prior to the filing and acceptance of a Statement of Use or an Amendment to Allege Use in connection therewith to the extent that a valid security interest may not be taken in such an intent-to-use trademark application under applicable law), and all rights therein provided by international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "TRADEMARKS"); excluding however the twelve Trademarks listed on Schedule IV under the heading "OSI", commencing with the Trademark "BUILDING A SAFER TOMORROW" and ending with the Trademark "PL 500" and the Unlicensed Trademarks (as defined in the license agreement referred to in this sentence) (all such trademarks are collectively, the "ENCUMBERED TRADEMARKS"), which, as of the Effective Date, are subject to a right of first refusal in favor of ChemRex Inc. pursuant to that certain License Agreement dated July 29, 1998, between OSI Sealants, Inc. and ChemRex Inc., until such time as that license agreement has expired or otherwise terminated with such right of first refusal unexercised;







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                                       7


                         (iii) all copyrights, copyright applications, copyright
                  registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, including, without limitation, the copyright registrations and copyright applications set forth in Schedule IV hereto (as such Schedule IV may be supplemented from time to time), together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "COPYRIGHTS");

                         (iv) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (the "TRADE SECRETS");

                         (v) all computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (the "COMPUTER SOFTWARE");

                         (vi) all license agreements, permits, authorizations and franchises, whether with respect to the Patents, Trademarks, Copyrights, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, including, without limitation, the license agreements set forth in Schedule IV hereto (as such Schedule IV may be supplemented from time to time), and all income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations and franchises, (the "LICENSES"); provided further, however, that any such license agreements to which any of the Grantors is a party shall be excluded from the lien and security interest granted by such Grantor under this subsection (f) to the extent that the assignment thereof or the creation of a lien and security interest therein would constitute a breach of the terms of such license agreement, or would permit any party to such license agreement to terminate such rights thereunder (all of the license agreements referred to in this proviso clause being the "EXCLUDED LICENSES"); provided further, however, that any of the Excluded Licenses shall cease to be excluded from this subsection (f)






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                                       8


                  if, at any time, (A) the prohibition of assignment or of the creation of a lien and security interest in such license agreement is no longer in effect or (B) the applicable Grantor has obtained the consent of the other parties to such license agreement to the assignment of, or creation of a lien and security interest in, the rights of such Grantor thereunder; and

                         (vii) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software or Licenses, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

                  (g) all proceeds of any and all of the Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (f) of this Section 1 and this clause
         (g)) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

                  Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "SECURED OBLIGATIONS").

                  Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent; provided however, that each Grantor shall not be required to so deliver any such certificate issued by any issuer of Pledged Shares which is organized under the laws of Mexico until June 30, 2000. The Administrative Agent shall have the right, during the continuation of a Default under Section 6.01(a) or (f) of the Credit Agreement or an Event of Default and without notice to any Grantor,





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                                       9





to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 15(a). In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

                  (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such security or (ii) to comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Administrative Agent.

                  (c) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement, such Grantor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Administrative Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) to comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Administrative Agent.

                  (d) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a commodity contract, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in writing with such Grantor and the Administrative Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Administrative Agent.

                  (e) No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 4 in order to perfect the security interest granted hereunder in such Collateral.

                  Section 5. Maintaining the Pledged Accounts. At any time on and after the Effective Date so long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment under the Credit Agreement:

                  (a)   Except for those deposit accounts set forth in Part B of
         Schedule V hereto, as such Schedule V may be amended from time to time pursuant to Section 5(e) of this




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                                       10



         Agreement, each Grantor will maintain lockbox accounts and deposit accounts (collectively, the "PLEDGED ACCOUNTS") only with banks (the "PLEDGED ACCOUNT BANKS") that have entered into letter agreements in substantially the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Administrative Agent with such Grantor and the Administrative Agent (the "PLEDGED ACCOUNT LETTERS"); provided however, that the Grantors will have until June 30, 2000, to enter into Pledged Account Letters with Bital Bank in respect of their accounts at such bank.

                  (b) Each Grantor will (i) immediately instruct each Person obligated at any time to make any payment to such Grantor for any reason (an "OBLIGOR") to make such payment to a Pledged Account of such Grantor and (ii) deposit in a Pledged Account, at the end of each Business Day, all proceeds of Collateral and all other cash of such Grantor which, when aggregated with all proceeds of Collateral and other cash of the other Grantors, are in excess of $3,000,000.

                  (c) Each Grantor agrees that it will not add any bank as a Pledged Account Bank or add any account as a Pledged Account to those listed in Part A of Schedule V hereto, unless the Administrative Agent shall have received at least 10 days' prior written notice of such addition and shall have received a Pledged Account Letter executed by such new Pledged Account Bank and such Grantor or a supplement to an existing Pledged Account Letter covering such new Pledged Account, as the case may be (and, upon the receipt by the Administrative Agent of such Pledged Account Letter or supplement, Part A of Schedule V hereto shall be automatically amended to include such Pledged Account Bank or Pledged Account). Each Grantor agrees that it will not terminate any bank as a Pledged Account Bank or terminate any account as a Pledged Account, unless the Administrative Agent shall have received at least 10 days= prior written notice of such termination (and, upon such termination, Schedule V hereto shall be automatically amended to delete such Pledged Account Bank or Pledged Account); provided, however, that Administrative Agent will be deemed to have consented to the termination of any Pledged Account that is a lockbox account so long as
         (i) the Administrative Agent shall have received prompt notice of such termination, together with a certificate of the Chief Financial Officer of the applicable Grantor certifying that (A) before and after the termination of such Pledged Account, no Default has occurred and is continuing, (B) all cash and other items credited to such Pledged Account have been credited to another Pledged Account of such Grantor and (C) that all Obligors making payments to the Pledged Account to be terminated have been instructed by such Grantor to make all future payments to another Pledged Account of such Grantor.

                  (d) Upon any termination of any Pledged Account Letter or other agreement with respect to the maintenance of a Pledged Account by any Grantor or any Pledged Account Bank, such Grantor will immediately notify all Obligors that were making payments to such Pledged Account to make all future payments to another Pledged Account. Each Grantor agrees to terminate any or all Pledged Accounts and Pledged Account Letters upon request by the Administrative Agent.





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                                       11



                  (e) Each Grantor agrees that it will not add any account as an unblocked account to those listed in Part B of Schedule V hereto, unless the Administrative Agent shall have received at least 10 days' prior written notice of such addition or termination (and, upon such addition or termination, Schedule V shall be automatically amended to add or delete such account, as applicable).

                  Section 6. Maintaining the Collateral Account and the L/C Collateral Account. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender shall have any Commitment under the Credit Agreement:

                  (a) The Domestic Borrower will maintain the Collateral Account and the L/C Collateral Account with the Administrative Agent or another commercial bank acceptable to the Administrative Agent and that, in the case of the Collateral Account and the L/C Collateral Account, and each Grantor, as applicable, has entered into a Securities Account Control Agreement (the Administrative Agent or any bank with which the Collateral Account or the L/C Collateral Account are maintained being a "COLLATERAL BANK").

                  (b) It shall be a term and condition of each of the Collateral Account and the L/C Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Collateral Account or the L/C Collateral Account, as the case may be, and except as otherwise provided by the provisions of Sections 5, 8 and 20, that no amount (including interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Domestic Borrower or any other Person from the Collateral Account or the L/C Collateral Account, as the case may be.

                  Section 7. Investing of Amounts in the Collateral Account and the L/C Collateral Account. The Administrative Agent will, subject to the provisions of Sections 8 and 20, from time to time direct the applicable Collateral Bank to (a) invest amounts received with respect to the Collateral Account and the L/C Collateral Account in such Cash Equivalents credited to the Collateral Account and the L/C Collateral Account, respectively, as the Domestic Borrower may select and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited to the Collateral Account and the L/C Collateral Account, respectively, as the Domestic Borrower may select. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in a deposit account with the applicable Collateral Bank in the name of the Administrative Agent and under the sole control and dominion of the Administrative Agent, such deposit account to be deemed to constitute part of the Collateral Account or the L/C Collateral Account, as the case may be. In addition, the Administrative Agent shall have the right at any time to direct the applicable Collateral Bank to exchange such Cash Equivalents for similar Cash Equivalents of smaller or




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                                       12



larger determinations, or for other Cash Equivalents, credited to the Collateral Account or the L/C Collateral Account, as the case may be.

                  Section 8. Release of Amounts. So long as no Default under
Section 6.01(a) or (f) of the Credit Agreement or Event of Default shall have occurred and be continuing, the Administrative Agent will direct the applicable Collateral Bank to pay and release to the Domestic Borrower or at its order or, at the request of the Domestic Borrower, to the Administrative Agent to be applied to the Obligations of the Domestic Borrower under the Loan Documents, in the case of the L/C Collateral Account, such amount, if any, as is then on deposit in the L/C Collateral Account to the extent permitted to be released under the terms of the Credit Agreement and, in the case of the Collateral Account, the amount, if any, by which the aggregate principal amount of the Cash Equivalents credited to the Collateral Account exceeds all amounts then due and payable under the Loan Documents.


                  Section 9. Representations and Warranties. Each Grantor represents and warrants as follows:

                  (a) All of the Equipment and Inventory (other than Inventory consisting of consigned and other goods of the Grantors, that, as of any date of determination, that have an aggregate value of not more than $3,000,000 (such Inventory being, collectively, the "OFF-SITE GOODS"); provided however, that, not more than $1,000,000 of any such consigned and other goods shall be located in any single location) of such Grantor are located at the places specified therefor in Schedule II hereto, as such Schedule II may be amended from time to time pursuant to Section 11(a). The chief executive office of such Grantor, and all originals of all chattel paper that evidence Receivables of such Grantor are located at the address specified therefor in Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 13(a). Such Grantor's federal tax identification number is set forth opposite such Grantor's name in Schedule III hereto. All Security Collateral consisting of certificated securities and instruments have been delivered to the Administrative Agent. None of the Receivables is evidenced by a promissory note or other instrument that has not been delivered to the Administrative Agent.

                  (b) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the Liens created under the Collateral Documents or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement. Such Grantor has the trade names listed on Schedule IV hereto.

                  (c) Such Grantor has exclusive possession and control of the Equipment and Inventory other than (i) Off-Site Goods and (ii) Inventory stored at any leased premises or







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                                       13



         warehouse, (A) for which no landlord's or warehouseman's agreement is in place; provided that not more than 15% of the aggregate Inventory owned by the Grantors may be located at such locations at any time or
         (B) for which a landlord's or warehouseman's agreement in form and substance satisfactory to the Administrative Agent, is in effect and which leased premises or warehouse is so indicated by an asterisk on
         Schedule II hereto, as such Schedule II may be amended from time to time pursuant to Section 11(a).

                  (d) The Pledged Shares in any issuer that is a Loan Party or a Subsidiary of any of the Loan Parties pledged by such Grantor hereunder have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt issued by any Loan Party or Subsidiary of a Loan Party pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissary notes (which notes have been delivered to the Administrative Agent) and is not in default.

                  (e) The Initial Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on Schedule I hereto as of the Effective Date. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding, as of the Effective Date, in the principal amount indicated on Schedule I hereto as of the Effective Date.

                  (f) Such Grantor does not own any investment property as of the Effective Date other than such Grantor's Initial Pledged Shares, the Voting Equity Interests in its Foreign Subsidiaries not required to be pledged hereunder pursuant to the terms of Section 1 hereof and Initial Pledged Indebtedness.

                  (g) Such Grantor has no lockbox accounts, deposit accounts or other accounts other than those listed on Schedule V hereto, as such
         Schedule V may be amended from time to time pursuant to Sections 5(c) and (e). Such Grantor has no Pledged Accounts or other deposit accounts other than the Pledged Accounts listed on Schedule V hereto, as such
         Schedule V may be amended from time to time pursuant to Section 5(c), and such Grantor has instructed all existing Obligors to make all payments to a Pledged Account. The average daily balance of all permitted unblocked accounts of such Grantor which, when aggregated with the average daily balance of all permitted unblocked accounts of the other Grantors, does not exceed $3,000,000.

                  (h) Except as described in Section 4.01(n) of the Credit Agreement and except for those actions with respect to certain Mexican Collateral which Sections 4(a) and 5(a) of this Agreement provide may be taken on or prior to June 30, 2000, all filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor, securing the





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                                       14



         payment of the Secured Obligations, except for (A) the filing of continuation statements under the Uniform Commercial Code, (B) the actions described in Section 4 with respect to Security Collateral, which actions have been taken and are in full force and effect, (C) actions necessary or desirable to perfect such security interest in any motor vehicles, and (D) as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally; provided however that no such recordation need be made with respect to any Encumbered Trademarks.

                  (i) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act, except where such non-compliance is not reasonable likely to have a Material Adverse Effect.


                  (j)   As to itself and its Intellectual Property Collateral:

                           (i) The rights of such Grantor in or to the Intellectual Property Collateral do not conflict with, misappropriate or infringe upon the intellectual property rights of any third party, and no claim has been asserted that the use of such Intellectual Property Collateral does or may infringe upon the intellectual property rights of any third party, except for such conflict, misappropriation or infringement, or assertion of any such claim which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

                           (ii) Such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to the Intellectual Property Collateral and/or is entitled to use all such Intellectual Property Collateral without limitation, subject only to the license terms of the Licenses.

                           (iii) The Intellectual Property Collateral set forth on Schedule IV hereto includes all of the patents, patent applications, trademark registrations and applications, copyright registrations and applications and Licenses owned by such Grantor.

                           (iv) Except for those items identified on Schedule II as constituting Permitted Abandoned IP, the Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor=s knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable except where the invalidity or unenforceability of such item is not reasonably likely to cause a Material Adverse Effect.




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                                       15



                           (v) Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright of the Intellectual Property Collateral.


                  Section 10. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will, subject to the terms of the Credit Agreement, including, without limitation, Section 5.01, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by such Grantor hereunder or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract and, at the request of the Administrative Agent, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Administrative Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) deliver and pledge to the Administrative Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and (v) deliver to the Administrative Agent evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

                  (b) Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral of such Grantor without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (c) Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  Section 11. As to Equipment and Inventory. (a) Each Grantor will keep the Equipment and Inventory of such Grantor (other than (i) Off-Site Goods and (ii) Equipment and




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Inventory sold as specifically allowed under Section 5.02(f) of the Credit
Agreement) at the places therefor specified in Section 9(a) or, upon 30 days' prior written notice to the Administrative Agent, at such other places in a jurisdiction where all action required by Section 10 shall have been taken with respect to such Equipment and Inventory (and, upon the taking of such action in such jurisdiction, Schedule III hereto shall be automatically amended to include such other places).

                  (b) Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as in effect on the date hereof, ordinary wear and tear and casualty and condemnation excepted, and in accordance with any manufacturer's manual, and will forthwith, or in the case of any material loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are reasonably necessary or desirable to such end.

                  (c) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory of such Grantor, except to the extent payment thereof is not required by Section 5.01(b) of the Credit Agreement. In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act, except where such non-compliance is not reasonably likely to have a Material Adverse Effect.

                  Section 12. Insurance. (a) Each Grantor will, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Grantor operates. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $5,000,000 per occurrence) to be paid directly to the Administrative Agent. Each such policy shall in addition (i) name such Grantor and the Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Administrative Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Administrative Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Administrative Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Administrative Agent by the insurer. Each Grantor will, if so requested by the Administrative Agent, deliver to the Administrative Agent original or duplicate policies of such insurance and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor will, at the request of the Administrative Agent,





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duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 10 and cause the insurers to acknowledge notice of such assignment.

                  (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 12 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 12 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

                  (c) So long as no Default under Section 6.01(a) or (f) of the Credit Agreement or any Event of Default shall have occurred and be continuing, all insurance payments received by the Administrative Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Administrative Agent to the applicable Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the release thereof as the Administrative Agent may reasonably require. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the applicable Grantor to complete any such repair, replacement or restoration required hereunder, the Administrative Agent will not be required to release the amount thereof to such Grantor and may hold or continue to hold such amount in the Collateral Account as additional security for the Secured Obligations of such Grantor (except that the Administrative Agent will release to such Grantor any such amount if and to the extent that any prepayment of Obligations is required under the Credit Agreement in connection with the receipt of such amount and such prepayment has been made). Upon the occurrence and during the continuance of any Default under
Section 6.01(a) or (f) of the Credit Agreement or any Event of Default or the actual or constructive total loss (in excess of $5,000,0000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Administrative Agent and shall, in the Administrative Agent's sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in
Section 20(b).

                  Section 13. Place of Perfection; Records; Collection of Receivables. (a) Each Grantor will keep its chief executive office and all originals of all chattel paper that evidence Receivables of such Grantor, at the location therefor specified in Section 9(a) or, upon 30 days= prior written notice to the Administrative Agent, at such other location in a jurisdiction where all actions required by Section 10 shall have been taken with respect to the Collateral of such Grantor (and, upon the taking of such action in such jurisdiction, Schedule IV hereto shall be automatically amended to include such other location). Each Grantor will hold and preserve, subject to its ordinary course document retention policy, its records relating to the Collateral, the Related Contracts and chattel paper and will permit representatives of the Administrative Agent, at any reasonable time during normal business hours (and if no Event of Default has occurred


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                                       18


and is continuing, upon reasonable notice), to inspect and make abstracts from such records and other documents.

                  (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and the Related Contracts. In connection with such collections, such Grantor may take (and, at the Administrative Agent's direction, will take) such action as such Grantor or the Administrative Agent may deem necessary or advisable to enforce collection of the Receivables and the Related Contracts; provided, however, that the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of a Default under Section 6.01(a) or (f) of the Credit Agreement or any Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Receivables or Related Contracts of the assignment of such Receivables or Related Contracts to the Administrative Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables or Related Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables and the Related Contracts of such Grantor shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be deposited in the Collateral Account and either (A) released to such Grantor on the terms set forth in Section 8 so long as no Default under Section 6.01(a) or (f) of the Credit Agreement or any Event of Default shall have occurred and be continuing or (B) if any Default under
Section 6.01(a) or (f) of the Credit Agreement or any Event of Default shall have occurred and be continuing, applied as provided in Section 20(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables or the Related Contracts to any other indebtedness or obligations of the Obligor thereof.

                  SECTION 14. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral other than Permitted Abandoned IP (as defined below), each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of each such item of Intellectual Property Collateral and maintain each such item of Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in the Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the




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                                       19


filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Administrative Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect (such Intellectual Property Collateral being the "PERMITTED ABANDONED IP"), in which case, such Grantor will give prompt notice of any such abandonment to the Administrative Agent.

                  (b) Each Grantor agrees promptly to notify the Administrative Agent if such Grantor learns (i) that any item of the Intellectual Property Collateral (other than Permitted Abandoned IP) may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any of the Intellectual Property Collateral (other than Permitted Abandoned IP) or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral (other than Permitted Abandoned IP) except if such adverse determination or the institution of such a proceeding is not reasonably likely to have a Material Adverse Effect.

                  (c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral, which Intellectual Property Collateral is of material value to the Domestic Borrower and its Subsidiaries taken as a whole, is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Administrative Agent and shall take such actions, at its expense, as such Grantor or the Administrative Agent deems reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

                  (d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral, which Intellectual Property Collateral is of material value to the Domestic Borrower and its Subsidiaries taken as a whole. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral, which Intellectual Property Collateral is of material value to the Domestic Borrower and its Subsidiaries taken as a whole, may lapse or become invalid or unenforceable or placed in the public domain.

                  (e) Each Grantor shall take all steps which it or the Administrative Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of



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                                       20


its Intellectual Property Collateral (other than Permitted Abandoned IP), including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

                  (f) With respect to its Intellectual Property Collateral, each of the Grantors listed on the signature pages of this Agreement has executed an agreement in substantially the form of Exhibit C to the Existing Security Agreement, and each other Grantor hereby agrees to execute an agreement, in substantially the form set forth in Exhibit C hereto (each an "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), for recording the security interest granted hereunder to the Administrative Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

                  (g) Each Grantor agrees that, should it obtain an ownership interest in any item of the type set forth in Section 1(f) which is not on the date hereof a part of the Intellectual Property Collateral (the "AFTER-ACQUIRED INTELLECTUAL PROPERTY"), (i) the provisions of Section 1 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto, (iii) such Grantor shall give prompt written notice thereof to the Administrative Agent in accordance herewith and (iv) such Grantor shall execute and deliver to the Administrative Agent a supplement to this Agreement, each such supplement being in the form of Exhibit D hereto (an "IP SECURITY AGREEMENT SUPPLEMENT") covering such After-Acquired Intellectual Property as "Additional Collateral" thereunder and as defined therein, and shall record such IP Security Agreement Supplement with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

                  Section 15. Voting Rights; Dividends; Etc. (a) So long as no Default under Section 6.01(a) or (f) of the Credit Agreement or Event of Default shall have occurred and be continuing:

                  (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose other than to originate entitlement orders with respect to the securities accounts or the commodity accounts; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral.

                  (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if



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                                       21


         and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

                           (A) dividends, interest and other distributions paid
                  or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                           (B) dividends and other distributions paid or payable
                  in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

                           (C) cash paid, payable or otherwise distributed in
                  respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

                  (iii) The Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of a Default under Section 6.01(a) or (f) of the Credit Agreement or an Event of
Default:

                  (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 15(a)(i) shall, upon notice to such Grantor by the Administrative Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 15(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

                  (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 15(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds



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                                       22


         of such Grantor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

                  (iii) The Administrative Agent shall be authorized to send to each Securities Intermediary or Commodity Intermediary as defined in and under any Control Agreement a Notice of Exclusive Control as defined in and under such Control Agreement.

                  Section 16. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

                  (b) Each Grantor agrees that it (i) shall cause each issuer of the Pledged Shares that is a Subsidiary of such Grantor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except (A) to such Grantor or one or more of the other Grantors or (B) or the issuance of any such Equity Interests that is expressly permitted under 5.02(h) of the Credit Agreement, and (ii) shall pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities; provided, that none of the Grantors shall be required to pledge any Equity Interest in any Foreign Corporation owned or otherwise held thereby which, when aggregated with all of the other Equity Interests in such Foreign Corporation pledged by such Grantor and the other Grantors, would result in more than 66% of the Voting Equity Interests being pledged to the Administrative Agent, on behalf of the Secured Parties, under this Agreement and the other Collateral Documents (although all of the Non-Voting Equity Interests shall be pledged by each of the Grantors that owns or otherwise holds any such Non-Voting Equity Interest therein); provided, however, that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by such Grantor of any additional Equity Interests in any such Foreign Corporation to the Administrative Agent, on behalf of the Secured Parties, under this Agreement or any of the other Collateral Documents would not result in an increase in the current or future aggregate net consolidated tax liabilities of the Domestic Borrower and its Subsidiaries, then, promptly after the change in such laws, all such additional Equity Interests shall be so pledged under this Agreement or such other Collateral Document, as applicable.

                  Section 17. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time during the continuation of a Default under Section 6.01(a) or (f) of the Credit Agreement or any Event of Default in the Administrative Agent's discretion, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:



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                                       23


                  (a) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to Section 12,

                  (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

                  (d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of the Collateral.

                  Section 18. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under Section 21(b).

                  Section 19. The Administrative Agent's Duties. (a) The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties= interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

                  (b) Anything contained herein to the contrary notwithstanding, the Administrative Agent may from time to time, when the Administrative Agent deems it to be necessary, appoint one or more subagents (each a "SUBAGENT") for the Administrative Agent hereunder with respect to all or any part of the Collateral. In the event that the Administrative Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Administrative Agent, for the ratable benefit of the Secured Parties, as security for



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                                       24


the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Administrative Agent, with all rights, powers, privileges, interests and remedies of the Administrative Agent hereunder with respect to such Collateral, and (iii) the term "Administrative Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Administrative Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.

                  Section 20. Remedies. If any Event of Default shall have occurred and be continuing:

                  (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Receivables and the Related Contracts or otherwise in respect of the Collateral, including, without limitation, any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables and the Related Contracts. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days= notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Any cash held by or on behalf of the Administrative Agent and all cash proceeds received by or on behalf of the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the




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                                       25


         discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 21) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

                           (i) first, to the Agents for any amounts owing to the
                  Agents pursuant to Section 8.04 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with such respective amounts then owing to the Agents;

                           (ii) second, deposited as Collateral in the L/C
                  Collateral Account up to an amount equal to 100% of the aggregate Available Amount of all outstanding Letters of Credit, provided that in the event that any such Letter of Credit is drawn, the Administrative Agent shall pay to the Issuing Bank that issued such Letter of Credit the amount held in the L/C Collateral Account in respect of such Letter of Credit, provided further that, to the extent that any such Letter of Credit shall expire or terminate undrawn and as a result thereof the amount of the Collateral in the L/C Collateral Account shall exceed the aggregate Available Amount of all then outstanding Letters of Credit, such excess amount of such Collateral shall be applied in accordance with the order of priority set out in this Section 20(b);

                           (iii) third, to the Issuing Bank and the Swing Line
                  Lenders for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to the Issuing Bank and the Swing Line Lenders (including, without limitation, the Dollar Equivalent of any amount due to any Offshore Swing Line Lender in an Offshore Currency); and

                           (iv) fourth, to the Lender Parties and the Hedge
                  Banks, respectively, for any amount then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to the Lender Parties and the Hedge Banks, provided that for purposes of this Section 20, the amount owing to any such Hedge Bank pursuant to any Secured Hedge Agreement to which it is a party (other than any amount theretofore accrued and unpaid) shall be deemed to be equal to the Agreement Value therefor.

         Any surplus of such cash or cash proceeds held by or on the behalf of the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                  (c) All payments received by any Grantor in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from



                               Security Agreement
         other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

                  (d) The Administrative Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held in the Collateral Account or the L/C Collateral Account or in any deposit account related thereto.

                  (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill of the business connected with and symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Administrative Agent or its designee such Grantor's know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

                  (f) If the Administrative Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 20, each Grantor agrees that, upon request of the Administrative Agent, such Grantor will, at its own expense:

                           (i) cause each such issuer of such Security
                  Collateral to make available to its security holders, as soon as practicable, an earnings statement and such other information and projections as may be necessary or, in the opinion of the Administrative Agent, advisable to enable the Administrative Agent to effect the sale of such Security Collateral; and

                           (ii) do or cause to be done all such other acts and
                  things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

                  (g) The Administrative Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 20, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any information and projections provided to it pursuant to subsection (f)(i) above; and (ii) any other information in its possession relating to such Security Collateral.

                  (h) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in subsection (f) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the




                               Security Agreement

         Security Collateral on the date the Administrative Agent shall demand compliance with subsection (f) above.

                  Section 21. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's bad faith, gross negligence or willful misconduct.

                  (b) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the other Secured Parties hereunder or
(iv) the failure by such Grantor to perform or observe any of the provisions hereof.

                  Section 22. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                  (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "SECURITY AGREEMENT SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GRANTOR" and shall be and become a Grantor hereunder and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and (ii) the supplemental schedules I, II, III, IV and V attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III, IV and V, respectively, hereto, and the Administrative Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.



                               Security Agreement

                  Section 23. Notices; Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to, in the case of the Domestic Borrower or the Administrative Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Domestic Borrower, addressed to it at its address set forth opposite such Grantor's name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, telecopied or confirmed by telex answerback, respectively, addressed as aforesaid; except that notices and other communications to the Administrative Agent shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

                  Section 24. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement.

                  Section 25. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), including, without limitation, as contemplated by Section 8.11 of the Credit Agreement, the Administrative Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the




                               Security Agreement

Administrative Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Administrative Agent when and as required under Section 2.06 of the Credit Agreement.

                  (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Administrative Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  Section 26. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  Section 27. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

                  Section 28. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.




                               Security Agreement

                  IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       SOVEREIGN SPECIALTY CHEMICALS, INC.


                                       By
                                         ------------------------------------
                                         Title:


Address for Notices:                   SIA ADHESIVES, INC,
-------------------
123 West Burtges Street
Akron, OH 44311
                                       By
                                         ------------------------------------
                                         Title:


Address for Notices:                   PIERCE & STEVENS CORP.
-------------------
710 Ohio Street
Buffalo, NY 14203
                                       By
                                         ------------------------------------
                                         Title:


Address for Notices:                   OSI SEALANTS, INC.
-------------------
7405 Production Drive
Mentor, OH 44060
                                       By
                                         ------------------------------------
                                         Title:


Address for Notices:                   TANNER CHEMICALS, INC.
-------------------
9 Furman Hall Court
Greenville, SC 29602
                                       By
                                         ------------------------------------
                                         Title:



                               Security Agreement

                                                                EXHIBIT A TO THE
                                                              SECURITY AGREEMENT



                      FORM OF SECURITY AGREEMENT SUPPLEMENT

                                         [Date of Security Agreement Supplement]

The Chase Manhattan Bank,
  as the Administrative Agent for the
  Secured Parties referred to in the
Credit Agreement referred to below

---------------------------------

---------------------------------
   Attn:
         ------------------------


                       Sovereign Specialty Chemicals, Inc.

Ladies and Gentlemen:

                  Reference is made to (i) the Amended and Restated Credit Agreement dated as of April 6, 2000 (as such agreement may be further amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Sovereign Specialty Chemicals, Inc., a Delaware corporation, as the Domestic Borrower, the Lender Parties party thereto, The Chase Manhattan Bank, as administrative agent for the Lender Parties (together with any successor administrative agent appointed pursuant to Article VII of the Credit Agreement, the "ADMINISTRATIVE AGENT"), and (ii) the Amended and Restated Security Agreement dated as of April 6, 2000 (as such agreement may be further amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), made by the Grantors from time to time party thereto in favor of the Administrative Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

                  Section 1. Grant of Security. The undersigned hereby assigns and pledges to the Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.




                               Security Agreement

                  Section 2. Security for Obligations. The pledge and assignment of, and the grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

                  Section 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I, II, III, IV and V to Schedules I, II, III, IV and V, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

                  Section 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 9 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

                  Section 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

                  Section 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                         Very truly yours,

                                         [NAME OF ADDITIONAL GRANTOR]


                                         By_______________________________
                                           Title:

                                           Address for notices:

                                           __________________________
                                           __________________________
                                           __________________________


                               Security Agreement

                                                                EXHIBIT B TO THE
                                                              SECURITY AGREEMENT


                         FORM OF PLEDGED ACCOUNT LETTER



                                             ---------------, ----

[Name and address
of Pledged Account Bank]

                              [Name of the Grantor]

Gentlemen/women:

                  Reference is made to the [lockbox accounts] [and] deposit accounts listed on Schedule I hereto (such deposit accounts being, collectively,
the "PLEDGED ACCOUNTS") maintained with you by                            (the
"GRANTOR"). Pursuant to the Amended and Restated Security Agreement dated as of April 6, 2000 (as such agreement may be further amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), the Grantor has granted to The Chase Manhattan Bank, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Secured Parties referred to in the Amended and Restated Credit Agreement dated as of April 6, 2000 (as such agreement may be further amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") with [Sovereign Specialty Chemicals, Inc.] [the Grantor], a security interest in, and sole dominion and control of, certain property of the Grantor, including, among other things, the following (the "ACCOUNT COLLATERAL"): each Pledged Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such Pledged Account, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral and all proceeds of any and all of the foregoing Account Collateral. It is a condition to the continued maintenance of the Pledged Accounts with you that you agree to this letter agreement.

                  By executing this letter agreement, you acknowledge notice of, and consent to the grant of the security interest in, and the pledge and assignment of, the Account Collateral to the Administrative Agent for the benefit of the Secured Parties and you confirm to the Administrative Agent that the description of the Pledged Accounts set forth on Schedule I hereto is correct and that you have not received any notice of any other security interest in, pledge or assignment of, or other claim (other than that of the Grantor) on, any of the Pledged Accounts. Further, you hereby agree with the Administrative Agent that:


                              Security Agreement

                  (a) Notwithstanding anything to the contrary in any other agreement relating to any Pledged Account, each Pledged Account is and will be subject to the security interest of the Secured Parties in the Pledged Accounts, will have the title set forth opposite the account number therefor on Schedule I hereto and will be subject to written instructions from an officer of the Administrative Agent as provided in this letter agreement.

                  (b) Unless and until the Administrative Agent shall deliver written notice to you (a "DIRECTION NOTICE") directing you to no longer permit the Grantor to withdraw funds from the Pledged Accounts (which notice shall be delivered only if an Event of Default has occurred and is continuing under the Credit Agreement), the Grantor is authorized by the Administrative Agent to withdraw funds credited to the Pledged Accounts. Upon delivery of a Direction Notice by the Administrative Agent to you and until the Direction of Notice is withdrawn in writing by the Administrative Agent, you shall no longer follow instructions from the Grantor or any person acting on the behalf of the Grantor with respect to the Pledged Accounts and shall instead take directions solely from the Administrative Agent (including instructions to withdraw and transfer funds from the Pledged Accounts).

                  (c) Beginning on the date of your receipt of a Direction Notice and notwithstanding anything herein or elsewhere to the contrary, the Administrative Agent, and not the Grantor, shall be irrevocably exclusively entitled to exercise any and all rights (including, without limitation, those specified in paragraph (b) above) in respect of or in connection with each Pledged Account, including, without limitation, the right to direct dispositions of the funds in each Pledged Account.

                  (d) All transfers referred to in paragraph (c) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the applicable Pledged Account, and (ii) the face amount of any checks which have been credited to such Pledged Account but are subsequently returned unpaid because of uncollected or insufficient funds) and shall be final, and you will not seek to recover from the Administrative Agent for any reason any such payment once made.

                  (e) All service charges and fees with respect to any Pledged Account shall be payable by the Grantor, and deposited checks returned for any reason shall not be charged to the applicable Pledged Account (except to the extent of any credit previously effected with respect to such returned check).

                  You hereby represent and warrant that the person executing this letter agreement on your behalf is duly authorized to do so.


                              Security Agreement

               You agree to give the Administrative Agent and the Grantor prompt notice if any Pledged Account becomes subject to any writ, judgment, warrant of attachment, execution or similar process.

                  No amendment or waiver of any provision of this letter agreement, nor consent to any departures by you or the Grantor herefrom, shall be effective unless the same shall be in writing as signed by you, the Grantor and the Administrative Agent.

                  You shall not assign or transfer your rights or obligations hereunder (other than to the Administrative Agent) without the prior written consent of the Administrative Agent and the Grantor. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successor and assigns, and shall inure to the benefit of the Secured Parties and their successors, transferees and assigns. You may terminate this letter agreement upon thirty days= prior written notice to the Grantor and the Administrative Agent. Upon such termination you shall close the Pledged Accounts and transfer all funds in the Pledged Accounts to an account as instructed by the Administrative Agent at such time. After any such termination, you shall nonetheless remain obligated promptly to transfer to such other account as instructed by the Administrative Agent at such time all funds and other property received in respect of the Pledged Accounts.

                  This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of an original executed counterpart of this letter agreement.

                  Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by telecopier or by courier service or by United States mail and shall be deemed to have been delivered when delivered in person or by courier service or by telecopier or three (3) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent and (ii) the address of the Administrative Agent shall be The Chase Manhattan Bank, as administrative agent, _________________________, Attention:
_________________, or at such other address as may be designated by the Administrative Agent in a written notice to each of the parties hereto.




                               Security Agreement

                  Please indicate your acknowledgment of and agreement to the provisions of this letter agreement by signing in the appropriate space provided below and returning this letter agreement to ________________, _______________, __________, ________ ______, Telecopier No.: (212) ___-____, Attention:
________________. If you elect to deliver this letter agreement by telecopier, please arrange for the executed original to follow by next-day courier.

                  This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.





                                             Very truly yours,

                                             [NAME OF GRANTOR]


                                             By_________________________________
                                               Title:


                                             THE CHASE MANHATTAN BANK, as
                                             Administrative Agent


                                             By_________________________________
                                               Title:



Acknowledged and agreed to as of
the date first above written:

[NAME OF PLEDGED ACCOUNT BANK]


By_____________________________
  Title:


                               Security Agreement

                                                               SCHEDULE I TO THE
                                                          PLEDGED ACCOUNT LETTER




ACCOUNT NAME              ACCOUNT NUMBER                     LOCKBOX NUMBER****
------------              --------------                     ------------------
































----------------------
**** As applicable.




                               Security Agreement

                                                                EXHIBIT C TO THE
                                                              SECURITY AGREEMENT



                FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT


                  This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP SECURITY AGREEMENT") dated as of _________ __, 200_ (this "AGREEMENT"), is made by the Persons listed on the signature pages hereof (collectively, the "GRANTORS") in favor of The Chase Manhattan Bank ("CHASE"), as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Secured Parties (as defined in the Credit Agreement referred to below).

                  WHEREAS, Sovereign Specialty Chemicals, Inc., a Delaware corporation, has entered into an Amended and Restated Credit Agreement dated as of April 6, 2000 (as such agreement may be further amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), with the Administrative Agent and the Lender Parties party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

                  WHEREAS, as a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has become a party to that certain Amended and Restated Security Agreement dated as of April 6, 2000, made by the Grantors to the Administrative Agent (as such agreement may be further amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT").

                  WHEREAS, under the terms of the Security Agreement, the Grantors have granted a security interest in, among other property, certain intellectual property of the Grantors to the Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this IP Security Agreement covering such intellectual property for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

                  SECTION 1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor's right, title and interest in and to the following (the "COLLATERAL"):



                               Security Agreement

                  (i) the United States, international, and foreign patents, patent applications and patent licenses set forth in Schedule A hereto (as such Schedule A may be supplemented from time to time by supplements to the Security Agreement and this IP Security Agreement, each such supplement being in substantially the form of Exhibit G to the Security Agreement (an "IP SECURITY AGREEMENT SUPPLEMENT"), executed and delivered by such Grantor to the Administrative Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the "PATENTS");

                  (ii) the United States and foreign trademark and service mark registrations, applications (other than any United States intent-to-use trademark application prior to the filing and acceptance of a Statement of Use or an Amendment to Allege Use in connection therewith to the extent that a valid security interest may not be taken in such intent-to-use trademark application under applicable law), and licenses set forth in Schedule B hereto (as such Schedule B may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Administrative Agent from time to time) together in each case with all goodwill of the business connected therewith and symbolized thereby and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever pertaining thereto (the "TRADEMARKS");

                  (iii) the copyrights, United States and foreign copyright registrations and applications and copyright licenses set forth in Schedule C hereto (as such Schedule C may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Administrative Agent from time to time) (the "COPYRIGHTS");

                  (iv) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks and Copyrights, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

                  (v)      any and all proceeds of the foregoing.

                  SECTION 2. Security for Obligations. The pledge and assignment of, and the grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.


                               Security Agreement

                  SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this IP Security Agreement.

                  SECTION 4. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

                  SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for Notices:                   [NAME OF GRANTOR]
______________________
______________________                 By_______________________________________
______________________                   Name:
                                         Title:


Address for Notices:                   [NAME OF GRANTOR]
______________________
______________________                 By_______________________________________
______________________                   Title:


                               Security Agreement

                                                                EXHIBIT D TO THE
                                                              SECURITY AGREEMENT

           FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT


                  This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this "IP SECURITY AGREEMENT Supplement") dated _________ __, ____, is made by the Person listed on the signature page hereof (the "GRANTOR") in favor of The Chase Manhattan Bank ("CHASE"), as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Secured Parties (as defined in the Credit Agreement referred to below).

                  WHEREAS, Sovereign Specialty Chemicals, Inc., a Delaware corporation, has entered into a Credit Agreement dated as of December 29, 1999, as amended and restated pursuant to an Amended and Restated Credit Agreement dated as of April 6, 2000 (as such agreement may be further amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), with the Administrative Agent and the Lender Parties party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

                  WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Security Agreement dated December 29, 1999, as amended and restated pursuant to an Amended and Restated Security Agreement dated as of April 6, 2000, made by the Grantor and such other Persons to the Administrative Agent (as such agreement may be further amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"). To create a short form version of the Security Agreement covering certain intellectual property of the Grantor and such other Persons for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities, the Grantor and such other Persons have executed and delivered that certain Intellectual Property Security Agreement made by the Grantor and such other Persons to the Administrative Agent dated _________ __, ____ (as amended and restated, supplemented or otherwise modified from time to time, the "IP SECURITY AGREEMENT").

                  WHEREAS, under the terms of the Security Agreement and the IP Security Agreement, the Grantor has granted a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor to the Administrative Agent for the ratable benefit of the Secured Parties and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:


                               Security Agreement

                  SECTION 1. Confirmation of Grant of Security. The Grantor hereby acknowledges and confirms the grant of a security interest to the Administrative Agent for the ratable benefit of the Secured Parties under the Security Agreement and the IP Security Agreement in and to all of the Grantor's right, title and interest in and to the following (the "ADDITIONAL COLLATERAL"):

                  (i) The United States, international, and foreign patents, patent applications, and patent licenses set forth in Schedule A hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the "PATENTS");

                  (ii) The United States and foreign trademark and service mark registrations, applications (other than any United States intent-to-use trademark application prior to the filing and acceptance of a Statement of Use or an Amendment to Allege Use in connection therewith to the extent that a valid security interest may not be taken in such intent-to-use trademark application under applicable law), and licenses set forth in Schedule B hereto together with all goodwill of the business connected therewith and symbolized thereby and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever pertaining thereto (the "TRADEMARKS");

                  (iii) The copyrights, United States and foreign copyright registrations and applications and copyright licenses set forth in Schedule C hereto (the "COPYRIGHTS");

                  (iv) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks and Copyrights, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

                  (v)      any and all proceeds of the foregoing.

                  SECTION 2. Supplement to Security Agreement and IP Security Agreement. Schedule V to the Security Agreement and Schedules A, B and C to the IP Security Agreement are each, effective as of the date hereof, hereby supplemented to add to such Schedules the Additional Collateral.

                  SECTION 3. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

                  SECTION 4. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.


                               Security Agreement

                  IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    [NAME OF GRANTOR]


                                    By__________________________________________
                                      Name:
                                      Title:

                                     Address for Notices:




                               Security Agreement

                                                                       EXHIBIT F
                                                         TO THE CREDIT AGREEMENT










                     AMENDED AND RESTATED SECURITY AGREEMENT

                            Dated as of April 6, 2000

                                      from

                         The Grantors referred to herein

                                   as Grantors

                                       to

                            The Chase Manhattan Bank

                             as Administrative Agent



                               Security Agreement

                          T A B L E  O F  C O N T E N T S


SECTION                                                                                                        PAGE
1.  Grant of Security.............................................................................................2

2.  Security for Obligations......................................................................................8

3.  Grantors Remain Liable........................................................................................8

4.  Delivery and Control of Security Collateral...................................................................9

5.  Maintaining the Pledged Accounts.............................................................................10

6.  Maintaining the Collateral Account and the L/C Collateral Account............................................11

7.  Investing of Amounts in the Collateral Account and the L/C Collateral Account................................12

8.  Release of Amounts...........................................................................................12

9.  Representations and Warranties...............................................................................12

10.  Further Assurances..........................................................................................15

11.  As to Equipment and Inventory...............................................................................16

12.  Insurance...................................................................................................17

13.  Place of Perfection; Records; Collection of Receivables.....................................................18

14.  As to Intellectual Property Collateral......................................................................19

15.  Voting Rights; Dividends; Etc...............................................................................21

16.  Transfers and Other Liens; Additional Shares................................................................23

17.  Administrative Agent Appointed Attorney-in-Fact.............................................................23

18.  Administrative Agent May Perform............................................................................24

19.  The Administrative Agent's Duties...........................................................................24





                               Security Agreement


20.  Remedies....................................................................................................25

21.  Indemnity and Expenses......................................................................................28

22.  Amendments; Waivers; Additional Grantors; Etc...............................................................28

23.  Notices; Etc................................................................................................29

24.  Continuing Security Interest; Assignments Under the Credit Agreement........................................29

25.  Release; Termination........................................................................................29

26.  Execution in Counterparts...................................................................................30

27.  The Mortgages...............................................................................................30

28.  Governing Law...............................................................................................30



                               Security Agreement

Schedules

Schedule I     -    Pledged Shares and Pledged Debt
Schedule II    -    Locations of Equipment and Inventory
Schedule III   -    Chief Executive Office and Federal Tax Identification Number
Schedule IV    -    Patents, Trademarks and Trade Names, Copyrights and Licenses
Schedule V     -    Accounts


Exhibits

Exhibit A      -    Form of Security Agreement Supplement
Exhibit B      -    Form of Pledged Account Letter
Exhibit C      -    Form of Intellectual Property Security Agreement
Exhibit D      -    Form of Intellectual Property Security Agreement Supplement


                               Security Agreement

                AMENDED AND RESTATED DOMESTIC SUBSIDIARY GUARANTY


                  AMENDED AND RESTATED DOMESTIC SUBSIDIARY GUARANTY dated as of April 6, 2000 (this "GUARANTY"), made by the Persons listed on the signature pages hereof under the caption "DOMESTIC SUBSIDIARY GUARANTORS" and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the "GUARANTORS" and, individually, each a "GUARANTOR") in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

                  PRELIMINARY STATEMENT. Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "DOMESTIC BORROWER"), entered into a Credit Agreement dated as of December 29, 1999, as amended through the date hereof (the "EXISTING CREDIT AGREEMENT"). In order to satisfy a condition to the effectiveness to the Existing Credit Agreement, each Domestic Subsidiary Guarantor entered into a Subsidiary Guaranty dated December 29, 1999 (the "EXISTING GUARANTY") in favor of the Secured Parties. In order to amend and restate the Existing Credit Agreement, the Domestic Borrower has entered into an Amended and Restated Credit Agreement dated as of the date hereof (as such agreement may hereafter be further amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lender Parties party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as Joint Lead Arrangers, and The Chase Manhattan Bank, as Administrative Agent for such Lender Parties. Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Advances under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry by the Hedge Banks into Secured Hedge Agreements from time to time that each Guarantor shall have executed and delivered this Guaranty in order to amend and restate the Existing Guaranty on the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement and the Hedge Banks to enter into Secured Hedge Agreements from time to time, the Existing Guaranty is hereby amended and restated in its entirety, and each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

                  Section 1. Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel)

                                  Subsidiary Guaranty
incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "BANKRUPTCY LAW" means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

                  (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

                  Section 2. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Domestic Borrower or any other Loan Party or whether the Domestic Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                                  Subsidiary Guaranty

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

                  (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

                  (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Domestic Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                  Section 3. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment,

                                  Subsidiary Guaranty
demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

                  (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

                  (d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                  (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

                  (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

                  Section 4. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Domestic Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Domestic Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Domestic Borrower, any other Loan Party or any other insider guarantor, directly or

                                  Subsidiary Guaranty
indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

                  Section 5. Payments Free and Clear of Taxes, Etc. (a) Except as set forth in this Section 5, any and all payments made by any Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.11 of the Credit Agreement, and free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to any Secured Party, (i) subject to Section 5(h), the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make all such deductions and
(iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

                  (c) Subject to Section 5(h), each Guarantor will indemnify each Secured Party for and hold it harmless against the full amount of Taxes and Other Taxes, imposed on or paid by

                                  Subsidiary Guaranty
such Secured Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Secured Party makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9, the original or a certified copy of a receipt (or other evidence reasonably satisfactory to the Administrative Agent) evidencing such payment. In the case of any payment hereunder by or on behalf of any Guarantor through an account or branch outside the United States or by or on behalf of such Guarantor by a payor that is not a United States person, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this Section 5, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Upon the reasonable request in writing of any Guarantor, each Domestic Borrower Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on or prior to the date of the Assignment and Acceptance, the Joinder Agreement or Secured Hedge Agreement pursuant to which it becomes a Domestic Borrower Lender Party in the case of each other Domestic Borrower Lender Party, and from time to time thereafter upon the reasonable request in writing by any Guarantor (but only so long thereafter as such Secured Party remains lawfully able to do so), provide each of the Administrative Agent and such Guarantor with (i) two original Internal Revenue Service forms W-8BEN or W-8ECI, as applicable (or any successor or other applicable form prescribed by the Internal Revenue Service), or (ii) in the case of a Secured Party claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit J to the Credit Agreement and two copies of Internal Revenue Service Form W-8BEN (or any successor or other applicable form prescribed by the Internal Revenue Service), certifying that such Secured Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Guaranty or any other Loan Document. Upon request in writing by any Guarantor, each Domestic Borrower Lender Party shall deliver to such Guarantor and the Administrative Agent (provided that such Secured Party remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or as otherwise reasonably requested in writing by such Guarantor. Each such Domestic Borrower Lender Party shall promptly notify such Guarantor at any time it determines that it is no longer in a position to provide any previously delivered certificate to such Guarantor (or any other form or certification adopted by the U.S. taxing authorities for such purpose). If the forms provided by a Domestic Borrower Lender Party at the time such Domestic Borrower Lender Party first becomes a party to the Credit Agreement or the applicable Secured Hedge Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Domestic Borrower Lender Party provides the

                                  Subsidiary Guaranty

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                                       7

appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, in the case of a Domestic Borrower Lender Party becoming a party to the Credit Agreement at the effective date of the Assignment and Acceptance or Joinder Agreement pursuant to which a Domestic Borrower Lender Party becomes a party to the Credit Agreement, the Domestic Borrower Lender Party assignor was entitled to payments under subsection (a) of this Section 5 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Domestic Borrower Lender Party assignee on such date. If any form or document referred to in this subsection
(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service forms W-8BEN or W-8ECI (or the related certificate described above), that the applicable Secured Party reasonably considers to be confidential, such Secured Party shall give notice thereof to the applicable Guarantor and shall not be obligated to include in such form or document such confidential information.

                  (f) Upon the reasonable request in writing of any Guarantor, each Domestic Borrower Lender Party which is a United States person shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender Party or Initial Issuing Bank, as the case may be, and on the effective date of the Assignment and Acceptance, the Joinder Agreement or Secured Hedge Agreement pursuant to which it becomes a Domestic Borrower Lender Party in the case of each other Domestic Borrower Lender Party, deliver to such Guarantor and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-9 (or any successor or other applicable form prescribed by the Internal Revenue Service) unless it establishes to the reasonable satisfaction of such Guarantor that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax. Upon request in writing by such Guarantor, each such Domestic Borrower Lender Party shall deliver to such Guarantor and the Administrative Agent (provided that such Secured Party remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or otherwise as reasonably requested by such Guarantor. Each such Secured Party shall promptly notify the applicable Guarantor at any time it determines that it is no longer in a position to provide any previously delivered certificate to such Guarantor (or any other form or certification adopted by the U.S. taxing authorities for such purpose).

                  (g) Upon the reasonable request in writing of any Guarantor prior to the date on which an Offshore Borrower requests an Advance, each Lender Party which has made an Advance to an Offshore Borrower or executed an Assignment and Acceptance with respect to such an Advance shall, on or prior to the date it makes such an Advance or executes such an Assignment and Acceptance, provide each of the Administrative Agent and such Guarantor with any forms, certifications or other information as may reasonably be requested by such Guarantor for the purpose of minimizing or eliminating any Taxes required to be paid by such Guarantor with respect to any Offshore Acquisition Advance or Offshore Swing Line Advance under the laws of the jurisdiction in

                                  Subsidiary Guaranty

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                                       8


which such Guarantor is organized, or is a resident, is doing business or has a fixed base or permanent establishment, and shall also deliver such forms at such other times as a Guarantor may reasonably request in writing. Each such Lender Party shall promptly notify the applicable Guarantor at any time it determines it is no longer in a position to provide any previously delivered form, certification or other applicable information.

                  (h) For any period with respect to which a Secured Party has failed to provide any Guarantor following such Guarantor's request therefor pursuant to subsection (e), (f) or (g) above with the appropriate form described in subsection (e), (f) or (g) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or, in the case of a form requested pursuant to clause (g) above, if such Secured Party has notified the applicable Guarantor of a reasonable basis for such failure), such Secured Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 5 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, such Guarantor shall take such steps as such Secured Party shall reasonably request to assist such Secured Party to recover such Taxes.

                  (i) Each Secured Party which is not a United States person agrees to indemnify and hold harmless each Guarantor from and against any and all taxes, related penalties and interest, and reasonable out-of-pocket costs incurred by such Guarantor as a result of a failure by such Guarantor to comply with its obligations to deduct or withhold any Taxes from any payment made under this Guaranty or any other Loan Document, which failure resulted solely from such Guarantor=s reasonable reliance on information provided by such Secured Party on a form referred to in Section 5(e) or (f).

                  (j) If any Secured Party determines, in its sole discretion, that it has finally and irrevocably received a refund of any Taxes that have been paid or reimbursed by any Guarantor pursuant to Section 5(a) or (c) in respect of payments hereunder or under such Guarantor that it would otherwise not have obtained and that would result in total payments made under this
Section 5 exceeding that amount needed to make such Secured Party whole, such Secured Party shall, to the extent that it determines in its sole discretion that it can do so without prejudice to the retention of the amount of such refund, pay to such Guarantor following actual receipt of such refund and without any interest thereon, the amount of such refund after deducting therefrom all out-of-pocket expenses incurred by or on behalf of such Secured Party in securing such refund; provided that such Guarantor agrees, upon request of such Secured Party, to return the amount of such refund to such Secured Party, together with the amount of all additional out-of-pocket expenses, penalties, interest or other charges in respect thereof, if such Secured Party is required to repay or otherwise loses the benefit of such refund. Nothing in this Section 5 shall be construed to interfere with the right of a Secured Party to arrange its tax affairs in whatever manner it thinks fit or require any Secured Party to claim any refund, or to require any Secured Party to make available to such Guarantor or the Administrative Agent any of its tax returns or any other information relating to Taxes that it deems to be confidential.


                                  Subsidiary Guaranty

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                                     9


                  Section 6. Representations and Warranties. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Domestic Borrower with respect to such Guarantor (provided that each reference in each such representation and warranty to the Domestic Borrower's knowledge shall, for the purposes of this Section 6, be deemed to be a reference to such Guarantor's knowledge) and each Guarantor hereby further represents and warrants as follows:

                  (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  (b) Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

                  Section 7. Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender Party shall have any Commitment or any Secured Hedge Agreement shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Domestic Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

                  Section 8. Amendments, Guaranty Supplements, Etc. (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (other than any Lender Party that is, at such time, a Defaulting Lender), (a) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor's liability with respect to the Obligations owing to the Secured Parties under or in respect of the Loan Documents except (x) as provided in Section 15 hereof,
(y) pursuant to a merger permitted under Section 5.02(e) of the Credit Agreement or (z) in connection with the sale of such Guarantor permitted pursuant to
Section 5.02(f) of the Credit Agreement or a waiver of such Section 5.02 of the Credit Agreement effected with the consent of the Required Lenders, (b) postpone any date fixed for payment hereunder or (c) change the number of Secured Parties or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Secured Parties or any of them to take any action hereunder; provided further, however, that no

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                                       10


amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Guaranty or the other Loan Documents.

                  (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a "GUARANTY SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "DOMESTIC SUBSIDIARY GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to "THIS GUARANTY", "HEREUNDER", "HEREOF" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "DOMESTIC SUBSIDIARY GUARANTY", "THEREUNDER", "THEREOF" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

                  Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Guarantor, addressed to it in care of the Domestic Borrower at the Domestic Borrower's address specified in Section 8.02 of the Credit Agreement, if to any Agent or any Lender Party, at its address specified in
Section 8.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

                  Section 10. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan

                                  Subsidiary Guaranty

Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

                  Section 12. Indemnification. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

                  (b) Each Guarantor also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Loan Party or any Loan Party=s security holders or creditors resulting from, arising out of or in any way related to or by reason of, the Facilities, the actual or proposed use of the proceeds of the Advance or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents except to the extent that any Loss resulted from the gross negligence or bad faith of such Indemnified Persons.

                  (c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2,
Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

                  Section 13. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this
Section 13:

                  (a) Prohibited Payments, Etc. Except during the continuance of a Default under Section 6.01(a) or (f) of the Credit Agreement or an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default under Section 6.01(a) or (f) of the Credit Agreement

                                  Subsidiary Guaranty

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                                       12


         or an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before such Guarantor receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Default under Section 6.01(a) or (f) of the Credit Agreement or an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                  (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default under Section 6.01(a) or (f) of the Credit Agreement or any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

                  Section 14. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or

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                                       13

any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 8.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                  Section 15. Release of Guarantors. If any of the Guarantors shall cease to be a Subsidiary of the Domestic Borrower for any reason in accordance with the terms of the Credit Agreement and the other Loan Documents (including, without limitation, in connection with a transaction permitted under Section 5.02(e) or 5.02(f) of the Credit Agreement), such Guarantor shall, automatically and without any further action on the part of any of the other Loan Parties or the Administrative Agent or any of the other Secured Parties, and upon notice to the Administrative Agent, be fully released and discharged from all its Obligations under or in respect of the Loan Documents to which such Guarantor is a party. Upon the written request of the Domestic Borrower and the satisfaction of any conditions precedent under the terms of the Loan Documents (including, without limitation, Section 8.11 of the Credit Agreement) the Administrative Agent or the Required Lenders shall, at the Domestic Borrower's sole expense, execute such documents as shall be reasonably requested by the Domestic Borrower to evidence the release of such Guarantor from all such Obligations.

                  Section 16. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

                  Section 17. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.


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                                       14


                  (c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

                  (d) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.



                                  Subsidiary Guaranty

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


Domestic Subsidiary Guarantors:        SIA ADHESIVES, INC.


                                       By
                                         ---------------------------------------
                                         Title:


                                       PIERCE & STEVENS CORP.


                                       By
                                         ---------------------------------------
                                         Title:


                                       OSI SEALANTS, INC.


                                       By
                                         ---------------------------------------
                                         Title:


                                       TANNER CHEMICALS, INC.


                                       By
                                          --------------------------------------
                                          Title:




                               Subsidiary Guaranty

                                                                       EXHIBIT A
                                                                          TO THE
                                                    DOMESTIC SUBSIDIARY GUARANTY


                 FORM OF DOMESTIC SUBSIDIARY GUARANTY SUPPLEMENT


                                                          --------- --, ----


The Chase Manhattan Bank, as Administrative Agent
[Address of Administrative Agent]

Attention:

                  Amended and Restated Credit Agreement dated as of April 6, 2000 among Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "DOMESTIC BORROWER"), the Lender Parties party to the Credit Agreement, and The Chase Manhattan Bank, as Administrative Agent


Ladies and Gentlemen:

                  Reference is made to the above-captioned Amended and Restated Credit Agreement and to the Domestic Subsidiary Guaranty referred to therein (such Domestic Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the "DOMESTIC SUBSIDIARY GUARANTY"). The capitalized terms defined in the Domestic Subsidiary Guaranty or in such Amended and Restated Credit Agreement and not otherwise defined herein are used herein as therein defined.

                  Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Domestic Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned=s liability shall extend to all amounts that constitute part

                               Subsidiary Guaranty

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                                       2

of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Domestic Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Domestic Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Domestic Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Domestic Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

                  (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Domestic Subsidiary Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

                  Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Domestic Subsidiary Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an "ADDITIONAL GUARANTOR" or a "GUARANTOR" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "DOMESTIC SUBSIDIARY GUARANTOR" or a "LOAN PARTY" shall also mean and be a reference to the undersigned.

                  Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Domestic Subsidiary Guaranty to the same extent as each other Guarantor.

                  Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.


                               Subsidiary Guaranty

                  Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Domestic Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Domestic Subsidiary Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Domestic Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

                  (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Domestic Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

                  (d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


                                         Very truly yours,

                                         [NAME OF ADDITIONAL GUARANTOR]


                                          By
                                             -----------------------------------
                                             Title:



                               Subsidiary Guaranty

                                                                       EXHIBIT G
                                                         TO THE CREDIT AGREEMENT





                AMENDED AND RESTATED DOMESTIC SUBSIDIARY GUARANTY

                            Dated as of April 6, 2000

                                      From

                           THE GUARANTORS NAMED HEREIN

                                       and

                  THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

                                  as Guarantors

                                   in favor of

                       THE SECURED PARTIES REFERRED TO IN
                     THE CREDIT AGREEMENT REFERRED TO HEREIN


                               Subsidiary Guaranty

                          T A B L E O F C O N T E N T S



SECTION                                                                                                        PAGE
1.  Guaranty; Limitation of Liability.............................................................................1

2.  Guaranty Absolute.............................................................................................2

3.  Waivers and Acknowledgments...................................................................................4

4.  Subrogation...................................................................................................4

5.  Payments Free and Clear of Taxes, Etc.........................................................................5

6.  Representations and Warranties................................................................................9

7.  Covenants.....................................................................................................9

8.  Amendments, Guaranty Supplements, Etc........................................................................10

9.  Notices, Etc.................................................................................................10

10.  No Waiver; Remedies.........................................................................................11

11.  Right of Set-off............................................................................................11

12.  Indemnification.............................................................................................11

13.  Subordination...............................................................................................12

14.  Continuing Guaranty; Assignments under the Credit Agreement.................................................13

15.  Release of Guarantors.......................................................................................13

16.  Execution in Counterparts...................................................................................14

17.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc......................................................14




Exhibit A  -  Guaranty Supplement




                              Subsidiary Guaranty

                                OFFSHORE GUARANTY


                  OFFSHORE GUARANTY dated as of April 6, 2000 (this "GUARANTY") made by Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "DOMESTIC BORROWER"), the Persons listed on the signature pages hereof under the caption "DOMESTIC SUBSIDIARY GUARANTORS" and the Additional Guarantors (as defined in Section 8(b)) (the Domestic Borrower, the Domestic Subsidiary Guarantors so listed and the Additional Guarantors being, collectively, the "GUARANTORS" and, individually, each a "GUARANTOR") in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

                  PRELIMINARY STATEMENT. The Domestic Borrower is party to an Amended and Restated Credit Agreement dated as of the date hereof (as such agreement may hereafter be amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lender Parties party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as Joint Lead Arrangers, and The Chase Manhattan Bank, as Administrative Agent for such Lender Parties. Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Advances under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Offshore Acquisition Advances and Offshore Swing Line Advances to any Offshore Borrower by the Lender Parties under the Credit Agreement and the entry by the Hedge Banks into Secured Hedge Agreements with any Offshore Borrower from time to time that each Guarantor shall have executed and delivered this Guaranty.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Offshore Acquisition Advances and Offshore Swing Line Advances to any Offshore Borrower under the Credit Agreement and the Hedge Banks to enter into Secured Hedge Agreements from time to time with any Offshore Borrower, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

                  Section 1. Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Offshore Secured Obligations of each Offshore Obligor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but


                               Offshore Guaranty
for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) Each Guarantor (other than the Domestic Borrower), and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each such Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each such Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor (other than the Domestic Borrower) under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "BANKRUPTCY LAW" means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

                  (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

                  Section 2. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Domestic Borrower or any other Loan Party or whether the Domestic Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in


                               Offshore Guaranty
         the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

                  (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

                  (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Domestic Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                  Section 3. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property

                               Offshore Guaranty
subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

                  (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

                  (d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                  (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

                  (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

                  Section 4. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Domestic Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Domestic Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Domestic Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all


                               Offshore Guaranty
other amounts payable under this Guaranty shall have been paid in full in cash, and all Secured Hedge Agreements with any Offshore Borrower shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Secured Hedge Agreements with any Offshore Borrower, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If
(i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Secured Hedge Agreements with any Offshore Borrower shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

                  Section 5. Payments Free and Clear of Taxes, Etc. (a) Except as set forth in this Section 5, any and all payments made by any Guarantor under or in respect of this Guaranty shall be made, in accordance with Section 2.11 of the Credit Agreement, and free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty to any Secured Party, (i) subject to Section 5(h), the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section
5), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make all such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty.

                  (c) Subject to Section 5(h), each Guarantor will indemnify each Secured Party for and hold it harmless against the full amount of Taxes and Other Taxes, imposed on or paid by such Secured Party in respect of payments made by or on behalf of such Guarantor under or in respect of this Guaranty and any liability (including penalties, additions to tax, interest and expenses)


                               Offshore Guaranty
arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Secured Party makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9, the original or a certified copy of a receipt (or other evidence reasonably satisfactory to the Administrative Agent) evidencing such payment. In the case of any payment hereunder by or on behalf of any Domestic Obligor through an account or branch outside the United States or by or on behalf of such Domestic Obligor by a payor that is not a United States person, if such Domestic Obligor determines that no Taxes are payable in respect thereof, such Domestic Obligor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this Section 5, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Upon the reasonable request in writing of any Guarantor, each Domestic Borrower Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on or prior to the date of the Assignment and Acceptance, the Joinder Agreement or Secured Hedge Agreement pursuant to which it becomes a Domestic Borrower Lender Party in the case of each other Domestic Borrower Lender Party, and from time to time thereafter upon the reasonable request in writing by any Guarantor (but only so long thereafter as such Secured Party remains lawfully able to do so), provide each of the Administrative Agent and such Guarantor with (i) two original Internal Revenue Service forms W-8BEN or W-8ECI, as applicable (or any successor or other applicable form prescribed by the Internal Revenue Service), or (ii) in the case of a Secured Party claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit J to the Credit Agreement and two copies of Internal Revenue Service Form W-8BEN (or any successor or other applicable form prescribed by the Internal Revenue Service), certifying that such Secured Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Guaranty or any other Loan Document. Upon request in writing by any Guarantor, each Domestic Borrower Lender Party shall deliver to such Guarantor and the Administrative Agent (provided that such Secured Party remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or as otherwise reasonably requested in writing by such Guarantor. Each such Domestic Borrower Lender Party shall promptly notify such Guarantor at any time it determines that it is no longer in a position to provide any previously delivered certificate to such Guarantor (or any other form or certification adopted by the U.S. taxing authorities for such purpose). If the forms provided by a Domestic Borrower Lender Party at the time such Domestic Borrower Lender Party first becomes a party to the Credit Agreement or the applicable Secured Hedge Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Domestic Borrower Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate


                               Offshore Guaranty
only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, in the case of a Domestic Borrower Lender Party becoming a party to the Credit Agreement at the effective date of the Assignment and Acceptance or the Joinder Agreement pursuant to which a Domestic Borrower Lender Party becomes a party to the Credit Agreement, the Domestic Borrower Lender Party assignor was entitled to payments under subsection (a) of this
Section 5 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Domestic Borrower Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service forms W-8BEN or W-8ECI (or the related certificate described above), that the applicable Secured Party reasonably considers to be confidential, such Secured Party shall give notice thereof to the applicable Guarantor and shall not be obligated to include in such form or document such confidential information.

                  (f) Upon the reasonable request in writing of any Guarantor, each Domestic Borrower Lender Party which is a United States person shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender Party or Initial Issuing Bank, as the case may be, and on the effective date of the Assignment and Acceptance, the Joinder Agreement or Secured Hedge Agreement pursuant to which it becomes a Domestic Borrower Lender Party in the case of each other Domestic Borrower Lender Party, deliver to such Guarantor and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-9 (or any successor or other applicable form prescribed by the Internal Revenue Service) unless it establishes to the reasonable satisfaction of such Guarantor that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax. Upon request in writing by such Guarantor, each such Secured Party shall deliver to such Guarantor and the Administrative Agent (provided that such Domestic Borrower Lender Party remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or otherwise as reasonably requested by such Guarantor. Each such Secured Party shall promptly notify the applicable Guarantor at any time it determines that it is no longer in a position to provide any previously delivered certificate to such Guarantor (or any other form or certification adopted by the U.S. taxing authorities for such purpose).

                  (g) Upon the reasonable request in writing of any Guarantor prior to the date on which an Offshore Borrower requests an Advance, each Lender Party which has made an Advance to an Offshore Borrower or executed an Assignment and Acceptance with respect to such an Advance shall, on or prior to the date it makes such an Advance or executes such an Assignment and Acceptance, provide each of the Administrative Agent and such Guarantor with any forms, certifications or other information as may reasonably be requested by such Guarantor for the purpose of minimizing or eliminating any Taxes required to be paid by such Guarantor with respect to any Offshore Acquisition Advance or Offshore Swing Line Advance under the laws of the jurisdiction in which such Guarantor is organized, or is a resident, is doing business or has a fixed base or




                               Offshore Guaranty
permanent establishment, and shall also deliver such forms at such other times as a Guarantor may reasonably request in writing. Each such Lender Party shall promptly notify the applicable Guarantor at any time it determines it is no longer in a position to provide any previously delivered form, certification or other applicable information.

                  (h) For any period with respect to which a Secured Party has failed to provide any Guarantor following such Guarantor's request therefor pursuant to subsection (e), (f) or (g) above with the appropriate form described in subsection (e), (f) or (g) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or, in the case of a form requested pursuant to clause (g) above, if such Secured Party has notified the applicable Guarantor of a reasonable basis for such failure), such Secured Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 5 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, such Guarantor shall take such steps as such Secured Party shall reasonably request to assist such Secured Party to recover such Taxes.

                  (i) Each Secured Party which is not a United States person agrees to indemnify and hold harmless each Guarantor from and against any and all taxes, related penalties and interest, and reasonable out-of-pocket costs incurred by such Guarantor as a result of a failure by such Guarantor to comply with its obligations to deduct or withhold any Taxes from any payment made under this Guaranty, which failure resulted solely from such Guarantor's reasonable reliance on information provided by such Secured Party on a form referred to in
Section 5(e) or (f).

                  (j) If any Secured Party determines, in its sole discretion, that it has finally and irrevocably received a refund of any Taxes that have been paid or reimbursed by any Guarantor pursuant to Section 5(a) or (c) in respect of payments hereunder or under such Guarantor that it would otherwise not have obtained and that would result in total payments made under this
Section 5 exceeding that amount needed to make such Secured Party whole, such Secured Party shall, to the extent that it determines in its sole discretion that it can do so without prejudice to the retention of the amount of such refund, pay to such Guarantor following actual receipt of such refund and without any interest thereon, the amount of such refund after deducting therefrom all out-of-pocket expenses incurred by or on behalf of such Secured Party in securing such refund; provided that such Guarantor agrees, upon request of such Secured Party, to return the amount of such refund to such Secured Party, together with the amount of all additional out-of-pocket expenses, penalties, interest or other charges in respect thereof, if such Secured Party is required to repay or otherwise loses the benefit of such refund. Nothing in this Section 5 shall be construed to interfere with the right of a Secured Party to arrange its tax affairs in whatever manner it thinks fit or require any Secured Party to claim any refund, or to require any Secured Party to make available to such Guarantor or the Administrative Agent any of its tax returns or any other information relating to Taxes that it deems to be confidential.

                  Section 6. Representations and Warranties. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Domestic Borrower with respect to

                               Offshore Guaranty
such Guarantor (provided that each reference in each such representation and warranty to the Domestic Borrower's knowledge shall, for the purposes of this
Section 6, be deemed to be a reference to such Guarantor's knowledge) and each Guarantor hereby further represents and warrants as follows:

                  (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  (b) Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

                  Section 7. Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Lender Party shall have any Commitment or any Secured Hedge Agreement with any Offshore Borrower shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Domestic Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

                  Section 8. Amendments, Guaranty Supplements, Etc. (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (other than any Lender Party that is, at such time, a Defaulting Lender), (a) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor's liability with respect to the Obligations owing to the Secured Parties under or in respect of the Loan Documents except (x) as provided in Section 15 hereof,
(y) pursuant to a merger permitted under Section 5.02(e) of the Credit Agreement or (z) in connection with the sale of such Guarantor permitted pursuant to
Section 5.02(f) of the Credit Agreement or a waiver of such Section 5.02 of the Credit Agreement effected with the consent of the Required Lenders, (b) postpone any date fixed for payment hereunder or (c) change the number of Secured Parties or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Secured Parties or any of them to take any action hereunder; provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in





                               Offshore Guaranty
addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Guaranty or the other Loan Documents.

                  (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a "GUARANTY SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "OFFSHORE GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to "THIS GUARANTY", "HEREUNDER", "HEREOF" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "OFFSHORE GUARANTY", "THEREUNDER", "THEREOF" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

                  Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Guarantor, addressed to it in care of the Domestic Borrower at the Domestic Borrower's address specified in Section 8.02 of the Credit Agreement, if to any Agent or any Lender Party, at its address specified in
Section 8.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

                  Section 10. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand

                               Offshore Guaranty
under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

                  Section 12. Indemnification. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

                  (b) Each Guarantor also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Loan Party or any Loan Party's security holders or creditors resulting from, arising out of or in any way related to or by reason of, the Facilities, the actual or proposed use of the proceeds of the Advance or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents except to the extent that any Loss resulted from the gross negligence or bad faith of such Indemnified Persons.

                  (c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2,
Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

                  Section 13. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this
Section 13:

                  (a) Prohibited Payments, Etc. Except during the continuance of a Default under Section 6.01(a) or (f) of the Credit Agreement or an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default under Section 6.01(a) or (f) of the Credit Agreement or an Event of Default (including the commencement and continuation of any proceeding

                               Offshore Guaranty
         under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before such Guarantor receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Default under Section 6.01(a) or (f) of the Credit Agreement or an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                  (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default under Section 6.01(a) or (f) of the Credit Agreement or any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

                  Section 14. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Secured Hedge Agreements with any Offshore Borrower, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any

                               Offshore Guaranty
other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 8.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                  Section 15. Release of Guarantors. If any of the Guarantors shall cease to be a Subsidiary of the Domestic Borrower for any reason in accordance with the terms of the Credit Agreement and the other Loan Documents (including, without limitation, in connection with a transaction permitted under Section 5.02(e) or 5.02(f) of the Credit Agreement), such Guarantor shall, automatically and without any further action on the part of any of the other Loan Parties or the Administrative Agent or any of the other Secured Parties, and upon notice to the Administrative Agent, be fully released and discharged from all its Obligations under or in respect of the Loan Documents to which such Guarantor is a party. Upon the written request of the Domestic Borrower and the satisfaction of any conditions precedent under the terms of the Loan Documents (including, without limitation, Section 8.11 of the Credit Agreement) the Administrative Agent or the Required Lenders shall, at the Domestic Borrower's sole expense, execute such documents as shall be reasonably requested by the Domestic Borrower to evidence the release of such Guarantor from all such Obligations.

                  Section 16. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

                  Section 17. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.



                               Offshore Guaranty

                                       14
                  (c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

                  (d) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.



                               Offshore Guaranty

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


Domestic Borrower:                   SOVEREIGN SPECIALTY CHEMICALS, INC.


                                     By_________________________________________
                                       Title:


Domestic Subsidiary Guarantors:      SIA ADHESIVES, INC.


                                     By_________________________________________
                                       Title:


                                     PIERCE & STEVENS CORP.


                                     By_________________________________________
                                       Title:


                                     OSI SEALANTS, INC.


                                     By_________________________________________
                                       Title:


                                     TANNER CHEMICALS, INC.


                                     By_________________________________________
                                       Title:


                               Offshore Guaranty

                                                                       EXHIBIT A
                                                                          TO THE
                                                               OFFSHORE GUARANTY


                                        FORM OF OFFSHORE GUARANTY SUPPLEMENT


                                                              --------- --, ----


The Chase Manhattan Bank, as Administrative Agent
[Address of Administrative Agent]

Attention:

                  Amended and Restated Credit Agreement dated as of April 6, 2000 among Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "DOMESTIC BORROWER"), the Lender Parties party to the Credit Agreement, and The Chase Manhattan Bank, as Administrative Agent


Ladies and Gentlemen:

                  Reference is made to the above-captioned Amended and Restated Credit Agreement and to the Offshore Guaranty referred to therein (such Offshore Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the "OFFSHORE GUARANTY"). The capitalized terms defined in the Offshore Guaranty or in such Amended and Restated Credit Agreement and not otherwise defined herein are used herein as therein defined.

                  Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Offshore Secured Obligations of each Offshore Obligor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Offshore Guaranty or any other Loan Document to which the undersigned is a party. Without limiting the generality of the foregoing, the undersigned=s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but

                               Offshore Guaranty
for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Offshore Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Offshore Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Offshore Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Offshore Guaranty not constituting a fraudulent transfer or conveyance.

                  (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Offshore Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor under the Offshore Guaranty and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

                  Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Offshore Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Offshore Guaranty to an "ADDITIONAL GUARANTOR" or a "GUARANTOR" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to an "OFFSHORE SUBSIDIARY GUARANTOR" or a "LOAN PARTY" shall also mean and be a reference to the undersigned.

                  Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Offshore Guaranty to the same extent as each other Guarantor.

                  Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

                  Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in

                               Offshore Guaranty
any action or proceeding arising out of or relating to this Guaranty Supplement, the Offshore Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The undersigned hereby irrevocably appoints CT Corporation System with an office on the date hereof at 1633 Broadway, New York, New York 10019 (the "PROCESS AGENT"), as its agent to receive on behalf of the undersigned and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. The undersigned irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the undersigned at its address set forth below, such service to become effective 10 days after such mailing. The undersigned hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, any Lender Party or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the undersigned in any other jurisdiction.

                  (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Offshore Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

                  (d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                       Very truly yours,

                                       [NAME OF ADDITIONAL GUARANTOR]


                                       By
                                          --------------------------------------
                                          Title:
                                          Address:


                               Offshore Guaranty

                                                                       EXHIBIT H
                                                         TO THE CREDIT AGREEMENT










                                OFFSHORE GUARANTY

                            Dated as of April 6, 2000

                                      From

                           THE GUARANTORS NAMED HEREIN

                                       and

                  THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

                                  as Guarantors

                                   in favor of

                       THE SECURED PARTIES REFERRED TO IN
                     THE CREDIT AGREEMENT REFERRED TO HEREIN


                               Offshore Guaranty

                                TABLE OF CONTENTS


SECTION                                                                                                        PAGE

1.  Guaranty; Limitation of Liability.............................................................................1

2.  Guaranty Absolute.............................................................................................2

3.  Waivers and Acknowledgments...................................................................................4

4.  Subrogation...................................................................................................4

5.  Payments Free and Clear of Taxes, Etc.........................................................................5

6.  Representations and Warranties................................................................................9

7.  Covenants.....................................................................................................9

8.  Amendments, Guaranty Supplements, Etc.........................................................................9

9.  Notices, Etc.................................................................................................10

10.  No Waiver; Remedies.........................................................................................11

11.  Right of Set-off............................................................................................11

12.  Indemnification.............................................................................................11

13.  Subordination...............................................................................................12

14.  Continuing Guaranty; Assignments under the Credit Agreement.................................................13

15.  Release of Guarantors.......................................................................................13

16.  Execution in Counterparts...................................................................................14

17.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc......................................................14



Exhibit A  -  Guaranty Supplement

                               Offshore Guaranty

                                                                       EXHIBIT I
                                                         TO THE CREDIT AGREEMENT


                   FORM OF OPINION OF COUNSEL TO LOAN PARTIES

                                   [To follow]




                               Offshore Guaranty

                                                                       EXHIBIT J
                                                         TO THE CREDIT AGREEMENT


                     FORM OF CERTIFICATE OF NON-BANK STATUS

                  The undersigned hereby certifies (i) that it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) that it is not a "10 percent shareholder", within the meaning of Section 881(c)(3)(B) of the Code, of the Borrower; (iii) that it is not a "controlled foreign corporation" within the meaning of Section 881(c)(3)(C) of the Code; (iv) that it is a "foreign corporation" as such term is used in Section 881(c)(1) of the Code; and (v) that it is entitled to receive payments of interest without deduction or withholding of any United States federal income tax pursuant to Section 881 of the Code (including applicable treasury regulations).



                                         Lender:
                                                --------------------------------
                                         By:
                                            ------------------------------------

                                            ------------------------------------
                                         Date:
                                              ----------------------------------


                          Credit Agreement - Exhibit J

                                                                       EXHIBIT K
                                                         TO THE CREDIT AGREEMENT


                           FORM OF INTERCOMPANY NOTE

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF (1) ALL OF THE GUARANTEED OBLIGATIONS (AS DEFINED IN THE GUARANTIES REFERRED TO BELOW) OF THE COMPANY (REFERRED TO BELOW) PURSUANT TO, AND AS PROVIDED IN, SUCH GUARANTIES AND (2) ALL OF THE SUBORDINATED DEBT OF THE COMPANY UNDER THE SUBORDINATED DEBT DOCUMENTS (EACH AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO BELOW) ISSUED OR ENTERED IN BY THE COMPANY IN COMPLIANCE WITH THE CREDIT AGREEMENT.



         Dated:        ,

                  FOR VALUE RECEIVED, the undersigned,
                          , a                     [corporation][limited
partnership][limited liability company] (the "COMPANY"), HEREBY PROMISES TO PAY
TO THE ORDER OF                     , a                   [corporation][limited
partnership][limited liability company](the "SUBORDINATED LENDER"), UPON DEMAND, the aggregate unpaid principal amount of all loan, advances and other Debt (as defined in the Credit Agreement referred to below) owing at the time of such demand from the Company to the Subordinated Lender in accordance with Section 5.02(b)(vii) of the Amended and Restated Credit Agreement dated as of April 6, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein unless otherwise defined herein being used herein as therein defined), among [the Company,][the Subordinated Lender,][Sovereign Specialty Chemicals, Inc.,] the banks, financial institutions and other institutional lenders from time to time party thereto, The Chase Manhattan Bank, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII thereof, the "ADMINISTRATIVE AGENT") for the Lender Parties, and the other Agents referred to therein; provided that any and all amounts of any loan, advance or other Debt as may, from time to time, be advanced by the Company to the Subordinated Lender at the time of any such demand hereunder shall be applied to the payment of the outstanding amounts under this Intercompany Note (including any interest which constitutes part of such outstanding amounts). Capitalized terms not otherwise defined in this Intercompany Note shall have the same meanings as specified therefor in the Credit Agreement.

                  Interest shall be payable under this Intercompany Note on any and all principal amounts from time to time outstanding hereunder from and including the date of the initial extension of credit by the Subordinated Lender to the Company until such principal amounts are paid in full, at a rate per
annum (computed on the basis of                 ) equal to      %. Accrued and
unpaid interest shall be payable upon demand.


                          Credit Agreement - Exhibit K

                  Both principal and interest are payable in lawful money of the United States of America to the Subordinated Lender at such location as shall be designated from time to time by the Subordinated Lender in a written notice to the Company and the Administrative Agent, in same day funds. The Company agrees that the books, records and accounts of the Subordinated Lender shall be prima facie evidence of the amounts advanced by the Subordinated Lender to the Company and the amounts repaid by the Company to the Subordinated Lender. All advances made by the Subordinated Lender to the Company hereunder, and all payments made on account of principal hereof, shall be recorded by the Subordinated Lender and, prior to any transfer hereof, endorsed on the grid attached hereto that is part of this Intercompany Note; provided that the failure of the Subordinated Lender to make any such recordation or endorsement shall not affect the obligations of the Company under this Intercompany Note.

                  The principal amount outstanding under this Intercompany Note may, at the option of the Company, be prepaid at any time, in whole or in part, without penalty or premium. If at any time demand is made against the Company under, and pursuant to the terms of, any Loan Document to which the Company is a party or any other guarantee executed by the Company in connection with the Senior INDEBTEDNESS (as hereinafter defined), this Intercompany Note, and the payment obligations of the Company evidenced hereby, shall be reduced by any amounts paid by the Company under such Loan Documents, or any such other guarantee.

                  The aggregate principal amount owing to the Subordinated Lender from time to time under this Intercompany Note, all accrued and unpaid interest thereon, and any and all other indebtedness and Obligations evidenced by or otherwise owing in respect of this Intercompany Note (collectively, the "SUBORDINATED INDEBTEDNESS") is and shall be subordinate and junior in right of payment and otherwise (1) to the Obligations of the Company under that certain Amended and Restated Subsidiary Guaranty dated as of April 6, 2000, from the Company and the other Guarantors named therein in favor of the Secured Parties, and that certain Offshore Guaranty dated as of April 6, 2000, from the Company and the other Guaranties named therein in favor of the Secured Parties, in each case as amended and in effect from time to time (collectively, the "GUARANTIES"), to the extent and in the manner set forth in Section 13 of each such Guaranty, and the terms and provisions of Section 13 of each Guaranty are incorporated by reference herein for all purposes and shall be effective as fully as if set forth in this Intercompany Note, and (2) to the prior payment in full of the outstanding Subordinated Debt of the Company under the Senior Subordinated Notes or any other Subordinated Debt Document issued or entered into by the Company in compliance with Section 5.02(b)(x) of the Credit Agreement.

                  The Company hereby waives promptness, diligence, presentment for payment, demand, notice of dishonor and protest and any other notice with respect to this Intercompany Note.

                  No amendment, waiver or modification of this Intercompany Note (including, without limitation, the subordination provisions incorporated by reference herein), and no consent to any departure herefrom, that could adversely affect the rights or interests of the Administrative Agent or any of the other Secured Parties under or in respect of this Intercompany Note, any of the

                          Credit Agreement - Exhibit K

Loan Documents or any of the Secured Hedge Agreements in any manner shall be effective unless the same shall be in writing and signed by the Administrative Agent, and then, in each case, such waiver, modification or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  No failure on the part of the Subordinated Lender or the Administrative Agent to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by applicable law.

                  This Intercompany Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                           [NAME OF COMPANY]


                                           By
                                              ----------------------------------
                                              Name:
                                              Title:







                          Credit Agreement - Exhibit K

                       ADVANCES AND PAYMENTS OF PRINCIPAL



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                                                  AMOUNT OF                 UNPAID
                          AMOUNT OF             PRINCIPAL PAID            PRINCIPAL                NOTATION
       DATE                ADVANCE                OR PREPAID               BALANCE                  MADE BY
====================================================================================================================

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



                          Credit Agreement - Exhibit K

                                   ENDORSEMENT



PAY TO THE ORDER OF _______________________________________


Dated: _________, ____                          [COMPANY]


                                                By:_____________________________
                                                Name:
                                                Title:








                          Credit Agreement - Exhibit K

                                                                       EXHIBIT L
                                                         TO THE CREDIT AGREEMENT


                      FORM OF COLLATERAL SHARING AGREEMENT

                  COLLATERAL SHARING AGREEMENT, dated as of April 6, 2000 (this "AGREEMENT"), among the Lender Parties referred to in the Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Sovereign Specialty Chemicals Inc., a Delaware corporation (the "DOMESTIC BORROWER"), the other Offshore Borrowers from time to time party thereto, such Lender Parties, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger, joint book-running manager and syndication agent, J.P. Morgan Securities Inc., as joint lead arranger, joint book-running manager and documentation agent, and The Chase Manhattan Bank, as administrative agent and offshore currency agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOW, THEREFORE, in consideration of the agreement of each other Lender Party, and for other good and valid consideration the sufficiency of which is acknowledged, each Secured Party, (a) in the case of each Lender Party identified on the signature page below by its execution and delivery of a counterpart of this Agreement and (b) in the case of each other Lender Party which may hereafter become a party to the Credit Agreement, by its execution and delivery of its Assignment and Acceptance or its Offshore Swing Line Lender Joinder Agreement, as the case may be, agrees as follows:

                  SECTION 1.  Sharing of Payments, Etc.

                  (a) If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, the liquidation of any collateral or otherwise, other than as a result of an assignment pursuant to Section 8.07 of the Credit Agreement) (i) on account of Obligations (whether Offshore Secured Obligations or Domestic Secured Obligations) due and payable to such Lender Party hereunder, under the Notes or under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such Obligations due and payable to such Lender Party at such time to (B) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder, under the Notes and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder, under the Notes and under the other Loan Documents at such time obtained by all the Lender Parties at such time or (ii) on account of Obligations (whether Offshore Secured Obligations or Domestic Secured Obligations) owing (but not due and payable) to such Lender Party hereunder, under the Notes or under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such Obligations owing to such Lender Party at such time to (B) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder, under the Notes and under the other Loan Documents


                          Collateral Sharing Agreement
at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder, under the Notes and under the other Loan Documents at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations (whether Offshore Secured Obligations and/or Domestic Secured Obligations) due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (A) the purchase price paid to such Lender Party to (B) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (A) the amount of such other Lender Party's required repayment to (B) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided, further that, so long as the Obligations under the Loan Documents shall not have been accelerated and the Administrative Agent has not exercised any remedies under the other Loan Documents after an Event of Default has occurred, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders.

                  (b) The Domestic Borrower, by its execution of the acknowledgment of this Agreement as provided below, and each other Applicable Borrower by its execution of its Credit Agreement Supplement, agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to Section 1(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of such Applicable Borrower in the amount of such interest or participating interest, as the case may be.

                  (c) The agreements of each Lender Party contained herein are exclusively for the benefit of each other Lender Party and may not be relied on by any other Person.

                  SECTION 2.  Miscellaneous.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, or its Assignment and Acceptance or its Offshore Swing Line Lender Joinder Agreement, as the case may be, each Lender Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Lender Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Lender Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any



                          Collateral Sharing Agreement
other Loan Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Lender Party. Each Lender Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Lender Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Lender Party at its address set forth pursuant to Section 8.02 of the Credit Agreement, such service to become effective 10 days after such mailing. Each Lender Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, any Lender Party or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Lender Party or any Loan Party in any other jurisdiction.

                  (c) Each Lender Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (d) To the extent that any Lender Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Lender Party to the extent permitted by law hereby irrevocably waives such immunity in respect of its obligations under this Agreement or any other Loan Document and, without limiting the generality of the foregoing, agrees that the waivers set forth in this paragraph shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976, as amended, or any other similarly applicable foreign law and are intended to be irrevocable for purposes of such Act or any other similarly applicable foreign law.

                  (e) Each Lender Party hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the other Loan Documents.

                          Collateral Sharing Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  MERRILL LYNCH, PIERCE, FENNER &
                                  SMITH INCORPORATED, as Joint Lead
                                  Arranger, Joint Book Manager and Syndication
                                  Agent


                                  By___________________________________
                                    Title:


                                  MERRILL LYNCH CAPITAL CORPORATION,
                                  as an Initial Lender


                                  By___________________________________
                                    Title:


                                   J.P. MORGAN SECURITIES INC., as Joint Lead
                                   Arranger, Joint Book Manager and
                                   Documentation Agent


                                   By___________________________________
                                     Title:


                                   MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK, as an Initial Lender


                                  By___________________________________
                                    Title:




                          Collateral Sharing Agreement

                                  THE CHASE MANHATTAN BANK,
                                  as Administrative Agent, Offshore Currency
                                  Agent, Initial Issuing Bank, Domestic Swing
                                  Line Lender and an Initial Lender


                                  By___________________________________
                                    Title:


                                  NATIONAL CITY BANK,
                                    as an Initial Lender


                                  By___________________________________
                                    Title:


                                  THE BANK OF NOVA SCOTIA,
                                  as an Initial Lender


                                  By___________________________________
                                    Title:


                                  BANK ONE, NA (Main Chicago Office),
                                  as an Initial Lender


                                  By___________________________________
                                    Title:


                                  ABN AMRO BANK N.V.,
                                  as an Initial Lender


                                  By___________________________________
                                    Title:


                          Collateral Sharing Agreement

                                 By___________________________________
                                    Title:




                                 CREDIT AGRICOLE INDOSUEZ,
                                 as an Initial Lender


                                 By___________________________________
                                   Title:


                                 By___________________________________
                                   Title:



                          Collateral Sharing Agreement

                                  ACKNOWLEDGED AND AGREED TO:

                                  SOVEREIGN SPECIALTY CHEMICALS, INC.


                                  By___________________________________
                                    Title: